    As filed with the Securities and Exchange Commission on August 18, 2000
                                                          Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                --------------
                          GEORGIA-PACIFIC CORPORATION
             (Exact name of Registrant as specified in its charter)

                Georgia                         2400                       93-0432081
      (State or Other Jurisdiction  (Primary Standard Industrial          (I.R.S. Employer
                   of                Classification Code Number)       Identification Number)
            Incorporation or
             Organization)

                           133 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 652-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             James F. Kelley, Esq.
                          Georgia-Pacific Corporation
                           133 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 652-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

           Creighton O. Condon, Esq.              Patricia A. Vlahakis, Esq.
              Shearman & Sterling               Wachtell, Lipton, Rosen & Katz
             599 Lexington Avenue                    51 East 52nd Street
              New York, NY 10022                      New York, NY 10019
                (212) 848-4000                          (212) 403-1000

  Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       Proposed
                                          Proposed      maximum
 Title of each class of    Amount to      maximum      aggregate   Amount of
       securities             be       offering price  offering   registration
    to be registered     registered(1)    per unit     price(2)      fee(3)
------------------------------------------------------------------------------
Georgia-Pacific
 Corporation-Georgia-
 Pacific Group Common
 Stock, par value $0.80
 per share (including
 the associated rights
 to purchase preferred
 stock)................   63,004,801   Not Applicable 691,438,688   $182,540
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Represents the maximum number of shares of common stock, par value $.80 per share, of Georgia-Pacific Corporation--Georgia-Pacific Group ("Georgia-Pacific Group common stock"), estimated to be issuable in connection with (1) the offer by the registrant through Fenres Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of the registrant, to exchange for each share of common stock, par value $.10 per share, of Fort James Corporation, $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock (the "Exchange Ratio") and (2) the merger of Fenres Acquisition Corp. with and into Fort James Corporation for the same consideration per share of Fort James common stock as is paid in the offer. The maximum number (63,004,801) equals the sum of (1) the product of (a) 210,505,588, the total number of shares of Fort James common stock outstanding and the maximum number of options expected to be converted into Fort James common stock prior to the consummation of the merger, and (b) the Exchange Ratio, and (2) the product of (x) 5,608,490, the maximum number of securities convertible into Fort James common stock expected to be exchanged solely for securities convertible into Georgia-Pacific Group common stock, and (y) 1.31, the value of the total per share consideration divided by the trading price of a share of Georgia-Pacific Group common stock, in each case based on the closing price of Georgia-Pacific Group common stock on August 17, 2000 (and calculated in accordance with the terms of the merger agreement).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(1) and (3) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on (1) the product of
    (A) 32.03125, the average of the high and low sales prices of Fort James common stock on the New York Stock Exchange Composite Tape on August 11, 2000 and (B) 216,523,961, the number of shares of Fort James common stock outstanding at the close of business on August 15, 2000, assuming the exercise of all securities convertible for shares of Fort James common stock included in footnote (1) above and including 409,883 convertible securities that will be cashed out entirely in connection with the offer and the merger, less (2) $6,244,094,438, the amount of cash expected to be paid by the registrant in connection with the exchange if all possible shares of Fort James Corporation are exchanged.

(3) Computed in accordance with Rule 457(f) under the Securities Act to be $182,540 which is equal to 0.000264 multiplied by the proposed maximum aggregate offering price of $691,438,688.

                                --------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          Georgia-Pacific Corporation

                               Offer to Exchange

                                    $29.60

                           Net to the Seller in Cash

                                      and

                                     .2644

                            Shares of Common Stock

                                      of

               Georgia-Pacific Corporation-Georgia-Pacific Group

           (Subject to the Limitation Described in this Prospectus)

                                      for

                    Each Outstanding Share of Common Stock

         (Including the Associated Rights to Purchase Preferred Stock)

                                      of

                            Fort James Corporation

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
 CITY TIME, ON      , 2000 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE
 OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.


  On July 16, 2000, we entered into an Agreement and Plan of Merger with Fort James. We are making this offer as part of the proposed merger with Fort James. The Fort James board of directors has unanimously approved the merger agreement, determined that the offer is in the best interests of Fort James shareholders and recommends that Fort James shareholders accept the offer and tender their shares pursuant to the offer.

  Through Fenres Acquisition Corp., our wholly owned subsidiary, we are offering to exchange $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock, subject to the limitation described in this prospectus, for each outstanding share of Fort James common stock, including the associated rights to purchase preferred stock, that is validly tendered and not properly withdrawn.

  Our obligation to exchange cash and shares of Georgia-Pacific Group common stock for shares of Fort James common stock is subject to the conditions listed under "The Offer--Conditions to the Offer." Georgia-Pacific Group common stock is listed on the New York Stock Exchange under the symbol "GP" and Fort James common stock is listed on the New York Stock Exchange under the symbol "FJ."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

  See "Risk Factors" beginning on page 12 for a discussion of certain factors that you should consider in connection with the offer.

  WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. Any solicitation of proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.


                  The date of this prospectus is      , 2000.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION......................   1

WHERE YOU CAN FIND MORE INFORMATION.......................................   4

SUMMARY...................................................................   6

RISK FACTORS..............................................................  12

GEORGIA-PACIFIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA...........  17

FORT JAMES SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA................  19

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA......................  21

RECENT DEVELOPMENTS.......................................................  23

COMPARATIVE PER SHARE DATA................................................  24

CAPITALIZATION............................................................  26

THE COMPANIES.............................................................  27
  Georgia-Pacific Corporation and Purchaser...............................  27
  Fort James Corporation..................................................  27

REASONS FOR THE OFFER.....................................................  28
  Reasons for the Georgia-Pacific's Board Recommendation; Factors
   Considered.............................................................  28
  Reasons for the Fort James' Board Recommendation; Factors Considered....  29

BACKGROUND OF THE OFFER...................................................  32

THE OFFER.................................................................  35
  Basic Terms.............................................................  35
  Timing of the Offer.....................................................  36
  Extension, Termination and Amendment....................................  36
  Exchange of Shares of Fort James Common Stock; Delivery of Cash and
   Georgia-Pacific Group Common Stock.....................................  37
  Cash Instead of Fractional Shares of Georgia-Pacific Group Common
   Stock..................................................................  38
  Withdrawal Rights.......................................................  38
  Procedure for Tendering.................................................  39
  Guaranteed Delivery.....................................................  40
  Certain Federal Income Tax Consequences.................................  41
  Purpose of Our Offer; The Merger; Appraisal or Dissenters' Rights.......  42
  Conditions to the Offer.................................................  43
  Regulatory Approvals....................................................  45
  Certain Effects of the Offer............................................  46
  Opinion of Financial Advisor to Fort James..............................  48
  Source and Amount of Funds..............................................  53
  Relationships with Fort James...........................................  54
  Accounting Treatment....................................................  54
  Fees and Expenses.......................................................  55
  Stock Exchange Listing..................................................  55

THE MERGER AGREEMENT......................................................  56
  The Offer...............................................................  56
  The Merger..............................................................  56
  Fort James Board of Directors...........................................  57
  Georgia-Pacific Board of Directors......................................  58

  Treatment of Fort James Stock Options, Performance Shares and Restricted
   or Performance Share Units..............................................  58
  Covenants and Representations and Warranties.............................  59
  Conditions of the Offer..................................................  62
  Conditions of the Merger.................................................  62
  Termination of the Merger Agreement......................................  62
  Termination Fees.........................................................  64
  Amendments...............................................................  64

INTERESTS OF CERTAIN PERSONS...............................................  65

COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................  67
  Georgia-Pacific Dividend Policy..........................................  67

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................  68

DESCRIPTION OF GEORGIA-PACIFIC CAPITAL STOCK...............................  77

COMPARISON OF SHAREHOLDER RIGHTS...........................................  88

LEGAL MATTERS..............................................................  91

EXPERTS....................................................................  91

FORWARD-LOOKING STATEMENTS.................................................  92

 SCHEDULE I:   DIRECTORS AND EXECUTIVE OFFICERS OF GEORGIA-PACIFIC AND
               PURCHASER
 ANNEX A:      AGREEMENT AND PLAN OF MERGER
 ANNEX B:      OPINION OF MORGAN STANLEY & CO. INCORPORATED

  THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT GEORGIA-PACIFIC AND FORT JAMES FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 4.

  YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, D.F. KING & CO., INC., 77 WATER STREET, NEW YORK, NEW YORK 10005, COLLECT AT 1-212-269-5550 OR TOLL-FREE AT 1-888-460-7637. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU
MUST MAKE YOUR REQUESTS NO LATER THAN      , 2000.

             QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q: What are Georgia-Pacific and Fort James proposing?

A: We have entered into a merger agreement with Fort James pursuant to which we are offering, through Fenres Acquisition Corp., our wholly owned subsidiary ("Purchaser"), to exchange cash and shares of Georgia-Pacific Group common stock as described in the next question for each outstanding share of Fort James common stock and the associated preferred stock purchase rights. After the offer is completed, Purchaser will merge with Fort James. As a result of the offer and the merger, Fort James will become our wholly owned subsidiary.

Q: What would I receive in exchange for my shares of Fort James common stock?

A: We are offering to exchange (1) $29.60 in cash and (2) .2644 shares of Georgia-Pacific Group common stock, subject to the limitation described below, for each outstanding share of Fort James common stock, including the associated rights to purchase preferred stock, that is validly tendered and not properly withdrawn. The number of shares of Georgia-Pacific Group common stock into which each share of Fort James common stock will be exchanged (the "exchange ratio") will be .2644; provided that, if the average of the volume weighted averages of the trading prices of Georgia-Pacific Group common stock on the New York Stock Exchange for the 10 consecutive trading days ending on the third trading day prior to the acceptance date is greater than $39.33, the exchange ratio will be $10.40 divided by the average trading price of Georgia-Pacific Group common stock for such 10 trading day period.

     You will not receive any fractional shares of Georgia-Pacific Group common stock in the offer. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

     The term "acceptance date" means the date on which Purchaser accepts for payment all shares of Fort James common stock validly tendered and not properly withdrawn.

     For more information on how the exchange ratio works, please read the detailed information set forth under "The Offer--Basic Terms" beginning on page 35.

Q: How can I find out the final exchange ratio?

A: No later than two business days before the offer expires, we will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the SEC. You can also call our information agent, D.F. King & Co., Inc., collect at 1-212-269-5550 or toll-free at 1-888-460-7637 to request information about the exchange ratio.

Q: How long will it take to complete the offer and the merger?

A: The offer is scheduled to expire on      , 2000, the initial scheduled
   expiration date; however, we currently intend to extend our offer from time to time as necessary until the earlier of (1) the date on which all the conditions to the offer have been satisfied or waived and (2) February 28, 2001. We expect to complete the merger shortly after we complete the offer.

Q: Will I have to pay any fees or commissions?

A: If you are the record owner of your shares of Fort James common stock and you tender your shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: Does Fort James support the offer and the merger?

A: Yes, Fort James' board of directors has unanimously determined that the offer and the merger are in the best interests of Fort James and Fort James' shareholders and recommends that Fort James' shareholders accept the offer and tender their shares pursuant to the offer. Fort James' board of directors has also approved the merger agreement and the merger. Information about the recommendation of Fort James' board of directors is more fully set forth under "Reasons for the Offer--Reasons for the Fort James' Board Recommendation; Factors Considered" beginning on page 29.

Q: Has Fort James received a fairness opinion in connection with the offer and the merger?

A: Yes. Fort James has received an opinion from Morgan Stanley & Co.
   Incorporated, dated July 16, 2000, to the effect that, as of such date, the consideration to be received by holders of shares of Fort James common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of such opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this prospectus.

Q: What percentage of Georgia-Pacific Group common stock and Georgia-Pacific's voting power will Fort James shareholders own after the offer and the merger?

A: As more fully described in this prospectus, Georgia-Pacific has two distinct classes of common stock: Georgia-Pacific Group common stock (which will be issued to Fort James shareholders in the offer and the merger) and The Timber Group common stock (which will not be issued to Fort James shareholders in either the offer or the merger). After completion of the merger, former shareholders of Fort James would own approximately % of the outstanding shares of Georgia-Pacific Group common stock, assuming that the average of the volume weighted averages of the trading prices of Georgia-Pacific Group common stock during the pricing period prior to the acceptance date is less than or equal to $39.33, which corresponds to an exchange ratio of .2644 shares of Georgia-Pacific Group common stock for each share of Fort James common stock. Immediately after completion of the merger, Georgia-Pacific Group common stock will represent % of the aggregate outstanding shares of common stock of Georgia-Pacific and, based on the relative trading prices of Georgia-Pacific Group common stock and
   The Timber Group common stock as of      , 2000, Georgia-Pacific Group
   common stock would, following the merger, represent approximately % of the aggregate voting power of Georgia-Pacific. For more information about Georgia-Pacific's capital stock, please refer to "Description of Georgia-Pacific Capital Stock" beginning on page 77.

Q: What are the most significant conditions to the offer?

A: The offer is subject to several conditions, including:

  . two-thirds of the outstanding shares of Fort James common stock, on a fully-diluted basis, having been validly tendered and not properly withdrawn (the "minimum condition"),

  . all waiting periods under applicable antitrust laws having expired or been terminated,

  . the registration statement of which this prospectus is a part not being subject to any stop order or proceedings seeking a stop order,

  . the shares of Georgia-Pacific Group common stock to be issued in the offer and the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance,

  . Fort James not having breached any covenant, representation or warranty in a material manner,

  . no proceeding having been instituted or pending by a governmental authority seeking:

    --to prohibit or restrain the offer or the merger under applicable antitrust laws,

    --an order of divestiture that would have a material adverse effect on Georgia-Pacific and Fort James and their subsidiaries, taken as a whole, after giving effect to the offer and the merger, or

    --to limit Georgia-Pacific's rights of ownership of Fort James common stock under applicable antitrust laws, and

  . no law having been enacted or order entered having the foregoing consequences.

  These conditions and other conditions to the offer are discussed in this prospectus under "The Offer--Conditions to the Offer" beginning on page 43.

Q: How do I accept the offer?

A: To tender your shares, you should do the following:

  . If you hold shares of Fort James common stock in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to EquiServe Trust Company, N.A., the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer.

  . If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.

    For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 35.

Q: Will I be taxed on the cash and Georgia-Pacific Group common stock that I receive?

A: Yes, the exchange of your shares of Fort James common stock for cash and Georgia-Pacific Group common stock will be a taxable transaction for U.S. federal income tax purposes. You will generally recognize gain or loss equal to the difference between (1) the sum of the fair market value of the Georgia-Pacific Group common stock on the acceptance date and cash received and (2) the aggregate tax basis of the Fort James common stock that you tendered. That gain or loss will be capital gain or loss (assuming you hold your Fort James common stock as a capital asset) and any such capital gain or loss will be long term if, as of such time, you have held the Fort James common stock for more than one year. If you receive cash and Georgia-Pacific Group common stock in the merger, you will have the same federal income tax consequences, except that the fair market value of Georgia-Pacific Group common stock will be determined as of the effective time of the merger.

Q: Is Georgia-Pacific's financial condition relevant to my decision to tender my shares in the offer?

A: Yes. Shares of Fort James common stock accepted in the offer will be exchanged in part for shares of Georgia-Pacific Group common stock and so you should consider our financial condition before you decide to become one of our shareholders through the offer. In considering Georgia-Pacific's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

    Georgia-Pacific currently has two classes of common stock outstanding:
  Georgia-Pacific Group common stock and The Timber Group common stock. Georgia-Pacific has entered into an agreement pursuant to which it expects to divest its timber business. While it is not certain that this transaction will be completed, in the event that the divestiture of Georgia-Pacific's timber business does occur, the only shares of common stock of Georgia-Pacific outstanding will be shares of Georgia-Pacific Group common stock. In such circumstances, the financial condition of Georgia-Pacific will be determined solely by reference to the Georgia-Pacific Group common stock. For a more complete description of the possible divesture of Georgia-Pacific's timber business, please see "Recent Developments--Georgia-Pacific--Disposition of The Timber Group" on page 23.

Q: If I decide not to tender, how will the offer affect my shares?

A: If you decide not to tender your shares in the offer and the merger occurs, you will receive in the merger the same amount of cash and the same number of shares of Georgia-Pacific Group common stock for each share of Fort James common stock you own that you would have received had you tendered your shares in the offer.

Q: Where can I find out more information about Georgia-Pacific and Fort James?

A: You can find out information about Georgia-Pacific and Fort James from various sources described under "Where You Can Find More Information" on page 4.

Q: Who can I call with questions about the offer?

A: You can contact our information agent, D.F. King & Co., Inc., collect at 1-
   212-269-5550 or toll-free at 1-888-460-7637.

                      WHERE YOU CAN FIND MORE INFORMATION

  Georgia-Pacific and Fort James file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

  Public Reference Room       North East Regional      Midwest Regional Office
 450 Fifth Street, N.W.             Office             500 West Madison Street
        Room 1024            7 World Trade Center            Suite 1400
 Washington, D.C. 20549           Suite 1300          Chicago, Illinois 60661-
                           New York, New York 10048             2511

  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

  The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Georgia-Pacific and Fort James, who file electronically with the SEC. The address of that site is http://www.sec.gov.

  You can also inspect reports, proxy statements and other information about Georgia-Pacific and Fort James at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We filed a registration statement on Form S-4 to register with the SEC the shares of Georgia-Pacific Group common stock to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934 to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

  The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Georgia-Pacific and Fort James have previously filed with the SEC. These documents contain important information about Georgia-Pacific and Fort James and their financial condition.

  The following documents listed below that Georgia-Pacific and Fort James have previously filed with the SEC are incorporated by reference:

     Georgia-Pacific SEC Filings                        Period
     ---------------------------                        ------
Annual Report on Form 10-K........... Year ended January 1, 2000, as filed on
                                      March 31, 2000

Quarterly Reports on Form 10-Q....... Quarters ended:
                                      .  April 1, 2000, as filed on May 8, 2000
                                      .  July 1, 2000, as filed on August 10,
                                         2000

The description of Georgia-Pacific
Group common stock set forth in
Georgia-Pacific's registration
statements filed by Georgia-Pacific
pursuant to Section 12 of the
Securities Exchange Act of 1934,
including any amendment or report
filed for purposes of updating any    Filed on June 23, 1999, November 7, 1997
such description..................... and October 29, 1997

    Georgia-Pacific SEC Filings                         Period
    ---------------------------                         ------
Current Reports on Form 8-K.........  Filed on:
                                      .  March 23, 2000
                                      .  April 19, 2000
                                      .  July 18, 2000
                                      .  July 20, 2000

Proxy for Georgia-Pacific Annual
Meeting of Shareholders.............  Filed on March 27, 2000
       Fort James SEC Filings                           Period
       ----------------------                           ------
Annual Report on Form 10-K..........  Year ended December 26, 1999, as filed on
                                      March 27, 2000

Quarterly Reports on Form 10-Q......  Quarters ended:
                                      .  March 31, 2000, as filed on May 2, 2000
                                      .  June 25, 2000, as filed on August 4,
                                         2000

The description of Fort James common
stock set forth in Fort James'
registration statement filed by Fort
James pursuant to Section 12 of the
Securities Exchange Act of 1934,
including any amendment or report
filed with the SEC for the purpose
of updating any such description....  Filed on February 26, 1999

Current Reports on Form 8-K.........  Filed on:
                                      .  July 17, 2000
                                      .  July 20, 2000

Proxy for Fort James Annual Meeting
of Shareholders.....................  Filed on March 17, 2000

  All documents filed by Georgia-Pacific and Fort James pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated herein by reference.

  DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, D.F. KING & CO., INC., 77 WATER STREET, NEW YORK, NEW YORK 10005, COLLECT AT 1-212-269-5550 OR TOLL-FREE AT 1-888-460-7637. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO
LATER THAN      , 2000. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE
WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

  We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    SUMMARY

  This brief summary does not contain all of the information that should be important to you. You should carefully read this entire document and the other documents to which this document refers you to fully understand the offer. See "Where You Can Find More Information" on page 4.

The Offer and the Merger (Page 35)

  We are proposing a business combination of Georgia-Pacific and Fort James. We are offering to exchange $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock, subject to the limitation described in this prospectus, for each outstanding share of Fort James common stock, including the associated rights to purchase preferred stock, that is validly tendered and not properly withdrawn.

  We intend, promptly after completion of the offer, to seek to merge Purchaser, our wholly owned subsidiary and the purchaser in the offer, with and into Fort James. As a result, Fort James will become a wholly owned subsidiary of Georgia-Pacific. Each share of Fort James common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same amount of cash and the same number of shares of Georgia-Pacific Group common stock as is paid in the offer.

Information about Georgia-Pacific and Fort James (Page 27)

GEORGIA-PACIFIC CORPORATION
133 Peachtree Street, N.E.
Atlanta, GA 30303
(404) 652-4000

  Georgia-Pacific is one of the world's leading forest products companies. In December 1997, we separated our timber business from our manufacturing and distribution businesses, which we call the Georgia-Pacific Group. Georgia-Pacific Group is one of the world's largest producers of structural and other wood panels, lumber, communication papers, container board and market pulp. It also is the second largest gypsum wallboard producer in North America and a leading supplier of wholesale building products in the United States. Our timber business is now operated as The Timber Group, and engages in the business of growing and selling timber and wood fiber. It is one of the largest owners of timberlands in the United States. The principal products sold by The Timber Group are softwood sawtimber, softwood pulpwood, hardwood sawtimber and hardwood pulpwood. Georgia-Pacific has entered into an agreement to merge The Timber Group with Plum Creek Timber Co. If completed, the merger of The Timber Group with Plum Creek will result in each outstanding share of The Timber Group being converted into the right to receive 1.37 shares of Plum Creek common stock and will cause Georgia-Pacific to cease to own any timberlands. For a more complete description of the divestiture of The Timber Group by Georgia-Pacific, please see "Recent Developments--Georgia-Pacific--Disposition of The Timber Group" beginning on page 23.

FORT JAMES CORPORATION
1650 Lake Look Road
Deerfield, IL 60015
(847) 317-5000

  Fort James was created by the merger of James River Corporation of Virginia and Fort Howard Corporation in August 1997. Fort James manufactures and markets consumer tissue products, including bath tissue, facial tissue, paper towels and napkins, and disposable tabletop products, including cups, plates, bowls and cutlery. Principal regions for Fort James' tissue products include North America and Europe, while its disposable tabletop products are marketed primarily in North America under the Dixie name. Additionally, Fort James manufactures and markets business, office and printing papers, primarily in the western United States. Fort James also sells market pulp and recycled paper to the extent that its production exceeds internal needs.

Dividend Policy of Georgia-Pacific (Page 67)

  The holders of Georgia-Pacific Group common stock receive dividends if and when declared by the Georgia-Pacific board of directors out of the lesser of the funds legally available therefor and the available dividend amount (as defined in Georgia-Pacific's articles of incorporation) with respect to the Georgia-Pacific Group. For the last 10 fiscal quarters, we have paid a cash dividend of $.125 per common share. Following completion of the offer and the merger, we expect to continue paying quarterly cash dividends on a basis consistent with our past practice. However, the declaration and payment of dividends will depend upon our board's consideration of business conditions, operating results and other relevant factors. No assurance can be given that we will continue to pay dividends on our common stock in the future.

The Offer (Page 35)

 Summary of the Offer

  We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, to exchange $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock (the "exchange ratio"), subject to the limitations described below, for each outstanding share of Fort James common stock, including the associated rights to purchase preferred stock, that is validly tendered on or prior to the acceptance date and not properly withdrawn.

  The term "acceptance date" means the date on which Purchaser accepts for payment all shares of Fort James common stock validly tendered and not properly withdrawn.

  We will reduce the exchange ratio in the event that the value of the shares of Georgia-Pacific Group common stock that you would receive in exchange for each share of Fort James common stock would exceed $10.40. This would occur if the average of the volume weighted averages of the trading prices of Georgia-Pacific Group common stock on the New York Stock Exchange for the 10 consecutive trading days ending on the third trading day prior to the acceptance date (the "average price") exceeds $39.33. In that case, each share of Fort James common stock will be exchanged for $29.60 in cash and a number of shares of Georgia-Pacific Group common stock that equals $10.40 divided by the average price.

  We will announce the final exchange ratio by issuing a press release and filing that press release with the SEC no later than two business days before the offer expires. Fort James shareholders can call our information agent, D.F. King & Co., Inc., at any time collect at 1-212-269-5550 or toll-free at 1-888-460-7637 to request information about the exchange ratio and any adjustment to the exchange ratio.

  We are making this offer in order to acquire control of, and ultimately all outstanding equity securities of, Fort James. We intend as soon as possible after consummation of the offer to seek to have Fort James and Purchaser consummate the merger. At the effective time of the merger, each share of Fort James common stock, except for treasury shares and shares held by Georgia-Pacific, Purchaser or any of Georgia-Pacific's or Purchaser's subsidiaries, will be converted into the right to receive the same amount of cash and the same number of shares of Georgia-Pacific Group common stock as is paid in the offer.

 Conditions to the Offer

  Our obligation to exchange cash and shares of Georgia-Pacific Group common stock for Fort James common stock pursuant to the offer is subject to several conditions described under "The Offer--Conditions to the Offer," including conditions that require a minimum number of shares of Fort James common stock to be tendered, receipt of all required regulatory approvals and satisfaction of other conditions that are discussed below.

 Timing of the Offer

  Our offer is currently scheduled to expire at 12:00 midnight, New York City
time, on      , 2000; however, we currently intend to extend our offer from time to time as necessary until the earlier of (1) the date on which all the conditions to the offer have been satisfied or waived and (2) February 28, 2001.

 Extension, Termination and Amendment

  We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date (defined below). We have agreed, pursuant to the merger agreement, to extend the offer until the earlier of (1) the date on which all the conditions to the offer have been satisfied or waived or (2) February 28, 2001. During any such extension, all Fort James common stock previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your shares of Fort James common stock.

  Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we also reserve the right, in our sole discretion, at any time or from time to time, (1) to delay our acceptance for exchange or our exchange of any shares of Fort James common stock pursuant to our offer, regardless of whether we previously accepted shares of Fort James common stock for exchange, (2) on or after February 28, 2001, to terminate our offer and not accept for exchange or exchange any shares of Fort James common stock not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied; provided that neither our failure to fulfill our obligations under the merger agreement nor our material breach of the merger agreement is the cause of the failure to satisfy any such condition on or before February 28, 2001, and (3) to waive any condition (other than the minimum condition, the conditions relating to regulatory approvals, and the conditions relating to the absence of an injunction) or otherwise to amend the offer in any respect, provided that we will not (a) make any change in the form of consideration to be paid, (b) decrease the consideration payable in the offer, (c) reduce the maximum number of shares of Fort James common stock to be purchased in the offer, (d) impose conditions to the offer in addition to those set forth in the merger agreement, or (e) make any other change that is adverse to the holders of Fort James common stock.

  We will give oral or written notice of such delay, termination or amendment to the exchange agent and will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to shareholders in connection with the offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

  The term "expiration date" means 12:00 midnight, New York City time, on
     , 2000, unless we extend the period of time for which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

 Exchange of Shares; Delivery of Cash and Georgia-Pacific Common Stock

  Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the acceptance date and promptly after they are tendered during any subsequent offering period.

 Withdrawal Rights

  Shares of Fort James common stock tendered pursuant to the offer may be withdrawn at any time prior to the acceptance date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after
     , 2000. Once we have accepted shares for purchase pursuant to the offer, all tenders become irrevocable.

 Subsequent Offering Period

  We may elect to provide a subsequent offering period of three to 20 business days after the acceptance of shares of Fort James common stock pursuant to the offer if the requirements under Rule 14d-11 of the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw Fort James common stock that you tender in any subsequent offering period.

 Procedure for Tendering Shares

  For you to validly tender Fort James common stock pursuant to our offer:

  . you must properly complete and sign a letter of transmittal (or manually executed facsimile of that document), and include any required signature guarantees, or an agent's message, which is explained below, if you tender through a book-entry transfer, and any other required documents,

  . the Exchange Agent must have received all of these documents at one of its addresses set forth on the back cover of this prospectus, and

  . the Exchange Agent must have received your certificates for tendered shares of Fort James common stock at such address, or those shares of Fort James common stock must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer--Procedure for Tendering" (and a confirmation of receipt of such tender received by the Exchange Agent), or if you cannot comply with either of the two preceding delivery procedures described in this bullet, you must comply with the guaranteed delivery procedures set forth in "The Offer--Guaranteed Delivery."

All of these procedures must be completed by the acceptance date. For more information on how to exchange your shares in the offer, please see "The Offer--Procedure for Tendering."

Risk Factors (Page 12)

  In deciding whether to tender your shares of Fort James common stock pursuant to the offer, you should read carefully this prospectus, the accompanying
Schedule 14D-9 of Fort James and the documents to which we refer you. You should also carefully consider the following factors:

  Risk Factors Relating to the Offer and the Merger:

  .  the exchange ratio could work to your disadvantage,

  .  benefits of the combination may not be realized,

  . the trading price of Georgia-Pacific Group common stock may be affected by factors different from those which affect the price of Fort James common stock,

  . the net earnings of the combined company may decrease if increases in depreciation and amortization expense over the preliminary estimates reflected in the pro forma financial information occur after the purchase consideration is finally allocated to Fort James' assets,

  . the need for governmental approval may delay consummation of the offer and the merger, and

  .  companies in our industry are highly competitive.

  Risk Factors Relating to Our Capital Structure that Includes Two Separate Classes of Common Stock (which will not be applicable in the event we complete the proposed divestiture of The Timber Group):

  . you will be shareholders of one company, and therefore, financial results of one group could adversely affect the other,

  . holders of common stock have shareholder rights specific to their group only in limited circumstances,

  .  limits exist on the voting power of each class of common stock,

  . shareholders may not have any remedies for breach of fiduciary duties if any action by directors and officers has a disadvantageous effect on one class of common stock compared to the other class of common stock,

  . our board of directors may pay more or less dividends on one group's common stock than if that group were a separate company,

  . holders of either class of common stock may be adversely affected by a conversion of one group's common stock,

  . holders of one group's common stock may receive less consideration upon a sale of assets than if the group were a separate company,

  . decisions by directors and officers that affect market value could adversely affect voting and conversion rights, and

  . provisions governing Georgia-Pacific Group common stock and The Timber Group common stock could discourage a change of control and the payment of a premium for shares.

  Risk Factor Relating to the Relationship between the Georgia-Pacific Group and The Timber Group:

  . provisions relating to our timber and wood fiber supply policy may not reflect those that would have been negotiated between unaffiliated third parties.

Approval of the Merger (Page 42)

  If at the end of the offer we have received between two-thirds and 90% of the outstanding shares of Fort James common stock, we will effect a long-form merger as permitted under Virginia law, which would require notice to and approval by Fort James shareholders. If at the end of the offer, however, we have received 90% or more of the outstanding shares of Fort James common stock, we will effect a short-form merger as permitted under Virginia law, which would not require advance notice to or approval by Fort James shareholders.

Appraisal or Dissenters' Rights (Page 43)

  The offer and the merger do not entitle you to appraisal or dissenters' rights with respect to your Fort James common stock.

Certain Federal Income Tax Consequences (Page 41)

  The receipt of cash and shares of Georgia-Pacific Group common stock in exchange for your shares of Fort James common stock pursuant to the offer will be a taxable transaction. You will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the shares of Georgia-Pacific Group common stock on the acceptance date and cash received and
(b) the aggregate tax basis of the Fort James common stock that you tendered. That gain or loss will be capital gain or loss (assuming you hold your Fort James common stock as a capital asset) and any such capital gain or loss will be long term if, as of that time, you have held the Fort James common stock for more than one year. Fort James shareholders receiving cash and shares of Georgia-Pacific Group common stock in the merger will have the same federal income tax consequences, except that the fair market value of the shares of Georgia-Pacific Group common stock will be determined as of the effective time of the merger. See "The Offer--Certain Federal Income Tax Consequences."

Opinion of Financial Advisor to Fort James (Page 48)

  On July 16, 2000, Morgan Stanley & Co. Incorporated, financial advisor to Fort James, delivered its opinion to the Fort James board of directors that, as of such date, the consideration to be received by holders of Fort James common stock pursuant to the merger agreement is fair from a financial point of view to such holders. The full text of the opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this prospectus as Annex B and is incorporated herein by reference. FORT JAMES SHAREHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

Georgia-Pacific will Account for the Acquisition of Fort James Using the Purchase Method (Page 54)

  Georgia-Pacific will account for the acquisition of Fort James as a purchase for financial reporting purposes.

                                 RISK FACTORS

  In deciding whether to tender your shares of Fort James common stock pursuant to the offer, you should read carefully this prospectus, the accompanying Schedule 14D-9 of Fort James and the documents to which we refer you. You should also carefully consider the following factors:

Risk Factors Relating to the Offer and the Merger

 The exchange ratio could work to your disadvantage

  We are offering to exchange for each share of Fort James common stock, $29.60 in cash and a number of shares of Georgia-Pacific Group common stock based on a fixed exchange ratio of .2644 shares of Georgia-Pacific Group common stock for each Fort James share, subject to reducing the exchange ratio if the average of the volume weighted averages of the trading prices of Georgia-Pacific Group common stock for the 10 consecutive trading days ending on the third trading day immediately preceding the acceptance date exceeds $39.33. The trading value of Georgia-Pacific Group common stock could fluctuate depending upon any number of reasons, including those specific to Georgia-Pacific and those that influence the trading prices of equity securities generally. If the market price of Georgia-Pacific Group common stock declines, the value of the total consideration you receive in exchange for your shares of Fort James common stock will decline. If the market price of Georgia-Pacific Group common stock increases, because the exchange ratio may be adjusted, you may not receive the full benefit of the increase. To the extent the average price of Georgia-Pacific Group common stock is in excess of $39.33, the exchange ratio will be less than .2644 so that the value of the stock component of the consideration you receive will be a maximum of $10.40 per share. This means the maximum value of the total consideration you can receive in the offer is $40.00.

 Benefits of the combination may not be realized

  If we complete the proposed merger, we will integrate two companies that have previously operated independently. Integrating our operations and personnel with those of Fort James will be a complex process. We may not be able to integrate the operations of Fort James with our operations rapidly or without encountering difficulties. The successful integration of Georgia-Pacific with Fort James will require, among other things, integration of Fort James' and Georgia-Pacific's products, sales and marketing operations, information and software systems, coordination of employee retention, hiring and training operations and coordination of future research and development efforts. The diversion of the attention of management to the integration effort and any difficulties encountered in combining operations could adversely affect the combined company's businesses. Further, the process of combining Georgia-Pacific and Fort James could negatively impact employee morale and the ability of Georgia-Pacific to retain some of Fort James' key personnel after the merger.

 The trading price of Georgia-Pacific Group common stock may be affected by factors different from those which affect the price of Fort James common stock

  Upon completion of the offer and the merger, holders of Fort James common stock will become holders of Georgia-Pacific Group common stock. Georgia-Pacific's overall business differs from that of Fort James, and Georgia-Pacific's results of operations, as well as the trading price of Georgia-Pacific Group common stock, may be affected by factors different from those affecting Fort James' results of operations and the price of Fort James common stock. For a discussion of Georgia-Pacific's and Fort James' business and information to consider in connection with such businesses, see Georgia-Pacific's Annual Report on Form 10-K for the fiscal year ended

January 1, 2000 and Fort James' Annual Report on Form 10-K for the fiscal year ended December 26, 1999, which are incorporated by reference in this prospectus.

 The net earnings of the combined company may decrease if increases in depreciation and amortization expense over the preliminary estimates reflected in the pro forma financial information occur after the purchase consideration is finally allocated to Fort James' assets

  Pro forma results of operations reflect adjustments, which are based upon preliminary estimates, relating to the allocation of the purchase consideration to the acquired assets and liabilities of Fort James. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of Fort James' tangible assets, liabilities, identifiable intangible assets and goodwill at the time of the merger. Accordingly, the final determination of tangible and intangible assets may result in depreciation and amortization expense that is significantly higher than the preliminary estimates of these amounts, which would cause Georgia-Pacific's net earnings to be lower. See the Notes contained in "Unaudited Pro Forma Consolidated Financial Statements" beginning on page 68.

 The need for governmental approvals may delay consummation of the offer and the merger

  The offer is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In addition, other filings with, notifications to and authorizations and approvals of, various governmental agencies with respect to the offer, the merger and the other transactions contemplated by the merger agreement relating primarily to antitrust issues, must be made and received prior to the consummation of the offer and the merger. Georgia-Pacific and Fort James are seeking to obtain all required regulatory approvals prior to the scheduled completion of these transactions. You should be aware that, among other things:

  .  all required regulatory approvals may not be obtained on that timetable,

  . restrictions on the combined operations of Georgia-Pacific and Fort James, including divestitures, may be sought by governmental agencies as a condition to obtaining such approvals, and

  . operating restrictions and divestitures could adversely affect the value of the combined company.

Please refer to "The Offer--Conditions to the Offer" and "--Regulatory Approvals" for more information.

 Companies in our industry are highly competitive

  The building products and pulp and paper industries are highly competitive and we face intense competition in all of our customer markets. The combined company may encounter competition from new competitors, including established building products and pulp and paper companies with substantial resources. Some of our competitors may have financial, technical, marketing or other capabilities more extensive than ours and may be able to respond more quickly than we can to new or emerging technologies and other competitive pressures. We may not be able to compete successfully against our present or future competitors, and competition may adversely affect our business, financial condition or operating results.

Risk Factors Relating to Our Capital Structure that Includes Two Separate Classes of Common Stock (which will not be applicable in the event we complete the proposed divestiture of The Timber Group)


 You will be shareholders of one company and, therefore, financial results of one group could adversely affect the other

  Holders of Georgia-Pacific Group common stock and The Timber Group common stock are shareholders of a single company. As a result, shareholders are subject to all of the risks of an investment in Georgia-Pacific and all of our businesses, assets and liabilities. The assets we attribute to one group could be subject to the liabilities of the other group, whether such liabilities arise from lawsuits, contracts or indebtedness that we attribute to the other group. If we are unable to satisfy one group's liabilities out of the assets we have attributed to it, we may be required to satisfy those liabilities with assets we have attributed to the other group.

  Financial effects from one group that affect our consolidated results of operations or financial condition could affect the results of operations or financial condition of the other group and the market price of the other group's common stock. In addition, net losses of either group, if any, and dividends and distributions on, or repurchases of, either group's common stock, or repurchases of preferred stock will reduce the funds we can pay on each class of common stock under Georgia law. For these reasons, you should read our consolidated financial information with the financial information we provide for each group.

 Holders of common stock will have shareholder rights specific to their group only in limited circumstances

  Holders of Georgia-Pacific Group common stock or The Timber Group common stock generally do not have shareholder rights specific to their corresponding groups. Instead, holders have customary shareholder rights relating to Georgia-Pacific as a whole. For example, holders of Georgia-Pacific Group common stock and The Timber Group common stock vote together as a single voting group to approve a disposition of all or substantially all of the assets of Georgia-Pacific.

  Holders of Georgia-Pacific Group common stock and The Timber Group common stock have only the following rights with respect to their particular group:

  . an opportunity to receive dividends declared by our board of directors based on the available dividend amount for their group;

  . requirements for a mandatory dividend, redemption or conversion upon the disposition of all or substantially all of the assets of their group; and

  . a right to vote on matters as a separate voting group under certain circumstances, as described under "Description of Common Stock--Voting Rights" in this prospectus.

 Limits exist on the voting power of each class of common stock

  In circumstances in which a separate voting group vote is required, the class of common stock with less than majority voting power can block action:

  If Georgia law, New York Stock Exchange rules or our board of directors requires a separate vote on a matter by holders of either Georgia-Pacific Group common stock or The Timber Group common stock, those holders could prevent approval of the matter (even if the holders of a majority of the total number of votes cast, voting together as a voting group, were to vote in favor of it).

  In circumstances in which the two classes of common stock vote together as a single voting group, holders of only one class of common stock cannot ensure that their voting power will be sufficient to protect their interests:

  Since the relative voting power per share of Georgia-Pacific Group common stock and The Timber Group common stock will fluctuate based on the relative market values of the two classes of common stock, the relative voting power of one class of common stock could decrease. As a result, holders of shares of only one of the two classes of common stock cannot ensure that their voting power will be sufficient to protect their interests where the holders of the two classes of common stock vote together as a single voting group.

 Decisions by directors and officers that affect market values could adversely affect voting and conversion rights

  The relative voting power per share of each class of common stock and the number of shares of one class of common stock issuable upon the conversion of the other class of common stock will vary depending upon the relative market values of the Georgia-Pacific Group common stock and The Timber Group common stock. The market value of either or both classes of common stock could be adversely affected by market reaction to decisions by our board of directors or our management that investors perceive to affect differently one class of common stock compared to the other.

 Shareholders may not have any remedies for breach of fiduciary duties if any action by directors and officers has a disadvantageous effect on one class of common stock compared to the other class of common stock

  If the members of our board of directors make a good faith business determination in an informed and deliberate manner, carefully considering the action to be taken, shareholders may not have any remedies if the action or decision of our directors or officers has a disadvantageous effect on Georgia-Pacific Group common stock or The Timber Group common stock compared to the other class of common stock. However, we are not aware of any Georgia court adjudicating such an action in the context of our capital structure. Accordingly, a Georgia court hearing such a challenge by shareholders may decide differently.

 Our board of directors may pay more or less dividends on one group's common stock than if that group were a separate company

  Subject to the limitations referred to below, our board of directors has the authority to declare and pay dividends on the Georgia-Pacific Group common stock and The Timber Group common stock in any amount. Our board of directors could, in its sole discretion, declare and pay dividends exclusively on the Georgia-Pacific Group common stock, exclusively on The Timber Group common stock, or on both, in equal or unequal amounts. The performance of one group may cause our board of directors to pay more or less dividends on the other group's common stock than if that other group were a stand-alone corporation. Our board of directors will not be required to consider the amounts of dividends previously declared on each class of common stock, the respective voting or liquidation rights of each class of common stock or any other factors. In addition, Georgia law and our restated articles of incorporation impose limitations on the amount of dividends which may be paid on each class of common stock. For additional information on these limitations, see "Description of Georgia-Pacific Capital Stock--Description of Common Stock-- Dividends" and "Comparative Stock Prices and Dividends--Georgia-Pacific Dividend Policy" in this prospectus.

 Holders of either class of common stock may be adversely affected by a conversion of one group's common stock

  Our board of directors could, in its sole discretion and without shareholder approval, determine to convert shares of Georgia-Pacific Group common stock into shares of The Timber Group common stock, or vice versa, at a 15% premium at any time or at a 10% premium in connection with a disposition of all or substantially all of the assets of the group whose stock is being converted. Any such determination could be made at a time when either or both classes of common stock may be considered to be overvalued or undervalued. Any conversion of one class of common stock at a premium would dilute the interest in Georgia-Pacific of the holders of the other class of common stock. Any conversion would also preclude holders of both classes of common stock from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. It would also give holders of shares of the class of common stock converted a greater or lesser premium than any premium that might be paid by a third-party buyer of all or substantially all of the assets of the group whose stock is converted. For additional information on the terms and conditions of a conversion of one class of common stock into the other, see "Description of Georgia-Pacific Capital Stock--Description of Common Stock--Conversion and Redemption" in this prospectus.

 Holders of one group's common stock may receive less consideration upon a sale of assets than if the group were a separate company

  Our restated articles of incorporation provide that if we dispose of all or substantially all of the assets of either group, we must, subject to certain exceptions,

  . distribute to holders of that group's common stock an amount equal to the net proceeds of the disposition; or

  . convert the outstanding shares of that group's common stock into shares of the other group's common stock at a 10% premium.

  If the group whose assets are disposed were a separate, independent company and its shares were acquired by another person, certain costs of that disposition, including corporate level taxes, might not be payable in connection with that acquisition. As a result, shareholders of the separate, independent company might receive a greater amount than the net proceeds that would be received by holders of either of our group's common stock. In addition, we cannot assure you that the net proceeds per share of either of our group's common stock will be equal to or more than the market value per share of such common stock prior to or after announcement of a disposition. For additional information on the terms and conditions of a conversion upon a disposition of all or substantially all of the assets of a group, see "Description of Georgia-Pacific Capital Stock--Description of Common Stock-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Common Stock if Disposition of Group Assets Occurs" in this prospectus.

 Provisions governing Georgia-Pacific Group common stock and The Timber Group common stock could discourage a change of control and the payment of a premium for shares

  Our restated rights plan could prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of Georgia-Pacific by delaying or preventing a change in control. The existence of two classes of common stock could also present complexities and could pose obstacles, financial and otherwise, to an acquiring person. In addition, provisions of Georgia law, our restated articles of incorporation and our bylaws may also deter hostile takeover attempts. For additional information on these provisions, see "Description of Common Stock--Restated Rights Agreement" in this prospectus.

Risk Factor Relating to the Relationship between the Georgia-Pacific Group and The Timber Group

 Provisions relating to our timber and wood fiber supply policy may not reflect those that would have been negotiated between unaffiliated third parties

  Since the separation of our manufacturing and distribution businesses from our timber business, the Georgia-Pacific Group and The Timber Group have conducted their respective businesses pursuant to an operating policy. For 2000, the Georgia-Pacific Group has a right of first refusal to purchase up to 70% of The Timber Group's total annual harvest from its forest in Southeastern Arkansas and Mississippi and up to 80% of its annual harvest from a majority of The Timber Group's other forests. The Georgia-Pacific Group must purchase at least 50% of the harvest from The Timber Group's Southeastern Arkansas and Mississippi forests and at least 60% of the harvest from The Timber Group's other Southern forests. The purchase price for such wood is set monthly on an arm's-length basis.

  The Georgia-Pacific Group and The Timber Group have negotiated a new timber supply agreement, which will be effective for a 10 year period beginning January 1, 2001. Under this agreement, the volume of timber to be offered by The Timber Group to the Georgia-Pacific Group will be set on a forest-by-forest basis. The prices for such timber will be negotiated between The Timber Group and the Georgia-Pacific Group, and will be set by arbitration if the parties cannot agree. Generally, it is anticipated that the quantities of timber to be made available to the Georgia-Pacific Group under this new agreement will be somewhat smaller than those purchased by the Georgia-Pacific Group during the last three years. However, the Georgia-Pacific Group historically has procured on average less than 25% of its wood from timberlands now operated by The Timber Group. The Georgia-Pacific Group believes it can continue to procure adequate wood supplies for its mills at competitive prices despite sales by The Timber Group to third parties.

                          GEORGIA-PACIFIC CORPORATION

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following selected financial data for each of the five years in the period ended January 1, 2000 have been derived from Georgia-Pacific's audited consolidated financial statements. The financial data as of July 1, 2000 and July 3, 1999, and for the six-month periods then ended, have been derived from Georgia-Pacific's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Georgia-Pacific for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Georgia-Pacific, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Consolidated Financial Statements appearing elsewhere in this prospectus.

                           Six Months
                              Ended                  Fiscal Year Ended
                         ---------------  -----------------------------------------
                         July 1, July 3,
                          2000    1999     1999    1998     1997     1996    1995
                         ------- -------  ------- -------  -------  ------- -------
                                  (in millions, except per share data)
RESULTS OF OPERATIONS:
 Net sales.............. $10,912 $ 7,259  $17,977 $13,342  $13,094  $13,024 $14,313
 Income from continuing
  operations............     474     457    1,116     289      129      161   1,018
PER SHARE DATA(a)
 Georgia-Pacific
  Corporation
 Diluted
  Income from continuing
   operations...........                                               1.78   11.29
 Cash dividend..........                                      2.00     2.00    1.90
 Book value(b)..........                                              38.52   38.54

 Georgia-Pacific Group
 Diluted
  Income from continuing
   operations...........    2.30    1.76     4.07    0.61    (0.47)
 Cash dividends.........    0.25    0.25     0.50    0.50
 Book value(b)..........   23.69   19.83    21.78   18.55    19.10

 The Timber Group
 Diluted
  Income from continuing
   operations...........    0.91    1.70     4.73    1.96     2.33
 Cash dividends.........    0.50    0.50     1.00    1.00
 Book value(b)..........    1.03   (0.84)    1.51   (0.98)   (0.53)

BALANCE SHEET DATA:
 Total assets........... $17,196 $15,347  $16,897 $12,700  $12,950  $12,818 $12,335
 Long-term debt.........   4,612   4,588    4,621   4,125    3,713    4,371   4,704
 Shareholders' equity...   4,128   3,341    3,875   3,124    3,470    3,511   3,519

OPERATING DATA:
 EBITDA(c).............. $ 1,496 $ 1,309  $ 2,818 $ 1,760  $ 1,464  $ 1,632 $ 2,908
 Property, plant and
  equipment
  investments...........     407     250      723     638      717    1,059   1,259
 Depreciation and
  amortization..........     438     395      821     811      848      825     766

     Notes to Georgia-Pacific Corporation Selected Consolidated Historical
                                Financial Data

(a) On December 16, 1997, shareholders of Georgia-Pacific approved the creation of two classes of common stock intended to reflect separately the performance of Georgia-Pacific's manufacturing and timber businesses. Georgia-Pacific's articles of incorporation were amended and restated to
    (1) create a new class of stock designated as Georgia-Pacific Corporation--Timber Group common stock, $0.80 par value per share, consisting of 250 million authorized shares; (2) redesignate each authorized share of Georgia-Pacific's common stock, $0.80 par value per share as, and convert each share into, one share of Georgia-Pacific Group common stock (now two shares of Georgia-Pacific Group common stock after giving effect to the May 14, 1999 two-for-one stock split), $0.80 par value per share; (3) increase the number of shares of Georgia-Pacific Group common stock authorized for issuance from 150 million shares to 400 million shares; and (4) authorize the distribution of one share of The Timber Group common stock for each outstanding share of Georgia-Pacific Group common stock.

(b) Book value per share represents shareholders' equity divided by shares of common stock outstanding as of the end of the period.

(c) EBITDA represents income before extraordinary items and accounting changes, interest, income taxes, other income or expense, depreciation and amortization and the cost of timber harvested for The Timber Group. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. Management believes that EBITDA provides an additional indicator of the financial performance of Georgia-Pacific and aids in comparing the cash-generating ability of companies with different capital structures, depreciation schedules and goodwill amortization. EBITDA does not represent cash flow from operations, investing and financing activities as defined by generally accepted accounting principles ("GAAP"). Additionally, EBITDA does not measure whether cash flow is sufficient to fund all cash flow needs, including principal amortization, capital expenditures and dividends to shareholders, and should not be considered as an alternative to net income for purposes of evaluating Georgia-Pacific's operating performance or as an alternative to cash flow, as defined by GAAP, as a measure of liquidity.

                            FORT JAMES CORPORATION

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following selected financial data for each of the five years in the period ended December 26, 1999 have been derived from Fort James' audited consolidated financial statements. The financial data as of June 25, 2000 and June 27, 1999, and for the six-month periods then ended, have been derived from Fort James' unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, including normal recurring adjustments, necessary to present fairly the results of operations and financial position of Fort James for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Fort James, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Consolidated Financial Statements appearing elsewhere in this prospectus.

  The consolidated financial statements of Fort James have been prepared to give retroactive effect to the merger of a wholly owned subsidiary of James River Corporation of Virginia with and into Fort Howard Corporation on August 13, 1997. The merger was accounted for as a pooling of interests. In connection with the merger, James River was renamed Fort James.

                          Six Months Ended           Fiscal Year Ended
                          ----------------- -----------------------------------
                          June 25, June 27,
                            2000     1999    1999   1998   1997   1996  1995(a)
                          -------- -------- ------ ------ ------ ------ -------
                                  (in millions, except per share data)
RESULTS OF OPERATIONS:
 Net sales...............  $3,433   $3,388  $6,827 $6,803 $6,703 $6,820 $7,457
 Income from continuing
  operations.............     213      254     350    492     95    278    164
PER SHARE DATA:
 Diluted
  Income from continuing
   operations............    1.02     1.15    1.59   2.23   0.30   1.20   0.64
 Cash dividend...........    0.30     0.30    0.60   0.60   0.60   0.60   0.60
 Book value (b)..........    5.11     4.80    5.27   4.77   1.11   0.60  (1.89)
BALANCE SHEET DATA:
 Total assets............  $7,106   $7,583  $7,258 $7,720 $7,666 $8,087 $8,807
 Long-term debt..........   3,449    3,659   3,432  3,646  4,155  4,305  5,406
 Common shareholders'
  equity.................   1,046    1,060   1,127  1,051    232    113   (325)
OPERATING DATA:
 EBITDA (c)..............  $  675   $  738  $1,207 $1,463 $1,027 $1,259 $1,305
 Property, plant and
  equipment investments..     223      221     534    493    448    424    369
 Depreciation and
  amortization...........     242      230     463    448    454    466    517

                        Notes to Fort James Corporation

                Selected Consolidated Historical Financial Data

(a) In 1995, Fort James completed the spin-off of Crown Vantage Inc. which had annual net sales of approximately $1 billion.
(b) Book value per share represents common shareholders' equity (deficit) divided by outstanding shares of common stock.
(c) EBITDA represents income from continuing operations before extraordinary items, cumulative effect of accounting changes, interest, income taxes, depreciation and amortization. Management believes that EBITDA is a measure commonly used by analysts and investors. Accordingly, this information has been provided to permit a more complete analysis of operating performance. EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net income or other consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA does not take into account debt-service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following selected unaudited pro forma combined financial data is based on the historical financial statements of Georgia-Pacific and Fort James, adjusted to give effect to the acquisition of Fort James by Georgia-Pacific. The pro forma financial data is derived from the unaudited pro forma consolidated financial information included elsewhere in this prospectus. This pro forma financial data should be read in conjunction with the notes to the unaudited pro forma consolidated financial information. The pro forma financial data was prepared to illustrate the estimated effects of the acquisition of Fort James, including acquisition-related debt and equity transactions and debt repayments and certain assumptions. In addition, the pro forma financial data includes an adjustment to reflect the divestiture of approximately 250,000 tons of tissue manufacturing capacity. The pro forma results of operations, per share data operating data for the year ended January 1, 2000 and the six months ended July 1, 2000 give effect to the acquisition of Fort James as if the acquisition of Fort James had occurred as of January 1, 1999 and January 2, 2000, respectively. The pro forma balance sheet data give effect to the acquisition of Fort James as if the acquisition had occurred as of July 1, 2000. The pro forma financial data does not purport to represent Georgia-Pacific's results of operations or financial position for any future period or as of any date.

  On July 18, 2000, Georgia-Pacific signed a definitive agreement pursuant to which The Timber Group would merge with and into Plum Creek Timber Co. The disposition of The Timber Group is subject to approval by the shareholders of Plum Creek and the holders of The Timber Group common stock, and receipt of a ruling from the Internal Revenue Service that the transaction is tax free to Georgia-Pacific, Plum Creek and the holders of The Timber Group common stock. The disposition of The Timber Group is also subject to receipt of applicable governmental approvals and the satisfaction of customary closing conditions. Georgia-Pacific will treat The Timber Group as a discontinued operation once the significant contingencies surrounding the disposition of The Timber Group are resolved. Closing on this transaction is expected by the end of the first quarter of 2001. The following pro forma financial data also give effect to the disposal of The Timber Group.

                                                           Pro Forma Combined
                              Pro Forma Combined      Excluding Timber Operations
                         ---------------------------- ----------------------------
                          Six Months                   Six Months
                            Ended       Year Ended       Ended       Year Ended
                         July 1, 2000 January 1, 2000 July 1, 2000 January 1, 2000
                         ------------ --------------- ------------ ---------------
                              (in millions of dollars, except per share data)
RESULTS OF OPERATIONS:
 Net sales..............   $13,915        $23,892       $13,837        $23,711
 Income from continuing
  operations............       468            984           394            584

PER SHARE DATA (a)
Georgia-Pacific Group
 Diluted
  Income from continuing
   operations...........   $  1.73        $  2.54       $  1.73        $  2.54
 Cash dividends.........      0.25           0.50          0.25           0.50
 Book value (b).........     24.89                        24.89

The Timber Group
 Diluted
  Income from continuing
   operations...........      0.91           4.73
 Cash dividends.........      0.50           1.00
 Book value (b).........      1.03

BALANCE SHEET DATA:
 Total assets...........   $30,925                      $29,384
 Long-term debt.........    14,191                       13,526
 Shareholders' equity...     5,680                        5,598

OPERATING DATA:
 EBITDA (c).............   $ 2,044        $ 3,848       $ 1,969        $ 3,435
 Depreciation and
  amortization..........       658          1,186           655          1,180

                     NOTES TO GEORGIA PACIFIC CORPORATION

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(a) On December 16, 1997, shareholders of Georgia-Pacific approved the creation of two classes of common stock intended to reflect separately the performance of Georgia-Pacific's manufacturing and timber businesses. Georgia-Pacific's articles of incorporation were amended and restated to
    (i) create a new class of stock designated as Georgia-Pacific Corporation--Timber Group common stock, $0.80 par value per share, consisting of 250 million authorized shares; (ii) redesignate each authorized share of Georgia-Pacific's common stock, $0.80 par value per share as, and convert each share into, one share of Georgia-Pacific Group common stock (now two shares of Georgia-Pacific Group common stock after giving effect to the May 14, 1999 two-for-one stock split), $0.80 par value per share; (iii) increase the number of shares of Georgia-Pacific Group stock authorized for issuance from 150 million shares to 400 million shares; and (iv) authorize the distribution of one share of The Timber Group stock for each outstanding share of Georgia-Pacific Group stock.
(b) Book value per share represents shareholders' equity divided by shares of common stock outstanding as of the end of the period.
(c) EBITDA represents income from continuing operations before extraordinary items and accounting changes, interest, income taxes, other income or expense, depreciation and amortization and the cost of timber harvested for The Timber Group. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. Management believes that EBITDA provides an additional indicator of the financial performance of Georgia-Pacific and aids in comparing the cash-generating ability of companies with different capital structures, depreciation schedules and goodwill amortization. EBITDA does not represent cash flow from operations, investing and financing activities as defined by generally accepted accounting principles ("GAAP"). Additionally, EBITDA does not measure whether cash flow is sufficient to fund all cash flow needs, including principal amortization, capital expenditures and dividends to shareholders, and should not be considered as an alternative to net income for purposes of evaluating Georgia-Pacific's operation performance or as an alternative to cash flow, as defined by GAAP, as a measure of liquidity.

                              RECENT DEVELOPMENTS

Georgia-Pacific

 Disposition of The Timber Group

  On July 18, 2000, Georgia-Pacific announced that it had entered into an Agreement and Plan of Merger with Plum Creek Timber Co. pursuant to which Plum Creek would acquire The Timber Group, a separate operating group of Georgia-Pacific. Under the terms of the agreement, prior to the merger with Plum Creek, Georgia-Pacific will redeem each outstanding share of The Timber Group common stock in exchange for one unit comprised of one share of common stock of each subsidiary comprising The Timber Group. Following such redemption, holders of The Timber Group common stock would receive 1.37 shares of Plum Creek common stock for each unit held thereby in connection with the merger of The Timber Group with and into Plum Creek. Such merger is expected to be completed by the end of the first quarter of 2001. However, such merger is subject to certain significant conditions, including the approval of shareholders of Georgia-Pacific and Plum Creek and the receipt by Georgia-Pacific of a ruling from the United States Internal Revenue Service indicating that such merger will be tax-free to Georgia-Pacific, Plum Creek and the holders of The Timber Group common stock. Accordingly, no assurances can be given that such merger will be completed.

  If the merger with Plum Creek is completed, all shares of The Timber Group common stock will be converted into shares of Plum Creek common stock and, as a result, shares of Georgia-Pacific Group common stock will be the only shares of common stock of Georgia-Pacific outstanding. Georgia-Pacific will rename the Georgia-Pacific Group common stock Georgia-Pacific common stock. See "Description of Georgia-Pacific Capital Stock--Description of Common Stock" and "Capitalization" beginning on page 78 and page 26, respectively.

 Disposition of Certain Manufacturing Capacity

  In connection with the announcement of Georgia-Pacific's offer to purchase Fort James, Georgia-Pacific also announced its intention to sell approximately 250,000 tons of tissue manufacturing capacity (1) in order to generate a portion of the funds required to effect the acquisition of Fort James and (2) as part of its increased focus on paper and building products businesses that are value-added and that fit Georgia-Pacific's strategic direction. When the disposition plans are finalized, Georgia-Pacific may incur costs and charges in future periods.

                          COMPARATIVE PER SHARE DATA

                     UNAUDITED COMPARATIVE PER SHARE DATA

  We have summarized below the per share information for Georgia-Pacific and Fort James on a historical, pro forma combined and pro forma equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the acquisition accounted for as a purchase. You should read this information in conjunction with our historical financial statements and related notes contained in the reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 4. You should also read this information in conjunction with the pro forma financial information under the heading "Unaudited Pro Forma Consolidated Financial Statements" on page 68. You should not rely on the pro forma information as being indicative of the historical result that we would have had if the merger had occurred before such periods or the future results that we will experience after the merger.

                                                                    Six Months
                                                     Year Ended       Ended
                                                   January 1, 2000 July 1, 2000
                                                   --------------- ------------
Statement of Operations Data:
 Cash dividends declared per share (a):
  Georgia-Pacific Group...........................      $0.50         $ 0.25
  The Timber Group................................       1.00           0.50
  Fort James......................................       0.60           0.30
  Georgia-Pacific Group pro forma.................       0.50           0.25
  The Timber Group pro forma......................       1.00           0.50
  Fort James pro forma merger equivalent..........       0.13           0.07
 Income from continuing operations per diluted
  share (b):
  Georgia-Pacific Group...........................       4.07           2.30
  The Timber Group................................       4.73           0.91
  Fort James......................................       1.59           1.02
  Georgia-Pacific Group pro forma.................       2.54           1.73
  The Timber Group pro forma......................       4.73           0.91
  Fort James pro forma merger equivalent..........       0.67           0.46

                                                                    July 1, 2000
                                                                    ------------
Balance Sheet Data:
 Net book value per share (c):
  Georgia-Pacific Group............................................    $23.69
  The Timber Group.................................................      1.03
  Fort James.......................................................      5.11
  Georgia-Pacific Group pro forma..................................     24.89
  The Timber Group pro forma.......................................      1.03
  Fort James pro forma merger equivalent...........................      6.58

                 Notes to Comparative Unaudited Per Share Data

(a) The pro forma combined dividends declared assume no changes in the historical dividends declared per share of Georgia-Pacific Group common stock. The pro forma merger equivalent dividends per share of Fort James common stock represent the cash dividends declared on a share of Georgia-Pacific Group common stock multiplied by the exchange ratio of .2644.

(b) The pro forma combined income from continuing operations per diluted share has been computed based on the diluted average number of outstanding shares and common equivalent shares of Georgia-Pacific Group, and the diluted average number of outstanding shares and common equivalent shares of Fort James as of July 1, 2000 adjusted for the exchange ratio of .2644. The pro forma merger equivalent income from continuing operations per diluted share of Fort James common stock represents the pro forma combined income from continuing operations per diluted share, multiplied by the exchange ratio of .2644.

(c) The pro forma combined book values per share of Georgia-Pacific Group common stock are based upon the pro forma total common equity for Georgia-Pacific Group and Fort James, divided by the total pro forma shares of Georgia-Pacific Group common stock outstanding at July 1, 2000, assuming conversion of the remaining outstanding shares of Fort James common stock at the exchange ratio of .2644. The pro forma merger equivalent book value per share represents the pro forma combined book value per share multiplied by the exchange ratio of .2644.

                                CAPITALIZATION

  The following table sets forth the unaudited consolidated capitalization of Georgia-Pacific at July 1, 2000 (1) on an actual basis, (2) as adjusted for the acquisition of Fort James and (3) as adjusted for the acquisition of Fort James and the disposition of The Timber Group. This table should be read in conjunction with the consolidated financial statements incorporated by reference herein.

                                                  July 1, 2000
                                   --------------------------------------------
                                                            As adjusted for the
                                                            Acquisition of Fort
                                            As adjusted for    James and the
                                            the Acquisition   Disposition of
                                   Actual    of Fort James   The Timber Group
                                   -------  --------------- -------------------
                                                  (in millions)
Long-term debt, excluding current
 portion.......................... $ 4,612      $14,191           $13,526
                                   =======      =======           =======
Shareholders' equity:
  Common stock
    Georgia-Pacific Group, par
     value $0.80; 400,000,000
     shares authorized; shares
     outstanding see (a) below....     154          197               197
    The Timber Group, par value
     $0.80; 250,000,000 shares
     authorized; shares
     outstanding see (a) below....       1            1               --
  Treasury stock, at cost
   Shares held as treasury stock
    see (a) below.................  (1,021)      (1,021)             (691)
  Additional paid-in capital......   1,521        3,030             3,004
  Retained earnings...............   3,514        3,514             3,129
  Long-term incentive plan
   deferred compensation..........      (5)          (5)               (5)
  Accumulated other comprehensive
   income.........................     (36)         (36)              (36)
                                   -------      -------           -------
    Total shareholders' equity.... $ 4,128      $ 5,680           $ 5,598
                                   =======      =======           =======
--------
(a)The following represents share
 information (in thousands):
   Common shares outstanding:
    Georgia-Pacific Group......... 170,750      224,950           224,950
    The Timber Group..............  79,616       79,616               --
   Treasury stock:
    Georgia-Pacific Group.........  21,501       21,501            21,501
    The Timber Group..............  14,387       14,387               --

                                 THE COMPANIES

Georgia-Pacific Corporation and Purchaser

  Georgia-Pacific was incorporated on December 16, 1927 under the laws of the State of Georgia. Our principal offices are located at 133 Peachtree Street, N.E., Atlanta, GA 30303 and our telephone number is (404) 652-4000. Our homepage on the Internet is located at www.gp.com. You can learn more about us by visiting us at that site.

  Georgia-Pacific consists of two separate operating groups: the Georgia-Pacific Group and The Timber Group. The performance of the two distinct operating groups is reflected separately by two classes of common stock.

  The Georgia-Pacific Group is comprised of all of Georgia Pacific's manufacturing mills and plants, its building products distribution business and its paper distribution business. Such facilities manufacture and sell a wide variety of pulp and paper products (including pulp, communication papers, container board, packaging and tissue) and building products (including plywood, oriented strand board and industrial panels, lumber, gypsum products, chemicals and other products).

  The Timber Group consists of approximately 4.7 million acres of timberlands owned or leased by Georgia-Pacific, together with related facilities and equipment. In 1999, such timberlands supplied approximately 19% of the overall timber requirements of Georgia-Pacific's manufacturing facilities. On July 18, 2000, Georgia-Pacific announced that it had entered into an agreement with Plum Creek Timber Co. pursuant to which Plum Creek would acquire The Timber Group. Information more fully describing the transaction is provided under "Recent Developments."

  Purchaser is a recently incorporated Virginia corporation with its principal offices located at 133 Peachtree Street, N.E., Atlanta, GA 30303. The telephone number of Purchaser is (404) 652-4000. Purchaser is a wholly owned subsidiary of Georgia-Pacific. Since its incorporation, Purchaser has not carried on any activities other than in connection with the offer and the merger.

  The name, citizenship, business address, business phone number, principal occupation or employment and five-year employment history for each of the directors and executive officers of Georgia-Pacific and Purchaser are set forth in Schedule I.

Fort James Corporation

  Fort James was created by the merger of James River Corporation of Virginia and Fort Howard Corporation in August 1997. Fort James manufactures and markets consumer tissue products, including bath tissue, facial tissue, paper towels and napkins, and disposable tabletop products, including cups, plates, bowls and cutlery. Principal regions for Fort James' tissue products include North America and Europe, while its disposable tabletop products are marketed primarily in North America under the Dixie name. Additionally, Fort James manufactures and markets business, office and printing papers, primarily in the western United States. Fort James also sells market pulp and recycled paper to the extent that its production exceeds internal needs. Fort James is incorporated under the laws of the Commonwealth of Virginia. The principal offices of Fort James are located at 1650 Lake Cook Road, Deerfield, IL 60015. Fort James' telephone number is (847) 317-5000.

                             REASONS FOR THE OFFER

Reasons for the Georgia-Pacific's Board Recommendation; Factors Considered

  In approving the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement, Georgia-Pacific's board of directors considered a number of factors, which include, among others, the following:

    1. Georgia-Pacific's Long-Term Strategy. The Georgia-Pacific board of directors considered the acquisition of Fort James in light of Georgia-Pacific's long-term strategy to improve its portfolio of businesses by divesting or exiting commodity and non-strategic businesses, and by acquiring businesses which are high value-added and that position Georgia-Pacific closer to its customers. For several years, improving its tissue business has been a key component of that strategy. The Georgia-Pacific board of directors believes that the acquisition of Fort James will directly facilitate this strategy.

    2. Opportunities for Cost Savings and Efficiencies. The Georgia-Pacific board of directors considered the strategic fit between Georgia-Pacific and Fort James and believes that the acquisition of Fort James by Georgia-Pacific will present a number of opportunities for increasing profitability through cost savings, efficiencies in production, marketing, product branding and other operating areas. The combination of the tissue businesses of Georgia-Pacific and Fort James is expected to provide the combined company with economies of scale, improved market position by the integration into the Georgia-Pacific product line of Fort James' products and brands and other synergies stemming from the combination of the tissue businesses of Georgia-Pacific and Fort James.

    3. Industry Trends. The Georgia-Pacific board of directors considered the competitive nature of the paper industry in general, and the tissue industry in particular, including the likelihood of industry consolidation and increased competition.

    4. Increased Market Penetration. The Georgia-Pacific board of directors considered that, post-acquisition, Georgia-Pacific would become a leading supplier in the North American tissue market. Also, the Georgia-Pacific board of directors considered that the acquisition of Fort James would immediately provide Georgia-Pacific with a significant presence in several European countries, where Georgia-Pacific currently has no operations. The Georgia-Pacific board of directors believes that Fort James' European operations would, in addition to providing immediate access to the European tissue market and the ability to develop new customer relationships for its existing tissue products, provide an attractive platform for Georgia-Pacific's non-tissue businesses to penetrate the European markets.

    5. Terms of the Merger Agreement. The Georgia-Pacific board of directors took into consideration the terms of the merger agreement, including the representations and warranties, covenants, termination provisions and conditions to the offer and the merger, which Georgia-Pacific believes are fair and in the best interests of Georgia-Pacific and Georgia-Pacific's shareholders.

    6. Financial Considerations. The Georgia-Pacific board of directors considered certain financial issues, the most significant of which are as follows:

    . The cash flows of the combined company are expected to be more stable than those of Georgia-Pacific at present, which should enhance Georgia-Pacific's ability to pursue its financial strategy of returning excess capital to its shareholders.

    . Georgia-Pacific would pay Fort James' shareholders a total price of $11.3 billion, which is approximately 8.2 times Fort James LTM EBITDA; such amount is believed to compare favorably to acquisition prices paid by other companies for tissue manufacturing businesses.

    . Information with respect to the financial condition, results of operations and businesses of Fort James, on both a historical and prospective basis, and Georgia-Pacific's expectation that the acquisition will result in cost savings and incremental revenues.

    7. Pro Forma Impact on Georgia-Pacific. The Georgia-Pacific board of directors considered the effect of issuing the shares of Georgia-Pacific Group common stock pursuant to the acquisition and the likely effect of such issuance on its earnings-per-share. The Georgia-Pacific board of directors expects the acquisition to be accretive to earnings-per-share in the second full year of the transaction.

    8. Alternative Transactions. The Georgia-Pacific board of directors believes that the acquisition of Fort James was preferable to any other available strategic transaction to enhance shareholder value.

    9. Risk Factors. The Georgia-Pacific board of directors considered the matters set forth under "Risk Factors Relating to the Offer and the Merger."

  The foregoing discussion of the information and factors considered by the Georgia-Pacific board of directors is not intended to be exhaustive, but includes the material factors considered by the Georgia-Pacific board. In view of the variety of factors considered in connection with its evaluation of the offer and the merger, the Georgia-Pacific board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, the Georgia-Pacific board of directors unanimously approved the merger agreement.

Reasons for the Fort James' Board Recommendation; Factors Considered

  In reaching its recommendation described below, the board of directors considered a number of factors, including the following:

    1. Transaction Financial Terms/Premium to Market Price. The relationship of the consideration to be paid in the offer and the merger to recent and historical market prices of Fort James common stock. Based on the closing price of Georgia-Pacific common stock of $28.625 on July 14, 2000 (the last trading day prior to the announcement of the merger agreement), the per share consideration totaled $37.17 per share of Fort James common stock, representing a 51% premium over the $24.56 closing price of such shares on July 14, 2000. The Fort James board also considered the form of consideration to be paid to holders of shares of Fort James common stock in the offer and the merger, taking into account the certainty of the value of the cash component of the offer as compared to the stock component, as well as the fact that the stock component permits Fort James shareholders to become holders of Georgia-Pacific common stock and participate in the future prospects of the combined businesses of Georgia-Pacific and Fort James. The Fort James board further believed that the total consideration was the highest per share consideration that could be negotiated with Georgia-Pacific. The board was aware that the consideration received by holders of shares of Fort James common stock in the offer and the merger would be taxable to such holders for federal income tax purposes.

    2. Morgan Stanley Analyses. Presentations from Morgan Stanley and the opinion thereof dated July 16, 2000, that, based upon and subject to certain considerations and assumptions, the consideration to be received by holders of shares of Fort James common stock pursuant to the merger agreement is fair from a financial point of view to such holders. The analyses performed by Morgan Stanley are described under "--Opinion of Financial Advisor to Fort James." A copy of the opinion delivered by Morgan Stanley to the Fort James board of directors, setting forth the procedures followed, the matters considered and the assumptions made by Morgan Stanley in arriving at its opinion, is attached hereto as Annex B and incorporated herein by reference. Shareholders are urged to read this opinion in its entirety. The Fort James board was aware that Morgan Stanley becomes entitled to certain fees described under "--Opinion of Financial Advisor to Fort James" upon the consummation of the offer.

    3. Fort James Operating and Financial Condition. The current and historical financial condition and results of operations of Fort James, as well as the prospects and strategic objectives of Fort James, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which Fort James' businesses operate.

    4. Georgia-Pacific Operating and Financial Condition. The current and historical financial condition and results of operations of Georgia-Pacific, as well as the prospects and strategic objectives of Georgia-

  Pacific, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which Georgia-Pacific's businesses operate.

    5. Benefits of the Combination. The fact that the combination of the businesses of Fort James with those of Georgia-Pacific are expected to lead to potential cost savings and other synergies.

    6. No Financing Condition. The fact that the offer would not be subject to a financing condition and that Georgia-Pacific has the financial capacity to consummate the offer and the merger.

    7. Strategic Alternatives. The presentations of Fort James' management, Morgan Stanley and the Fort James board of directors' review with respect to trends in the industries in which Fort James' businesses operate and the strategic alternatives available to Fort James, including Fort James' remaining an independent public company, the possibility of acquisitions or mergers with other companies in such industries and other transactions, as well as the risks and uncertainties associated with such alternatives. The Fort James board of directors considered management's belief that Fort James and Georgia-Pacific have similar corporate cultures, the complementary nature of the two companies' products, and the experience, reputation and financial strength of Georgia-Pacific.

    8. Timing and Manner of Completion. The anticipated timing of consummation of the transactions contemplated by the merger agreement, including the structure of the transactions as an exchange offer for all of the shares of Fort James common stock, followed by a merger in which shareholders will receive the same consideration as received by shareholders who tender their shares in the offer.

    9. Conditions to Consummation. Georgia-Pacific's obligation to consummate the offer and the merger is subject to customary conditions, with no financing condition. The Fort James board of directors also considered the likelihood of obtaining required regulatory approvals, and Georgia-Pacific's commitment in the merger agreement to use its best efforts to obtain the required regulatory approvals for the offer and the merger, except to the extent that such actions would have a material adverse effect on the combined companies.

    10. Alternative Transactions. The Fort James board of directors considered that under the terms of the merger agreement, while Fort James is prohibited from soliciting acquisition proposals from third parties, Fort James may furnish information to and participate in negotiations with third parties in response to an unsolicited written acquisition proposal if a majority of the Fort James board of directors (a) reasonably determines in good faith, after consultation with its financial advisors, that taking such action would be reasonably likely to lead to the delivery to Fort James of a superior proposal and (b) determines in good faith, after receiving the advice of outside legal counsel, that it is necessary to take such actions in order to comply with its fiduciary duties under applicable law.

    11. Ability to Terminate for a Superior Proposal. The fact that the Fort James board of directors is permitted, subject to the payment to Georgia-Pacific of a $125 million termination fee, to terminate the merger agreement if, prior to consummation of the offer, a superior proposal is received by Fort James and the Fort James board of directors reasonably determines in good faith, after receiving the advice of outside legal counsel, that it is necessary to terminate the merger agreement and enter into a new agreement to effect the superior proposal in order to comply with its fiduciary duties under applicable law.

    12. Reverse Termination Fee. The fact that Fort James has the protection of a $125 million reverse termination fee in the event that the merger agreement is terminated primarily due to the required regulatory approvals not being received prior to February 28, 2001.

    13. Potential Conflicts of Interests. The Fort James board of directors was aware of the potential conflicts of interest between Fort James on the one hand, and, on the other hand, certain of Fort James' officers, directors or affiliates in the offer and the merger, all as described under "Interests of Certain Persons."

  The foregoing discussion of the information and factors considered by the Fort James board of directors is not intended to be exhaustive, but includes the material factors considered by the Fort James board of directors. In view of the variety of factors considered in connection with its evaluation of the offer and the merger, the Fort James board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, the Fort James board of directors unanimously determined to recommend that Fort James' shareholders tender their shares of Fort James common stock in the offer.

                            BACKGROUND OF THE OFFER

  As part of its long-term strategy to strengthen its portfolio of businesses by divesting or exiting commodity and non-strategic businesses and by acquiring businesses which are high value-added and that position Georgia-Pacific closer to its customers, and to continue to build and strengthen its tissue business, Georgia-Pacific has, from time to time, considered various strategic transactions with various parties, including Fort Howard Corporation (a predecessor to Fort James).

  Similarly, from time to time over the past several years, Fort James' management and board of directors have reviewed strategic alternatives, including remaining an independent public company, the possibility of acquisitions or mergers with other companies and other transactions.

  On May 1, 2000, Alston D. Correll, Georgia-Pacific's Chairman, Chief Executive Officer and President, approached Miles L. Marsh, Fort James' Chairman and Chief Executive Officer, to request a meeting to discuss the merits of a possible transaction between Georgia-Pacific and Fort James. Such a meeting was scheduled for May 4, 2000.

  On May 4, 2000, Mr. Correll and Mr. Marsh met in Chicago, Illinois. During that meeting, Mr. Correll indicated that Georgia-Pacific would be interested in acquiring Fort James on friendly terms provided that the acquisition was given the full support of Mr. Marsh and the Fort James board of directors. Mr. Correll explained the potential value and strategic benefits that he believed would be recognized by the shareholders of Fort James and the shareholders of Georgia-Pacific as a result of the combination of Fort James and Georgia-Pacific. Following that meeting Mr. Correll and Mr. Marsh briefed members of their respective senior management teams and each management team began a more detailed review.

  During May, 2000, Georgia-Pacific retained the investment banking firm of Merrill Lynch and the law firm of Shearman & Sterling to advise on the transaction. During May 2000, Fort James also retained outside financial and legal advisors.

  On May 5, 2000, during a special telephonic meeting of the Fort James board of directors, Mr. Marsh informed the board as to the status of the discussions with Georgia-Pacific.

  On May 12, 2000, Fort James and Georgia-Pacific executed a Confidentiality Agreement to facilitate the exchange of information.

  On May 14, 2000, during a special telephonic meeting of the Georgia-Pacific board of directors, Mr. Correll updated the Georgia-Pacific board of directors with respect to the proposed acquisition of Fort James and Fort James' business and operations and explained the merits of an acquisition of Fort James by Georgia-Pacific. The Georgia-Pacific board of directors strongly supported the proposed acquisition and authorized Mr. Correll to continue negotiating with Fort James.

  Throughout mid-to late May, management of each company met periodically with their respective financial and legal advisors to review the merits of and issues regarding a possible transaction between the companies.

  On June 1, 2000, senior officers of Georgia-Pacific and Fort James and their respective financial and legal advisers met in New York, New York to begin discussing the terms of a possible transaction. On June 8, 2000, Mr. Correll, Mr. Marsh, and senior officers of both Georgia-Pacific and Fort James, met in Chicago, Illinois to continue discussing the terms of a possible transaction.

  On June 9, 2000, at a special meeting of the Fort James board of directors, Mr. Marsh briefed the Fort James board of directors on the status of discussions with Georgia-Pacific. Later that day, Mr. Marsh contacted Mr. Correll to further discuss the potential terms of the proposed transaction.

  On June 15, 2000, the Fort James board of directors held a regularly scheduled meeting at which members of its senior management and its outside financial and legal advisors provided the Fort James board of directors with advice on the financial and legal issues presented by the transaction.

  On June 16, 2000, Mr. Correll, Mr. Marsh and members of their senior management teams met in New York, and Fort James' officers made due diligence presentations of its Dixie and European lines of businesses. An additional due diligence meeting that included officers of the two companies and representatives of Morgan Stanley and Merrill Lynch was held on June 20, 2000 during which further operational, legal and financial due diligence was conducted.

  On June 29, 2000, at a special meeting of the Georgia-Pacific board of directors, Mr. Correll updated the Georgia-Pacific board of directors on the status of discussions with Fort James. Georgia-Pacific's senior management and Merrill Lynch made presentations to the Georgia-Pacific board of directors concerning various financial aspects of the transaction and the Georgia-Pacific board of directors discussed the business, financial and legal issues which would be presented by an acquisition of Fort James. The Georgia-Pacific board of directors authorized Mr. Correll to continue to seek to reach an agreement with Fort James.

  On June 30, 2000, Mr. Correll contacted Mr. Marsh and indicated that Georgia-Pacific proposed to acquire all outstanding shares of Fort James common stock for a price of $36 per share, representing a 54% premium over the then-current market price for Fort James common stock. Mr. Correll proposed that such price would be paid 80% in cash and 20% in shares of Georgia-Pacific Group common stock, subject to a collar on the stock portion of the consideration. Mr. Correll also proposed that the transaction would be structured as an exchange offer by Georgia-Pacific for all outstanding shares of Fort James common stock, to be followed by a merger of Fort James with a subsidiary of Georgia-Pacific and discussed other terms of the proposed transaction.

  Mr. Marsh immediately convened a telephonic meeting of the board of directors of Fort James and fully summarized Georgia-Pacific's proposal. Mr. Marsh indicated that the proposal would be discussed further at a special meeting of the board on July 6, 2000. From July 2, 2000 through July 5, 2000, Mr. Marsh and members of the Fort James management team reviewed Georgia-Pacific's proposal with Morgan Stanley and representatives of Morgan Stanley and Merrill Lynch discussed various aspects of Georgia-Pacific's proposal.

  On July 5, 2000, Messrs. Correll and Marsh discussed the proposed transaction by telephone. During this conversation, Mr. Correll and Mr. Marsh discussed a price consisting of $29.00 in cash and .2861 shares of Georgia-Pacific Group common stock, subject to a cap on the value of the total consideration of $40 per share of Fort James common stock.

  On July 6, 2000, the Fort James board of directors met in Chicago, Illinois to discuss the proposed business combination. Present at that meeting were representatives of Fort James' outside legal advisors and Morgan Stanley, which provided financial analyses relating to the proposed transaction.

  On July 7, 2000 representatives of Georgia-Pacific and Fort James met in Northbrook, Illinois to discuss financial and business information about both companies and to continue their due diligence examination of the business and operations of both companies. Fort James' officers made a presentation of its North American tissue business. Representatives of Morgan Stanley and Merrill Lynch were present at such meetings.

  On July 11, 2000, senior officers of Fort James and Georgia-Pacific met in New York City to continue discussions with respect to the proposed transaction.

  On July 12, 2000, Merrill Lynch, acting on instructions from Georgia-Pacific, contacted Morgan Stanley to indicate that Georgia-Pacific was proposing to adjust the proportion of cash and stock consideration to $29.60 in cash and .2644 shares of Georgia-Pacific stock for each outstanding share of Fort James, subject to the same cap on the total value of the consideration of $40 per share of Fort James common stock.

  During the period from July 11 to July 16, 2000, representatives of Georgia-Pacific and Fort James and their respective outside counsels negotiated the terms of the proposed transaction.

  On July 16, 2000, the Georgia-Pacific board of directors met telephonically. After discussion, which included updates regarding the financial and legal aspects of the proposed transaction from members of the senior management of Georgia-Pacific and representatives of Georgia-Pacific's outside legal and financial advisors, the Georgia-Pacific board of directors unanimously approved the merger agreement.

  Also on July 16, 2000, Fort James held a special meeting of its board of directors. After discussion, which included updates regarding the financial and legal aspects of the proposed transaction from members of the senior management of Fort James and its outside legal advisers, Morgan Stanley delivered its opinion to the effect that as of that date the consideration to be received by holders of shares of Fort James common stock pursuant to the merger agreement was fair from a financial point of view to such holders and the Fort James board of directors unanimously approved the merger agreement. Later that day, Georgia-Pacific and Fort James executed the merger agreement.

  On July 17, 2000, the companies issued a joint press release announcing the transaction.

                                   THE OFFER

Basic Terms

 Exchange of Shares; Exchange Ratio. We are offering to exchange $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock (the "exchange ratio"), subject to the limitation described below, for each outstanding share of Fort James common stock, including the associated rights to purchase preferred stock, validly tendered and not properly withdrawn.


  You will not receive any fractional shares of Georgia-Pacific Group common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

  Adjustments to Exchange Ratio. We will reduce the exchange ratio in the event that the value of the share of Georgia-Pacific Group common stock you would receive in exchange for a share of Fort James common stock would exceed $10.40. This would occur if the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Georgia-Pacific Group common stock on the New York Stock Exchange for the 10 consecutive trading days ending on the third trading day prior to the acceptance date (the "average price") exceeds $39.33. In that case, the stock portion of the consideration for each share of Fort James common stock will consist of a number of shares of Georgia-Pacific Group common stock equal to $10.40 divided by the average price. In the event that the exchange ratio is adjusted, the value of the Georgia-Pacific Group common stock received in the offer would be $10.40 and the total value of the consideration received for each share of Fort James common stock would be $40.00.

  The term "acceptance date" means the date on which Purchaser accepts for payment all shares of Fort James common stock validly tendered and not properly withdrawn.

  No later than two business days before the offer expires, we will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the SEC. Fort James shareholders can call our information agent, D.F. King & Co., Inc., at any time collect at 1-212-269-5550 or toll-free at 1-888-460-7637 to request information about the exchange ratio and any adjustment to the exchange ratio.

  Illustrative Table of Exchange Ratios and Value of Offer/Merger
Consideration. The columns in the following table present:

  . illustrative values of the average price of Georgia-Pacific Group common stock with a range of $20.00 to $45.00 per share,

  . the exchange ratio illustrating the number of shares of Georgia-Pacific Group common stock that would be issued for one share of Fort James common stock at each of the average prices of Georgia-Pacific Group common stock presented in the table, and

  . illustrative values of the total consideration that would be issued in connection with the offer and the merger for one share of Fort James common stock.

                                                                 Value of
                                                               Offer/Merger
             Average                                          Consideration
             Price of                                      --------------------
      Georgia-Pacific Group                                Value
           Common Stock                           Exchange   of
      ---------------------                        Ratio   Shares  Cash  Total
                                                  -------- ------ ------ ------
            $20.00...............................  .2644   $5.29  $29.60 $34.89
             25.00...............................  .2644    6.61   29.60  36.21
             30.00...............................  .2644    7.93   29.60  37.53
             35.00...............................  .2644    9.25   29.60  38.85
             40.00...............................  .2600   10.40   29.60  40.00
             45.00...............................  .2311   10.40   29.60  40.00

  The values of Georgia-Pacific Group common shares in the table above are illustrative only and do not represent the actual amounts per share of Fort James common stock that might be realized by any Fort James shareholder on or after consummation of the offer or the merger. The amount any Fort James shareholder might realize upon sale in the market of Georgia-Pacific Group common shares received by such shareholder in the offer or the merger will depend upon the market price of Georgia-Pacific Group common shares at the time of sale, which will fluctuate depending upon any number of reasons, including those specific to Georgia-Pacific Group and those that influence the trading prices of equity securities generally.

  Preferred Share Purchase Rights. Our offer to acquire Fort James common stock is also an offer to acquire Fort James preferred stock purchase rights and when we refer to the shares of Fort James common stock, we are also referring to the associated Fort James rights. In addition, all references to the Fort James rights include the benefits to holders of those rights pursuant to the Fort James rights agreement, as amended. The number of shares of Georgia-Pacific Group common stock and amount of cash receivable by holders of Fort James common stock in the offer and the merger includes payment for the associated preferred share purchase rights, and under no circumstances will additional consideration be paid for the Fort James rights. Also, the shares of Georgia-Pacific Group common stock to be issued in the offer and the merger include the associated Georgia-Pacific Group preferred share purchase rights. When we refer to shares of Georgia-Pacific Group common stock, we are also referring to these associated rights, unless we indicate otherwise.

  Transfer Charges. If you are the record owner of your shares and you tender your shares directly to the Exchange Agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any changes will apply. Except as set forth in the instructions to the letter of transmittal, transfer taxes on the exchange of Fort James common stock pursuant to our offer will be paid by us or on our behalf.

  Interest. We will not pay interest on any cash amount payable for Fort James common stock in the offer or in the merger regardless of any delay in making such payment.

  Merger. We are making this offer in order to acquire all of the outstanding shares of Fort James common stock. We intend, as soon as possible after completion of the offer, to have Purchaser merge with Fort James. For a more detailed description of our purpose, please read "--Purpose of Our Offer; The Merger; Appraisal or Dissenters' Rights" below.

  Conditions to the Offer. Our obligation to exchange cash and shares of Georgia-Pacific Group common stock for Fort James common stock pursuant to the offer is subject to several conditions referred to below under "Conditions to the Offer," including the minimum tender condition, the regulatory approvals condition and other conditions that are discussed below.

Timing of the Offer

  Our offer is currently scheduled to expire at 12:00 midnight, New York City
time on      , 2000, however, we currently intend to extend our offer from time to time as necessary until the earlier of (1) the date on which all the conditions to the offer have been satisfied or waived and (2) February 28, 2001. For more information, you should read the discussion under the caption "Extension, Termination and Amendment."

Extension, Termination and Amendment

  We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We have agreed, pursuant to the merger agreement, to extend the offer until the earlier of the date on which all the conditions to the offer have been satisfied or waived or February 28, 2001.

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

  During any such extension, all shares of Fort James common stock previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your shares of Fort James common stock. You should read the discussion under the caption "Withdrawal Rights" for more details.

  Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we also reserve the right in our sole discretion, at any time or from time to time, (1) to delay acceptance for exchange, or our exchange of any shares of Fort James common stock pursuant to our offer, regardless of whether we previously accepted shares of Fort James common stock for exchange, (2) on or after February 28, 2001, to terminate our offer and not accept for exchange, or exchange, any shares of Fort James common stock not previously accepted for exchange, or exchanged, upon the failure of any of the conditions of the offer to be satisfied; provided that neither our failure to fulfill our obligations under the merger agreement nor our material breach of the merger agreement is the cause of the failure to satisfy any such condition on or before February 28, 2001, and (3) to waive any condition (other than the minimum condition, the conditions relating to regulatory approvals, and the conditions relating to the absence of an injunction) or otherwise amend the offer in any respect, provided that we will not (a) make any change in the form of consideration to be paid, (b) decrease the consideration payable in the offer, (c) reduce the maximum number of shares of Fort James common stock to be purchased in the offer, (d) impose conditions to the offer in addition to those set forth in the merger agreement, or (e) make any other change that is adverse to the holders of Fort James.

  We will give oral or written notice of such delay, termination or amendment to the exchange agent and will make a public announcement of any such extension, termination, amendment or delay as promptly as practicable. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with the offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

  If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of shares of Fort James common stock being sought or the consideration we are offering, that change will apply to all holders whose shares of Fort James common stock are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the 10th business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that 10 business-day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of shares of Fort James common stock in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw shares of Fort James common stock that you tender in any subsequent offering period.

Exchange of Shares of Fort James Common Stock; Delivery of Cash and Georgia-Pacific Group Common Stock

  Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), we will accept for exchange, and will exchange, shares of Fort James common stock validly tendered and not properly withdrawn as promptly as practicable after the acceptance date. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange, or the exchange of, shares of Fort James common stock in order to comply with any applicable law. In all cases, exchange of shares of Fort James common stock tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those shares of Fort James common stock (or a confirmation of a book-entry transfer of those shares of Fort James common stock in the exchange agent's account at The Depository Trust Company (which we refer to as the "DTC")), a properly completed and duly executed letter of transmittal (or a manually signed facsimile of that document) and any other required documents.

  For purposes of the offer, we will be deemed to have accepted for exchange Fort James common stock validly tendered and not properly withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of those shares of Fort James common stock pursuant to the offer. The exchange agent will deliver cash and Georgia-Pacific Group common stock in exchange for Fort James common stock pursuant to the offer and cash instead of fractional shares of Georgia-Pacific Group common stock as soon as practicable after receipt of our notice. The exchange agent will act as agent for tendering shareholders for the purpose of receiving Georgia-Pacific Group common stock and cash (including cash to be paid instead of fractional shares of Georgia-Pacific Group common stock) from us and transmitting such stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

  If we do not accept any tendered shares of Fort James common stock for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more shares of Fort James common stock than are tendered, we will return certificates for such unexchanged shares of Fort James common stock without expense to the tendering shareholder or, in the case of shares of Fort James common stock tendered by book-entry transfer pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," such shares of Fort James common stock will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

Cash Instead of Fractional Shares of Georgia-Pacific Group Common Stock

  We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering shareholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Georgia-Pacific Group common stock on the New York Stock Exchange for the 10 trading days ending on the third trading day preceding the expiration date.

Withdrawal Rights

  Shares of Fort James common stock tendered pursuant to the offer may be withdrawn at any time prior to the acceptance date, and, unless we have previously accepted them pursuant to the offer, may also be withdrawn at any
time after      , 2000. Once we accept shares of Fort James common stock
pursuant to the offer, your tender is irrevocable. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw Fort James common stock that you tender in the subsequent offering period.

  For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of shares of Fort James common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those shares of Fort James common stock.

  A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program or an "eligible institution," unless those shares of Fort James common stock have been tendered for the account of any eligible institution. If shares of Fort James common stock have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of Fort James common stock and

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

must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Fort James common stock withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

  Neither we, the exchange agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any shares of Fort James common stock properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn shares of Fort James common stock by following one of the procedures discussed under "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

Procedure For Tendering

  For you to validly tender shares of Fort James common stock pursuant to the offer:

  . you must properly complete and sign a letter of transmittal (or manually executed facsimile of that document), and include any required signature guarantees, or an agent's message which is explained below, if you tendered through a book-entry transfer, and any other required documents,

  . the Exchange Agent must have received all of these documents at one of its addresses set forth on the back cover of this prospectus, and

  . the Exchange Agent must have received your certificates for tendered shares of Fort James common stock at such address or those shares of Fort James common stock must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received by the Exchange Agent (we refer to this confirmation below as a "book-entry confirmation")), or if you cannot comply with either of the two preceeding delivery procedures described in this bullet, you must comply with the guaranteed delivery procedures set forth below.

  All of these procedures must be completed by the acceptance date.

  The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of Fort James common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

  The exchange agent will establish accounts with respect to the shares of Fort James common stock at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the shares of Fort James common stock by causing DTC to transfer such shares of Fort James common stock into the exchange agents account in accordance with DTC's procedure for the transfer. However, although delivery of shares of Fort James common stock may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

  Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of Fort James common stock are tendered either by (1) a registered holder of shares of Fort James common stock who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal, or (2) for the account of an eligible institution.

  If the certificates for shares of Fort James common stock are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged shares of Fort James common stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

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

  We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Fort James common stock, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of Fort James common stock that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any shares of Fort James common stock. No tender of shares of Fort James common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of Fort James common stock have been cured or waived. Neither we, the exchange agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Fort James common stock or will incur any liability for failure to give any such notification. Subject to the terms of the merger agreement, our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

  THE METHOD OF DELIVERY OF FORT JAMES SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

  TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH RECEIVED PURSUANT TO OUR OFFER, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME SHAREHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE SHAREHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

Guaranteed Delivery

  If you wish to tender shares of Fort James common stock pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your shares of Fort James common stock may nevertheless be tendered, so long as all of the following conditions are satisfied:

  .  you make your tender by or through an eligible institution;

  . a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

  . the certificates for all tendered shares of Fort James common stock (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

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

  You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

  In all cases, we will exchange shares of Fort James common stock tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for shares of Fort James common stock (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

  The tender of shares of Fort James common stock pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

Certain Federal Income Tax Consequences

  The following is a general summary of certain United States federal income tax consequences to Fort James shareholders that exchange Fort James common stock for Georgia-Pacific Group common stock and cash pursuant to the offer and the merger. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Fort James shareholders in light of their particular circumstances or to Fort James shareholders subject to special treatment under United States federal income tax law (including, without limitation, partnerships, foreign persons, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, certain U.S. expatriates, persons that hold Fort James common stock as part of a straddle, hedge, conversion transaction or other integrated investment, Fort James shareholders whose functional currency is not the United States dollar and Fort James shareholders who acquired Fort James common stock through the exercise of employee stock options or otherwise as compensation).

  This discussion is limited to Fort James shareholders that hold their Fort James common stock as capital assets and does not consider the tax treatment of Fort James shareholders that hold Fort James common stock through a partnership or other pass-through entity. Furthermore, this summary does not discuss any aspect of state, local or foreign taxation or any aspect of United States federal tax law other than income taxation.

  A Fort James shareholder that receives cash and Georgia-Pacific Group common stock in exchange for that shareholder's Fort James common stock pursuant to the offer and the merger will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the Georgia-Pacific Group common stock (on the acceptance date of the offer or at the effective time of the merger, as the case may be) and the amount of cash received, and
(b) that shareholder's adjusted tax basis in the Fort James common stock exchanged therefor. Any such capital gain or loss will constitute long-term capital gain or loss if the Fort James shareholder's holding period for the Fort James common stock exchanged is greater than one year as of the acceptance date of the offer or at the effective time of the merger, as the case may be. Certain non-corporate U.S. holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. Fort James shareholders that recognize a loss on the exchange of their Fort James common stock pursuant to the offer or the merger should consult their tax advisors regarding allowance of such loss. The Georgia-Pacific Group common stock received by Fort James shareholders in exchange for shares of Fort James common stock pursuant to the offer or the merger will generally have a tax basis equal to the fair market value of such Georgia-Pacific Group common stock on the acceptance date of the offer or at the effective time of the merger, as the case may be, and a new holding period beginning on the day following the applicable valuation date.

  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER. FORT JAMES SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM.

Purpose of Our Offer; The Merger; Appraisal or Dissenters' Rights

  Purpose. We are making the offer in order to acquire all of the outstanding shares of Fort James common stock. We intend, as soon as practicable after completion of the offer, to have Purchaser merge with Fort James. The purpose of the merger is to acquire all shares of Fort James common stock not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Fort James share (except for shares of Fort James common stock held in Fort James' treasury and shares of Fort James common stock that we or any of our subsidiaries hold for our own account) would be converted into the right to receive the same amount of cash and the same number of shares of Georgia-Pacific Group common stock as is paid in the offer.

  Approval of the Merger. Under Section 13.1-718 of the Virginia Stock Corporation Act (the "VSCA") and Fort James' articles of incorporation, the approval of the board of directors of Fort James and the affirmative vote of the holders of more than two-thirds of the outstanding shares of Fort James common stock are required to approve the merger agreement. The Fort James board of directors has previously approved the merger. Accordingly, if we complete the offer, we would have a sufficient number of shares of Fort James common stock to approve the merger without the affirmative vote of any other holder of shares of Fort James common stock. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the VSCA described below (in which case no action by the shareholders of Fort James, other than Georgia-Pacific, will be required to consummate the merger), the only remaining corporate action of Fort James will be the approval of the merger agreement by the affirmative vote of the holders of more than two-thirds of the outstanding shares of Fort James common stock.

  Possible Short-Form Merger. Section 13.1-719 of the VSCA would permit the merger to occur without any vote of Fort James' shareholders (a "short-form merger") if Georgia-Pacific were to acquire at least 90% of the outstanding shares of Fort James common stock in the offer or otherwise (including as a result of purchases by Georgia-Pacific during any subsequent offering period). If, however, Georgia-Pacific does not acquire at least 90% of the then outstanding shares of Fort James common stock pursuant to the offer or otherwise, and a vote of Fort James' shareholders is required under the VSCA, a longer period of time will be required to effect the merger. Georgia-Pacific has agreed in the merger agreement to effect the merger at the earliest practicable time, and if it obtains ownership of at least 90% of the outstanding shares of Fort James common stock in the offer or otherwise, to effect the merger as a short-form merger.

  Appointment of Attorneys-In-Fact and Proxies. By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Fort James common stock tendered and accepted for exchange by us and with respect to any and all other shares of Fort James common stock and other securities issued or issuable in respect of the shares of Fort James common stock on or after
     , 2000. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the shares of Georgia-Pacific Group common stock and the cash consideration for shares of Fort James common stock that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered shares of Fort James common stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the shares of Fort James common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Fort James' shareholders or otherwise. We reserve the right to require that, in order for shares of Fort James common stock to be deemed validly tendered, immediately upon our exchange of those shares of Fort James common stock, we must be able to exercise full voting rights with respect to such shares of Fort James common stock.

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

  Appraisal or Dissenters' Rights. Fort James shareholders do not have appraisal or dissenters' rights in connection with the offer or the merger.

Conditions to the Offer

  The offer is subject to a number of conditions, which we describe below.

 Minimum Condition

  There must be validly tendered and not properly withdrawn prior to the expiration of the offer the number of shares of Fort James common stock which, together with the shares of Fort James common stock then owned by Georgia-Pacific and Purchaser, will constitute at least two-thirds of the total number of outstanding shares of Fort James common stock on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of Fort James common stock had been so converted, exercised or exchanged) as of the date that we accept the shares of Fort James common stock pursuant to our offer. Based on information supplied by Fort James, the number of shares of Fort James common stock needed to satisfy the
minimum condition would have been       as of      , 2000.

 Antitrust Condition

  All waiting periods under the HSR Act and any material European antitrust laws must have expired or been terminated.

 Registration Statement Effectiveness Condition

  The registration statement on Form S-4 of which this prospectus is a part must not be the subject of any stop order or proceedings seeking a stop order.

 NYSE Listing Condition

  The shares of Georgia-Pacific Group common stock issuable to Fort James shareholders in the offer and the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

 Other Conditions of the Offer

  The offer is also subject to the conditions that, at the acceptance date, there shall not be existing and continuing any of the following events or circumstances:

    (1) there shall have been instituted or pending any litigation or proceeding before any federal or state court of the United States of America by any United States federal or state government or governmental authority or agency (A) restraining or prohibiting (in each case, under antitrust laws) the making of the offer, the acceptance for payment of any shares of Fort James common stock by Georgia-Pacific, Purchaser or any affiliate of Georgia-Pacific, or the consummation of any other transaction contemplated by the merger agreement; (B) seeking an order of divestiture that, if complied with, would, in Georgia-Pacific's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Georgia-Pacific and Fort James and their subsidiaries, taken as a whole, after giving effect to the offer and the merger; or (C) seeking (under antitrust laws) to impose or confirm any limitation on the ability of Georgia-Pacific, Purchaser or any other subsidiary of Georgia-Pacific to exercise effectively full rights of ownership of any shares of Fort James common stock on all matters properly presented to the Fort James' shareholders (other than any such action (i) in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction has been denied or has expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction has been reversed on appeal and not reinstated, (ii) in which the United States Department of Justice, or the Federal Trade Commission or any applicable state authority does not file within 10 business days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (A) through (C) above, or (iii) filed with consent of Purchaser); provided that no such litigation or proceeding will constitute a condition to Purchaser's obligations under the offer to the extent Georgia-Pacific or Purchaser is in breach of its obligations under "The Merger Agreement--Covenants and Representations and Warranties--Antitrust Laws" below;

    (2) there shall have been (i) any law enacted or deemed applicable to (A) Georgia-Pacific, Fort James or any of their respective subsidiaries or (B) any transaction contemplated by the merger agreement or (ii) entered or enforced by any court or governmental authority, any order which prohibits, restrains, restricts or enjoins the consummation of the offer, or has the effect of making the offer illegal, in which case, by any governmental authority that would result, directly or indirectly, in any of the consequences referred to in clauses (A) through (C) of paragraph (1) above; provided that no such law or order will constitute a condition to Purchaser's obligations under the offer to the extent Georgia-Pacific or Purchaser is in breach of its obligations under "The Merger Agreement-- Covenants and Representations and Warranties--Antitrust Laws" below;

    (3) other than with respect to any order that is the subject of paragraph
  (1) or paragraph (2) above, there shall have been enacted, entered, promulgated or enforced by any court or governmental authority any order which prohibits, restrains, restricts or enjoins the consummation of the offer or has the effect of making the offer illegal;

    (4) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or governmental authority, on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

    (5) Fort James shall have breached or failed to perform in all material respects any of its obligations under the merger agreement;

    (6) (i) the representations and warranties of Fort James contained in the merger agreement that are qualified by reference to a material adverse effect on Fort James and its subsidiaries, taken as a whole, shall not be true when made or at any time prior to the consummation of the offer as if made at and as of that time, or (ii) the representations and warranties of Fort James contained in the merger agreement that are not so qualified shall not be true when made or at any time prior to the consummation of the offer as if made at and as of that time, except, in the case of clause (ii) only, for such inaccuracies as are not reasonably likely to, individually or in the aggregate, result in a material adverse effect on Fort James and its subsidiaries, taken as a whole; and

    (7) the merger agreement shall have been terminated.

  The conditions of the offer described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum condition (which may only be waived with Fort James' consent), the conditions relating to regulatory approvals, and the conditions relating to the absence of an injunction. The determination as to whether any condition has been satisfied shall be in our reasonable judgment. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding anything to the contrary in this prospectus, we cannot and will not assert any of the conditions to the offer, other than certain regulatory conditions as, and to the extent, permitted by applicable rules and regulations of the SEC, at any time after the expiration date of the offer. Notwithstanding the fact that we reserve the right to assert the failure of a regulatory condition following acceptance for exchange but prior to exchange in order to delay exchange or cancel our obligation to exchange properly tendered shares of Fort James common stock, we will either promptly exchange such shares of Fort James common stock or promptly return such shares of Fort James common stock.

Regulatory Approvals

  Except as set forth herein, we are not aware of any licenses or regulatory permits that appear to be material to the business of Fort James and its subsidiaries, taken as a whole, and that might be adversely affected by our acquisition of shares of Fort James common stock in the offer. In addition, except as set forth herein, we are not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of the shares of Fort James common stock. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "State Takeover Laws." Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to Fort James' or its subsidiaries' businesses, or that certain parts of Fort James', Georgia-Pacific's or any of their respective subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, we may not be required to purchase any shares of Fort James common stock in the offer.

  State Takeover Laws. A number of states have adopted takeover laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, shareholders, principal executive offices or principal places of business in those states. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that those laws conflict with U.S. federal law and are an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in Edgar
v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS Corp. v. Dynamics Corp. Of America, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in Grand Metropolitan Plc v. Butterworth, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

  Section 13.1-725 through Section 13.1-727 of the VSCA prohibit a Virginia corporation from engaging in an "affiliated transaction" (defined to include a variety of transactions, including mergers, share exchanges, transactions not in the ordinary course involving sales of assets, sales of voting shares, dissolution of the corporation or any reclassifications of securities) with an "interested shareholder" (defined generally as any person who is the beneficial owner of more than 10% of any class of outstanding voting shares of a Virginia corporation or any affiliate thereof) for a period of three years following the date the interested shareholder became an interested shareholder unless the transaction is approved by a majority of the disinterested directors and two-thirds of the shares not owned by the interested shareholder. After such three-year period, an affiliated transaction between a Virginia corporation and such interested shareholder is prohibited unless (1) it is approved by a majority of disinterested directors, (2) it is approved by two-thirds of the shares not owned by the interested shareholder or (3) the affiliated transaction complies with certain "fair price" provisions. The foregoing restrictions do not apply when the transaction pursuant to which the interested shareholder becomes an interested shareholder has been approved in advance by a majority of the disinterested directors.

  A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, or whose business operations otherwise have substantial economic effects, in such states. Fort James, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which may have enacted takeover laws as described above. Except for those provisions of the VSCA set forth above, Georgia-Pacific and the Purchaser do not believe that any such takeover statutes are applicable to the offer or the merger and have not attempted to comply with any such state takeover statutes in connection therewith.

  Fort James has taken all actions necessary to ensure that Section 13.1-725 through Section 13.1-727 of the VSCA will not apply in connection with the offer or the merger. We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer or the merger, and nothing herein nor any action that we take in connection with the offer is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the offer or the merger, and it is not determined by an appropriate court that the statutes in question do not apply or are invalid as applied to the offer or the merger, as applicable, we may be required to file certain documents with, or receive approvals from, the relevant state authorities, and we might be unable to accept for payment or purchase shares of Fort James common stock tendered in the offer or be delayed in continuing or consummating the offer. In that case, we may not be obligated to accept for purchase, or pay for, any shares of Fort James common stock tendered.

  Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The purchase of shares of Fort James common stock pursuant to the offer is subject to such requirements.

  Private parties (including individual states) may also bring legal actions under the antitrust laws. We do not believe that the consummation of the offer will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be. For a description of certain conditions to the offer, including conditions with respect to litigation and certain governmental actions and for certain termination rights in connection with antitrust suits, see "Conditions to the Offer."

  Foreign Approvals. Fort James owns assets and conducts business in a number of foreign countries and jurisdictions. In connection with the acquisition of the shares of Fort James common stock in the offer or the merger, the laws of certain of those foreign countries and jurisdictions may require the filing of information with, or the obtaining of the approval or consent of, governmental authorities in such countries and jurisdictions. The governments in those countries and jurisdictions might attempt to impose additional conditions on Fort James' operations conducted in those countries and jurisdictions as a result of the acquisition of the shares of Fort James common stock in the offer or the merger. If such approvals or consents are found to be required, we intend to make the appropriate filings and applications. In the event such a filing or application is made for the requisite foreign approvals or consents, we cannot be certain that such approvals or consents will be granted and, if such approvals or consents are received, we cannot be certain as to the date of those approvals or consents. In addition, we cannot be certain that we will be able to cause Fort James or its subsidiaries to satisfy or comply with those laws or that compliance or noncompliance will not have adverse consequences for Fort James or any subsidiary of Fort James after purchase of the shares of Fort James common stock pursuant to the offer or the merger.

Certain Effects of the Offer

  Reduced Liquidity; Possible Delisting. The tender of shares of Fort James common stock pursuant to the offer will reduce the number of holders of shares of Fort James common stock, and the number of shares of Fort

James common stock that might otherwise trade publicly, and could adversely affect the liquidity and market value of the remaining shares of Fort James common stock held by the public. Shares of Fort James common stock are listed and principally traded on the NYSE. Depending on the number of shares of Fort James common stock acquired pursuant to the offer, following consummation of the offer shares of Fort James common stock may no longer meet the requirements of the NYSE for continued listing. For example, published guidelines of the NYSE indicate that the NYSE would consider delisting the outstanding shares of Fort James common stock if, among other things, (1) the number of publicly held shares of Fort James common stock (exclusive of holdings of officers, directors and members of their immediate families and other concentrated holdings of 10 percent or more) should fall below 600,000,
(2) the number of record holders of 100 or more shares of Fort James common stock should fall below 1,200 or (3) the aggregate market value of publicly held shares should fall below $5 million.

  If the NYSE were to delist the shares of Fort James common stock, including after the exchange of shares in the offer but prior to the merger, the market for them could be adversely affected. It is possible that shares of Fort James common stock would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through The Nasdaq Stock Market (which we refer to as "NASDAQ") or by other sources. The extent of the public market for the shares of Fort James common stock and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares of Fort James common stock remaining at such time, the interest in maintaining a market in the shares of Fort James common stock on the part of securities firms, the possible termination of registration of shares of Fort James common stock under the Securities Exchange Act of 1934, as described below, and other factors. We cannot predict whether the reduction in the number of shares of Fort James common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, Fort James common stock.

  Georgia-Pacific intends to cause the delisting of Fort James common stock from the NYSE following consummation of the offer and the merger.

  According to Fort James, there were, as of    , 2000, approximately     Fort
James common shares outstanding held by     holders of record.

  Status as "Margin Securities." The shares of Fort James common stock are presently "margin securities" under the regulations of the Federal Reserve Board, which, among other things, allows brokers to extend credit on the collateral of shares of Fort James common stock. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, the shares of Fort James common stock may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the shares of Fort James common stock would be ineligible as collateral for margin loans made by brokers.

  Going Private Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the merger or another business combination following the purchase of Fort James common stock pursuant to the offer in which we seek to acquire the remaining shares of Fort James common stock not held by us. We believe that Rule 13e-3 will not be applicable to the merger. Rule 13e-3 requires, among other things, that certain financial information concerning Fort James and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the SEC and disclosed to shareholders prior to consummation of the merger or other business combination.

  Registration Under the Exchange Act. Shares of Fort James common stock are currently registered under the Exchange Act. Fort James can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares of Fort James common stock. Termination of registration of the shares of Fort James common stock under the Exchange Act would reduce the information that Fort James must furnish to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to all shares of Fort James common stock. In addition, if shares of Fort James common stock are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to Fort James. Furthermore, the ability of "affiliates" of Fort James and persons holding "restricted securities" of Fort James to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for NYSE listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

Opinion of Financial Advisor to Fort James

  Fort James engaged Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the offer and the merger. The Fort James board of directors selected Morgan Stanley based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Fort James. At the meeting of the Fort James board on July 16, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of July 16, 2000, and based on and subject to the considerations in its opinion, the consideration to be received by the holders of shares of Fort James common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

  The full text of Morgan Stanley's opinion, dated July 16, 2000, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this prospectus and incorporated herein by reference. We urge you to read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Fort James, addresses only the fairness of the consideration to be received by the holders of the shares of Fort James common stock pursuant to the merger agreement from a financial point of view to such holders and it does not address any other aspect of the offer or the merger or constitute a recommendation as to whether holders of Fort James common stock should tender their shares in the offer or as to how holders of Fort James common stock should vote at any shareholders' meeting held in connection with the merger. This summary is qualified in its entirety by reference to the full text of the opinion.

  In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Fort James and Georgia-Pacific;

  . reviewed certain internal financial statements and other financial and operating data concerning Fort James prepared by the management of Fort James;

  . reviewed certain internal financial statements and other financial and operating data concerning Georgia-Pacific prepared by the management of Georgia-Pacific;

  . reviewed certain financial projections prepared by the management of Fort James;

  . reviewed certain financial projections prepared by the management of Georgia-Pacific;

  . discussed the past and current operations and financial condition and the prospects of Fort James, including information relating to certain strategic, financial and operational benefits anticipated from the offer and the merger, with senior executives of Fort James;

  . discussed the past and current operations and financial condition and the prospects of Georgia-Pacific, including information relating to certain strategic, financial and operational benefits anticipated from the offer and the merger, with senior executives of Georgia-Pacific;

  . reviewed the pro forma impact of the offer and the merger on Georgia-Pacific's earnings per share, cash flow, consolidated capitalization and financial ratios;

  . reviewed the reported prices and trading activity for Fort James common stock and Georgia-Pacific common stock;

  . compared the financial performance of Fort James and the prices and trading activity of Fort James common stock with that of certain other comparable publicly-traded companies and their securities;

  . compared the financial performance of Georgia-Pacific and the prices and trading activity of Georgia-Pacific common stock with that of certain other comparable publicly-traded companies and their securities;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . participated in discussions and negotiations among representatives of Fort James, Georgia-Pacific and their financial and legal advisors;

  .  reviewed the merger agreement, and certain related documents; and

  . performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the offer and the merger, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Fort James and Georgia-Pacific. In addition, Morgan Stanley assumed that the offer and the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley assumed that, in connection with the receipt of all the necessary regulatory approvals for the offer and the merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the offer and the merger. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Fort James, nor has it been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, July 16, 2000.

  The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. To fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Historical Share Price Performance. Morgan Stanley noted that the purchase price per share of Fort James common stock of $29.60 in cash and .2644 shares, subject to adjustment in certain circumstances as provided for in the merger agreement, of Georgia-Pacific common stock (collectively, the "Consideration"), equated to $37.17 per share, based on the closing price of Georgia-Pacific common stock as of Friday, July 14, 2000 (the last full trading day prior to the announcement of the merger agreement), representing a 51.3% premium to the closing price of Fort James common stock of $24.56.

  Morgan Stanley reviewed the historical performance of Fort James common stock and Georgia-Pacific common stock based on a historical analysis of closing prices and trading volumes for the last twelve months ending July 3, 2000. The table below shows the twelve-month high and low closing prices during that period, compared with a closing price on July 14, 2000 of $24.56 per share of Fort James common stock and $28.63 per share of Georgia-Pacific common stock:

                                                     June 30, 1999 June 30, 1999
                                                        through       through
                                                     July 3, 2000  July 3, 2000
                                                         High           Low
                                                     ------------- -------------
   Fort James.......................................    $42.00        $16.94
   Georgia-Pacific..................................    $52.13        $26.06

  Morgan Stanley compared the historical trading performance of Fort James common stock with that of a group of selected paper and forest product companies. The group of selected paper and forest product companies included Boise Cascade Corporation, Bowater Incorporated, Champion International Corporation, Georgia-Pacific, International Paper Company, The Mead Corporation, Smurfit-Stone Container Corporation, Westvaco Corporation and Weyerhaeuser Company. None of the companies utilized in this analysis as a comparison is identical to Fort James.

  This analysis showed that the closing market prices during the period from July 12, 1999 through July 13, 2000 depreciated as follows:

                                                                  Depreciation
                                                                  ------------
   Fort James....................................................    (39.2%)
   Georgia-Pacific...............................................    (43.1%)
   Selected paper and forest products companies (including
    Georgia-Pacific):
     Mean........................................................    (25.8%)

  Morgan Stanley also reviewed the distribution of the closing prices of shares of Fort James common stock from January 1, 1996 through July 5, 2000. Morgan Stanley noted that the Consideration, based on a range of closing share prices for Georgia-Pacific common stock, exceeded most of the closing share prices of Fort James common stock over the period.

                                 % of Shares Traded
                                 within Price Range
            Fort James Common     from 1/1/1996--
            Stock Price Range         7/5/2000
            -----------------    ------------------
               $28.75--
                 41.13                  50%
             25.94--44.56               75%
             16.94--52.25               100%
                32.75                  Median

  Discounted Cash Flow Analysis of Fort James. Morgan Stanley analyzed certain financial projections prepared by the management of Fort James for the fiscal year 2000 (the "Fort James Management Projections") and contained in certain publicly available Morgan Stanley research estimates for the fiscal year 2001 (the "Fort James Research Estimates"). Projections for 2002 and beyond were extrapolated by assuming annual revenue growth of 3.5% and flat EBITDA margins. Morgan Stanley performed a discounted cash flow analysis of Fort James based on those projections. Morgan Stanley discounted the unlevered free cash flows of Fort James at a range of discount rates of 10.0% to 11.0%, representing an estimated weighted average cost of capital range for Fort James, and terminal values based on a range of multiples of 6.0--7.0 times estimated 2009 earnings before interest, taxes, depreciation and amortization ("EBITDA") to arrive at a range of present values for Fort James. Such present values were then adjusted for Fort James' debt (net of cash), preferred stock and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of Fort James common stock ranging from approximately $27 to $31.

  Discounted Cash Flow Analysis of Georgia-Pacific. Morgan Stanley analyzed certain financial projections contained in certain publicly available Morgan Stanley research estimates for the fiscal years 2000 and 2001 (the "Georgia-Pacific Research Estimates"). Projections for 2002 and beyond were extrapolated by assuming annual revenue growth of 2.5% and mid-cycle EBITDA margins. Morgan Stanley performed a discounted cash flow analysis of Georgia-Pacific based on those projections. Morgan Stanley discounted the unlevered free cash flows of Georgia-Pacific at a range of discount rates of 10.0% to 11.0%, representing an estimated weighted average cost of capital range for Georgia-Pacific, and terminal values based on a range of multiples of 5.0--6.0 times estimated 2009 EBITDA to arrive at a range of present values for Georgia-Pacific. Such present values were then adjusted for Georgia-Pacific's debt (net of cash), preferred stock and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of Georgia-Pacific common stock ranging from approximately $45 to $53.

  Comparable Company Analysis of Fort James and Georgia-Pacific. Morgan Stanley reviewed the current valuation of publicly traded companies in the paper and forest products sector and the consumer products sector considered to be comparable to Fort James and Georgia-Pacific. Morgan Stanley reviewed measures of valuation including historical and projected price to earnings ratios and historical and projected aggregate value to EBITDA ratios. The group of selected paper and forest products companies included Boise Cascade Corporation, International Paper Company, Svenska Cellulosa Aktiebolaget SCA ("SCA"), Weyerhaeuser Company and Willamette Industries, Inc. Morgan Stanley observed a price to 2000 estimated earnings multiple mean of 9.3 times and an aggregate value to 2000 estimated EBITDA multiple mean of 5.4 times for comparable publicly traded paper and forest products companies. The group of selected consumer products companies included The Procter & Gamble Company and Kimberly-Clark Corporation. Morgan Stanley observed a price to 2000 estimated earnings multiple mean of 17.7 times and an aggregate value to 2000 estimated EBITDA multiple mean of 9.3 times for comparable publicly traded consumer products companies.

  Morgan Stanley selected a multiple range of 5.5--6.5 times 2000 estimated EBITDA for Fort James. Applying this multiple to the forecast of 2000 EBITDA in Fort James Management Projections implied a range of equity value per share of Fort James common stock between approximately $22 and $29.

  Morgan Stanley selected a multiple range of 4.5--5.5 times 2000 estimated EBITDA for Georgia-Pacific. Applying this multiple to the forecast of 2000 EBITDA in Georgia-Pacific Research Estimates implied a range of equity value per share of Georgia-Pacific common stock between approximately $29 and $44.

  No company utilized in the publicly traded comparable company analysis is identical to Fort James or Georgia-Pacific. Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Fort James and Georgia-Pacific. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using publicly traded comparable company data.

  Precedent Transactions Analysis of Fort James and Georgia-Pacific. Using publicly available information, Morgan Stanley reviewed recent precedent transactions that were considered to be comparable to this transaction. These transactions included (but were not limited to):

  .   SCA / Metsa-Tissue (Metsa-Serla Oyj's stake)

  .   SCA / AM Paper Group

  .   SCA / Metsa-Tissue (11% stake)

  .   Kimberly-Clark Corporation / Attisholtz Tissue Business

  .   Plainwell Inc. / Pope & Talbot Inc.--Tissue

  .   Wausau Paper Mills Company / Mosinee Paper Corporation

  .   The Procter & Gamble Company / Ssangyong Paper Co.

  .   Copamex Industries SA / Kimberly-Clark de MX-Regio Tissue

  .   Kruger Inc. / Scott Paper Ltd.

  Morgan Stanley observed the following precedent transactions to be most comparable to this transaction:

  .  Georgia-Pacific Corporation / Wisconsin Tissue Mills Inc.

  .  James River Corporation / Fort Howard Corporation

  .  Kimberly-Clark Corporation / Scott Paper Company

  Morgan Stanley reviewed publicly available financial information including the aggregate value to the latest twelve-month ("LTM") EBITDA. Morgan Stanley observed an aggregate value to LTM EBITDA range of approximately 6.4--11.3 times and a mean of 8.6 times for the precedent transactions.

  Based on Fort James' management estimates of 1999 EBITDA, and using a multiple range of 7.5--9.5 times 1999 EBITDA, a range of implied equity values per share of Fort James common stock was between approximately $31 and $44.

  Based on Georgia-Pacific Research Estimates of 1999 EBITDA, and using a multiple range of 7.0--8.0 times 1999 EBITDA, a range of implied equity values per share of Georgia-Pacific common stock was between approximately $58 and $72.

  Segment Break-up Analysis. Morgan Stanley performed segment valuation analysis, which included the tax impact of the divestiture of certain Fort James operations on the value of Fort James. The analysis incorporated certain assumptions regarding tax bases and the corporate tax rate. Based on Fort James' management estimates of 1999 EBITDA, and using a multiple range of 8.0--10.0 times 1999 EBITDA for Fort James' European tissue operations and a multiple range of 7.5--9.5 times 1999 EBITDA for the rest of Fort James, a range of implied equity values per share of Fort James common stock was between approximately $28 and $39.

  Leveraged Buyout Analysis. Morgan Stanley analyzed a scenario, using Fort James Management Projections, Fort James Research Estimates and extrapolated projections, whereby Fort James common stock was purchased at a price that would result in a five-year internal rate of return of approximately 27.5% upon disposition assuming a five-year EBITDA exit multiple of 5.5--6.5 times. This analysis implied an equity price of $21 to $24 per share.

  Stand-alone Equity Value. Morgan Stanley evaluated the implied current stock price by estimating the stock price in 2000 based on a multiple of 2001 earnings of 12.0--13.0 times. Morgan Stanley used 2001 earnings estimates based on Fort James Research Estimates and Fort James Management Projections. The implied stock price in 2001 was then discounted to a current price at an equity discount rate of 13.9%. This analysis implied a valuation of approximately $26 to $32 per share.

  Pro Forma Combination Analysis. Morgan Stanley analyzed the pro forma impact of the offer and the merger on Georgia-Pacific's cash and book earnings per share, consolidated capitalization and financial ratios, using Fort James Management Projections, Fort James Research Estimates, Georgia-Pacific Research Estimates and extrapolated projections. Incorporating certain assumptions with respect to various structural considerations, transaction costs and Fort James management estimated synergies, the combination was accretive to Georgia-Pacific's cash earnings per share and dilutive to its book earnings per share in 2000, 2001 and 2002.

  In connection with the review of the offer and the merger by Fort James' board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Fort James.

  In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Fort James or any of its assets, nor did Morgan Stanley negotiate with any party other than Georgia-Pacific.

  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Fort James and Georgia-Pacific. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness of the consideration to be received by holders of shares of Fort James common stock pursuant to the merger agreement from a financial point of view to such holders and were conducted in connection with the delivery of its opinion dated July 16, 2000, to the board of directors of Fort James. Morgan Stanley's analyses do not purport to be appraisals or to reflect the prices at which shares of Fort James common stock might actually trade. The consideration in the offer and the merger was determined through arm's length negotiations between Fort James and Georgia-Pacific and was approved by Fort James' board of directors. Morgan Stanley did not recommend the consideration to be paid by Georgia-Pacific or that any consideration to be paid by Georgia-Pacific constituted the only appropriate consideration for the offer and the merger.

  In addition, Morgan Stanley's opinion and presentation to the Fort James board of directors was one of the many factors taken into consideration by the board in making its determination to recommend the offer and the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Fort James board with respect to the consideration paid in connection with the offer and the merger or of whether Fort James' board would have been willing to agree to a different consideration.

  Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Fort James and Georgia-Pacific and have received fees for the rendering of these services. In connection with the offer and the merger, Morgan Stanley may provide certain financing services for Georgia-Pacific. In addition, Miles L. Marsh, Chairman and Chief Executive Officer of Fort James serves on the board of directors of the parent of Morgan Stanley.

  Pursuant to the engagement letter, upon the consummation of the offer, Morgan Stanley will receive a fee of $30 million for its services. In the event the offer is not consummated, Morgan Stanley will receive an advisory fee estimated between $200,000 and $300,000. Fort James has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, related to or arising out of Morgan Stanley's engagement.

Source and Amount of Funds

  We expect to obtain funds necessary to finance the offer and the merger partially from our internal resources and also from borrowings under the credit facility described below. Neither the offer nor the merger is conditioned upon any financing being obtained. In addition, subject to market conditions, we may elect to sell debt securities with various maturities in the capital markets.

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

  We have received the commitment of Banc of America Securities LLC, Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc. to arrange financing that will be, together with our existing cash resources, sufficient to consummate the offer and the merger, to pay related costs and expenses and to refinance certain indebtedness of Fort James and Georgia-Pacific.

  Pursuant to a commitment letter, Banc of America Securities, Merrill Lynch and Morgan Stanley have committed to structure, arrange, syndicate and administer a senior financing arrangement in the principal amount of $10,000,000,000, of which Banc of America Securities, Merrill Lynch and Morgan Stanley have committed to provide, in the aggregate, $6,325,000,000. Under the terms of the commitment letter, all amounts available to Georgia-Pacific under such senior financing arrangement would be used to finance all or a portion of
(1) the cash consideration paid in the offer, (2) on the date of the merger, the remaining cash consideration payable in respect to the merger, if any, (3) the existing indebtedness of Fort James (to the extent required to be refinanced in connection with the offer and the merger), (4) certain existing indebtedness of Georgia-Pacific and (5) the related fees and expenses. Any remaining amount would be used for general corporate purposes.

  Georgia-Pacific currently expects to repay the senior financing arrangement through a combination of possible sales in the capital markets, subject to market conditions, of capital securities, revenues from operations and potential asset sales.

Relationships with Fort James

  Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Fort James, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since January 1, 1997, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Fort James or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Except as set forth herein, neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1997 had any transaction with Fort James or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

  In the ordinary course of business, Georgia-Pacific and Fort James engage in a number of commercial transactions. These transactions primarily involve (1) the purchase by Fort James from Georgia-Pacific of maintenance supplies, packaging supplies, straw paper, paper products, corrugated products and strength resins and (2) the purchase by Georgia-Pacific from Fort James, through its Unisource subsidiary, of a range of tissue products primarily for the commercial markets, including bath tissue, facial tissue, paper towels and napkins and disposable tabletop products. The aggregate amount of Fort James' purchases from Georgia-Pacific represented less than 1% of Fort James' total consolidated revenues for its most recent fiscal year and the aggregate of Georgia-Pacific's purchases from Fort James represented less than 1% of Georgia-Pacific's total consolidated revenues for its most recent fiscal year.

Accounting Treatment

  The acquisition of Fort James will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, commonly referred to as "GAAP," for accounting and financial reporting purposes. Fort James will be treated as the acquired corporation for such purposes. Fort James' assets, liabilities and other items will be adjusted to their estimated fair value as of the closing date of the merger and combined with the historical book values of the assets and liabilities of Georgia-Pacific. Applicable income tax effects of such adjustments will be included as a component of the combined company's deferred tax asset or liability. The difference between the estimated fair value of the assets, liabilities and other items (adjusted as discussed above)

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

and the purchase price will be recorded as an intangible asset and amortized against the combined company's earnings over a 40-year period following completion of the merger. For further information concerning the amount of goodwill to be recorded in connection with the merger and the amortization thereof, see Note (c) of Notes to the Unaudited Pro Forma Consolidated Balance Sheet Data.

  Georgia-Pacific has prepared the unaudited pro forma financial information contained in this prospectus using the purchase accounting method to account for the offer and the merger. See "Pro Forma Consolidated Financial Statements."

Fees and Expenses

  Georgia-Pacific has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC to provide certain financial advisory services to Georgia-Pacific in connection with the offer and the merger. Merrill Lynch and Banc of America Securities will receive, in the aggregate, fees of $25 million for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify Merrill Lynch and Banc of America Securities and related persons against certain liabilities and expenses in connection with their services as financial advisors, including certain liabilities and expenses under the federal securities laws. From time to time, Merrill Lynch, Banc of America Securities and their affiliates may actively trade the debt and equity securities of Fort James for their own account or for the accounts of customers and, accordingly, may hold a long or short position in such securities.

  We have retained D.F. King & Co., Inc. as information agent in connection with the offer. The Information Agent may contact holders of shares of Fort James common stock by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to the offer to beneficial owners of shares of Fort James common stock. We will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the Information Agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

  In addition, we have retained EquiServe Trust Company, N.A. as the exchange agent. We will pay the Exchange Agent reasonable and customary compensation for its services in connection with the offer, will reimburse the Exchange Agent for its reasonable out-of-pocket expenses and will indemnify the Exchange Agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

  Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Fort James common stock pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Stock Exchange Listing

  Our common stock is listed on the NYSE under the symbol "GP." We will make an application to list on the NYSE the shares of Georgia-Pacific Group common stock that we will issue pursuant to the offer and the merger.

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

                             THE MERGER AGREEMENT

  The following description of the merger agreement describes the material terms of the agreement but does not purport to describe all the terms thereof. The complete text of the merger agreement is attached as Annex A to this prospectus. All shareholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

The Offer

  Terms of the Offer. The merger agreement provides for the commencement by Purchaser of this offer to exchange $29.60 in cash and .2644 shares of Georgia-Pacific Group common stock, subject to the limitation described below, for each outstanding share of Fort James common stock that is validly tendered and not properly withdrawn. The merger agreement also provides that the number of shares of Georgia-Pacific Group common stock into which each share of Fort James common stock will be converted in the offer (the "exchange ratio") will be adjusted in the event that the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Georgia-Pacific Group common stock on the New York Stock Exchange for the 10 consecutive trading days ending on the third trading day prior to the expiration date (the "average price") exceeds $39.33. In that case, the exchange ratio will equal $10.40 divided by the average price.

  The merger agreement prohibits Purchaser from amending or waiving the minimum condition, without the consent of Fort James, or amending the offer to change the form of consideration to be paid, decreasing the consideration payable per share of Fort James common stock or the number of shares of Fort James common stock sought in the offer, imposing additional conditions to the offer or making any other change which is adverse to the holders of the shares of Fort James common stock.

  Mandatory Extensions of the Offer. If any of the conditions to the offer is not satisfied or waived on the initial or any subsequent scheduled expiration date, Purchaser will, unless the merger agreement is terminated pursuant to its terms, extend the offer, until such conditions are satisfied or waived; provided that Purchaser is not required to extend the offer beyond February 28, 2001.

  Optional Extensions of the Offer. Purchaser will have the right to extend the offer (a) for one or more periods (not in excess of 10 business days each) but in no event ending later than February 28, 2001 if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer has not been satisfied or waived, until such conditions are satisfied or waived,
(b) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law or (c) for an aggregate period of not more than 10 business days if, as of such date, all of the conditions to the offer have been satisfied or waived but the number of shares of Fort James common stock validly tendered and not withdrawn equals 80% or more, but less than 90%, of the outstanding shares of Fort James common stock on a fully diluted basis.

  Prompt Payment for Shares of Fort James Common Stock after the Closing of the Offer. Subject to the conditions of the offer, Purchaser will accept for payment and pay for, as promptly as practicable after the expiration of the offer, all shares of Fort James common stock validly tendered and not properly withdrawn pursuant to the offer.

The Merger

  The merger agreement provides that Purchaser will be merged with and into Fort James as soon as practicable following the satisfaction or waiver of the conditions to the merger set forth in the merger agreement. Under the terms of the merger agreement, at the effective time of the merger each share of Fort James common stock will be canceled and converted into the right to receive from Purchaser the same per share consideration received by holders of Fort James common stock who exchanged their shares of Fort James common stock in

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

the offer. Notwithstanding the foregoing, the merger consideration will not be payable in respect of shares of Fort James common stock held by Fort James as treasury shares or by Georgia-Pacific, Purchaser or any of Georgia-Pacific's or Purchaser's subsidiaries.

  Effective Time of the Merger. The merger will become effective upon the filing of articles of merger with the State Corporation Commission of Virginia or such later time as is agreed by Fort James and Georgia-Pacific and specified in the articles of merger. The filing of the articles of merger will take place as soon as practicable after satisfaction or waiver of the conditions described below under "The Merger Agreement--Conditions of the Merger."

  Articles of Incorporation: By-Laws; Directors and Officers. The articles of incorporation of Purchaser in effect at the effective time shall be the articles of incorporation of the surviving corporation until thereafter amended in accordance with the provisions of the articles of incorporation and as provided under Virginia law. The by-laws of Purchaser in effect at the effective time shall be the by-laws of the surviving corporation until thereafter amended in accordance with the provisions of the by-laws, the articles of incorporation of the surviving corporation and the VSCA.

  From and after the effective time and until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the surviving corporation's articles of incorporation and by-laws, (1) the directors of Purchaser at the effective time shall be the directors of the surviving corporation and (2) the officers of Fort James at the effective time shall be the officers of the surviving corporation.

Fort James Board of Directors

  Upon the acceptance for payment of shares of Fort James common stock pursuant to the offer, Georgia-Pacific will be entitled to designate a number of directors (rounded up to the next whole number) that equals the product of
(1) the total number of directors on Fort James' board of directors and (2) the percentage that the number of shares beneficially owned by Georgia-Pacific and Purchaser bears to the total number of outstanding shares of Fort James common stock. At the same time, Fort James will use its best efforts to cause individuals designated by Georgia-Pacific to constitute the same percentage of members on each committee of Fort James' board of directors as well as on each board of directors (and each committee thereof) of each subsidiary of Fort James identified by Georgia-Pacific. Until the merger has become effective, Fort James and Georgia-Pacific will use their best efforts to cause Fort James' board of directors to consist of at least two members who were directors of Fort James prior to the consummation of the offer. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of the continuing Fort James directors (i.e., those directors not designated by Georgia-Pacific) will be required to:

  .  terminate the agreement on behalf of Fort James,

  . amend the agreement when such amendment requires approval of Fort James' board of directors,

  . extend the time for performance of Georgia-Pacific or Purchaser's obligations under the merger agreement,

  . waive compliance with any agreement or condition contained in the merger agreement for the benefit of Fort James,

  . consent to or approve any action to be taken by Fort James' board of directors under the merger agreement, or

  . approve any other action of Fort James which adversely affects the holders of Fort James common stock.


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

Georgia-Pacific Board of Directors

  At the effective time of the merger, each class of Georgia-Pacific board of directors will be increased in size by one and three individuals from Fort James' current board of directors will be appointed to Georgia-Pacific's board of directors to fill the vacancies.

Treatment of Fort James Stock Options, Performance Shares and Restricted or Performance Share Units

  The merger agreement provides that not less than five business days prior to the occurrence of a change of control, each holder of an option to purchase shares of Fort James common stock shall have the right to elect either of the following alternatives with respect to such options by delivering a written election to Fort James: (i) that their options be cashed-out, in whole or in part, or (ii) that their options be exchanged, in whole or in part, for options to purchase shares of Georgia-Pacific Group common stock. In the event that any optionee does not make an election, such optionee shall be deemed to have elected to cash-out such options.

  In the event an optionee makes a cash-out election, on the acceptance date Fort James shall terminate or cancel all options to which the cash-out election relates that are outstanding and unexercised. The holder of each such cashed-out option shall receive, in exchange for the cancellation of such option, an amount in cash equal to (i) the excess, if any, of (1) the value of the total consideration per share paid in the offer and the merger to holders of Fort James common stock, over (2) the per share exercise price of such option, multiplied by (ii) the number of shares of Fort James common stock subject to such option as of the acceptance date. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements. In the event that an optionee elects the cash-out election with respect to a portion of the options held thereby, the remaining options held by such optionee shall be exchanged for options of Georgia-Pacific Group common stock.

  In the event an optionee makes the conversion election, prior to the effective time of the merger Georgia-Pacific and Fort James shall take such action as may be necessary to cause each option to which the conversion election relates to be automatically converted at the effective time of the merger into an option to purchase a number of shares of Georgia-Pacific Group common stock equal to the product of (i) the number of shares of Fort James common stock that could have been purchased (assuming full vesting) under such option immediately prior to the effective time of the merger multiplied by
(ii) the quotient of (1) the value in cash of the total consideration per share paid in the offer and the merger to holders of Fort James common stock divided by (2) the average of the volume weighted trading price for the 10 consecutive trading days ending on the third trading day immediately preceding the expiration date (rounded up to the nearest whole number of shares of Georgia-Pacific Group common stock), at a price per share of Georgia-Pacific common stock equal to the quotient of (x) the per-share option exercise price specified in the option divided by (y) (1) the value of the total consideration per share paid in the offer and the merger to holders of Fort James common stock divided by (2) the average of the volume weighted averages of the trading price for the 10 consecutive trading days ending on the third trading day immediately preceding the expiration date (rounded down to the nearest whole cent). Except as otherwise provided in the merger agreement, such substituted option shall be subject to the same terms and conditions as the option. Such substituted options shall be subject to any other rights which arise under the Fort James employee benefit plans, the option agreements evidencing awards thereunder as a result of the transactions contemplated by the merger agreement or otherwise, including the full vesting of such options to the extent provided in such plans or agreements. As promptly as reasonably practicable after the effective time of the merger, Georgia-Pacific shall issue to each holder of a substituted option a document evidencing the foregoing assumption by Georgia-Pacific. In the event that an optionee makes the conversion election with respect to a portion of the options held thereby, the remaining options held by such optionee shall be cashed-out as described above.

  The merger agreement provides that prior to the effective time of the merger, Fort James will amend each outstanding option to acquire Fort James common stock to provide that in the event the option holder's employment is involuntarily terminated following the acceptance date other than for cause or in the event that an employee terminates his employment for "good reason," as defined in such employee's employment agreement,

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

the exercise period for such option will end on the earlier of the three year anniversary of the acceptance date or the last day of the original term of the option.

  On the acceptance date, Fort James shall terminate or cancel all performance shares and restricted or performance share units and, to the extent provided for in the award agreement, all restricted stock, and each holder of such stock or units that are outstanding, whether or not such stock or units are free of restrictions, shall be entitled to receive on the acceptance date, in exchange for the cancellation of such stock or units, an amount in cash equal to the product of (1) the mean of the high and low sales price of Fort James common stock on the acceptance date and (2) the number of shares or units subject to such award. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements.

Covenants and Representations and Warranties

  Access to Information. Until the consummation of the merger, each of Fort James and Georgia-Pacific will, upon reasonable notice, afford the other reasonable access during normal business hours to its and its subsidiaries' employees, properties, books and records in order that Fort James or Georgia-Pacific may have an opportunity to make reasonable investigations. Fort James and Georgia-Pacific agree that they will promptly furnish to the other such information as the other shall from time to time reasonably request.

  Reasonable Best Efforts. The merger agreement provides that each of Georgia-Pacific and Fort James will use its reasonable best efforts to take all actions necessary to close the offer and the merger.

  Conduct of Business of Fort James Pending Merger. The merger agreement obligates Fort James, until the closing of the merger, to conduct its operations in all material respects only according to the ordinary and usual course of business consistent with its past practice. The merger agreement expressly restricts the ability of Fort James to engage in certain material transactions, such as certain purchases and sales of assets or the sale or redemption of outstanding securities of Fort James, without the prior written consent of Georgia-Pacific, which consent will not be unreasonably withheld or delayed.

  Conduct of Business of Georgia-Pacific Pending Merger. The merger agreement obligates Georgia-Pacific, until the closing of the merger, to conduct its operations in all material respects only according to the ordinary and usual course of business consistent with its past practice. The merger agreement expressly restricts the ability of Georgia-Pacific to engage in certain material transactions, such as repurchases of Georgia-Pacific Group common stock or any purchases that would impose any delay in obtaining antitrust clearance.

  No Solicitation of Alternative Transactions. The merger agreement provides that, except in the circumstances described below, Fort James will not (1) directly or indirectly solicit, facilitate, initiate or encourage the making or submission of, any Takeover Proposal (as defined below), (2) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the offer or the merger, (3) initiate or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal, or (4) grant any waiver or release under any standstill or similar agreement with respect to any class of Fort James' equity securities.

  However, the merger agreement provides that prior to the acceptance date, in response to an unsolicited Takeover Proposal that did not result from a breach by Fort James of its obligations not to solicit alternative transactions and following delivery to Georgia-Pacific of notice of such Takeover Proposal, Fort James may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written Takeover Proposal if a majority of Fort James' board of directors (1) reasonably determines in good faith (after consultation with its financial advisors) that taking such action would be reasonably likely to lead to the delivery to Fort James of a Superior

Proposal (as defined below) and (2) determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to take such action(s) in order to comply with its fiduciary duties under applicable law.

  "Takeover Proposal" means any inquiry, proposal or offer from any person relating to (1) any direct or indirect acquisition or purchase of 20% or more of the assets of Fort James or any of its subsidiaries or 20% or more of any class of equity securities of Fort James or any of its subsidiaries, (2) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning all or any portion of any class of equity securities of Fort James or any of its subsidiaries or (3) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction of Fort James or any of its subsidiaries other than the offer or the merger.

  "Superior Proposal" means a bona fide written Takeover Proposal made by a third party to purchase at least two-thirds of the outstanding equity securities of Fort James pursuant to a tender offer, exchange offer, merger or other business combination (1) on terms which a majority of Fort James' board of directors determines in good faith (after consultation with its financial advisors) to be superior to Fort James and its shareholders from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated by the merger agreement and any alternative proposed by Georgia-Pacific in accordance with the termination right described below under "--Termination of the Merger Agreement-- Termination by Fort James" below and (2) which is reasonably capable of being consummated.

  Duty to Recommend the Offer and the Merger. The merger agreement provides that, unless the Fort James board of directors otherwise determines (based upon a majority vote thereof in its good faith judgment that such other action is necessary to comply with its fiduciary duty to shareholders under applicable law after receiving advice from outside legal counsel), prior to approval by the shareholders of Fort James, (1) the Fort James board of directors will recommend approval by Fort James shareholders of the merger agreement, (2) neither the Fort James board of directors nor any committee thereof shall amend modify or withdraw such recommendation in a manner adverse to Georgia-Pacific or take any action or make any statement inconsistent with such recommendation and (3) Fort James shall take all lawful action to secure the Fort James shareholder approval of the merger agreement. The merger agreement prohibits Fort James' board of directors from approving or recommending, or proposing to approve or recommend, any Takeover Proposal or approving, recommending or causing Fort James to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. However, the merger agreement provides that prior to the closing of the offer Fort James may take any of such actions in connection with the termination of the merger agreement as described below under "--Termination of the Merger Agreement--Termination by Fort James" if a third party makes a Superior Proposal.

  Antitrust Laws. Georgia-Pacific and Fort James will together discuss and formulate the approach to be taken with respect to antitrust authorities, provided that Georgia-Pacific shall have the right to determine the overall strategy with respect to any filings, submissions of information or documentary materials to, proceedings or negotiations with, or any other discussions, meetings, consultations, conversations or interactions with any Antitrust Authority (as defined below). Without limiting the generality of the foregoing, but subject to the immediately succeeding sentence, prior to any contacts with any Antitrust Authority by Georgia-Pacific or any of its subsidiaries or by Fort James or any of its subsidiaries, Georgia-Pacific and Fort James shall each have the right to (1) in the case of filings, submissions of information or documentary materials, review such contacts prepared by the other party and comment with respect thereto and the other party shall be required to incorporate into such contacts all reasonable comments of Georgia-Pacific or Fort James, as the case may be, and (2) discuss prior to any contacts the appropriate approach to be taken with respect thereto. As part of its overall strategy, Georgia-Pacific shall determine the timing of any contacts with any Antitrust Authority and Georgia-Pacific shall be entitled to act as the spokesperson in connection therewith, but to the extent permitted by such governmental authority Georgia-Pacific shall afford Fort James a reasonable opportunity to participate in any such contacts. Fort James shall not initiate any material contacts with any Antitrust Authority regarding the transaction contemplated hereby without Georgia-Pacific's prior consent, but Fort James may respond to any such contacts or requests for contacts which are initiated by any Antitrust Authority, or as otherwise required by applicable law. The parties hereto agree to provide to each other copies of all correspondence between it (or its advisors) and any Antitrust Authority relating to the merger agreement or any of the matters described in this paragraph.

  Each party to the merger agreement shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the merger agreement under any Antitrust Law (as defined below). Without limiting the generality of the foregoing, "best efforts" shall include, without limitation:

    (1) in the case of each of Georgia-Pacific and Fort James:

      (A) promptly filing with the appropriate Antitrust Authorities a Notification and Report Form or other applicable notification with respect to the transactions contemplated by the merger agreement;

      (B) if Georgia-Pacific or Fort James receives a formal request for information and documents from an Antitrust Authority, substantially complying with such formal request at the earliest practicable date following the date of its receipt thereof; and

      (C) opposing vigorously any litigation relating to the offer, the merger or the other transactions contemplated by the merger agreement, including, without limitation, promptly appealing any adverse court order.

    (2) in the case of Georgia-Pacific only, negotiating with respect to, and accepting at such time as permits consummation of the offer no later than February 28, 2001, a consent decree with an Antitrust Authority requiring any of Georgia-Pacific, Purchaser or Fort James to agree or commit to divest, hold separate or offer for sale any assets (tangible or intangible) or any business interest of it or any of its subsidiaries (including, without limitation, the surviving corporation after consummation of the merger) as are necessary to permit Georgia-Pacific and Purchaser to otherwise fully consummate the offer and the merger. However, the merger agreement provides that Georgia-Pacific or any of its subsidiaries need not comply with or accept any consent decree which, if complied with, would, in Georgia-Pacific's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Georgia-Pacific, Fort James and their subsidiaries, taken as a whole, after giving effect to the offer and the merger.

  "Antitrust Authorities" means the Federal Trade Commission, the Antitrust Division of the Department of Justice, the attorneys general of the several states of the United States and any other governmental authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

  "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

  Directors' and Officers' Insurance. See "Interests of Certain Persons."

  Employee Benefits. The merger agreement provides that Georgia-Pacific and the surviving corporation in the merger will honor all Fort James employee benefit plans and compensation arrangements and agreements. For a period of at least one year following the effective time, Georgia-Pacific will provide, or cause to be provided, to current and former employees of Fort James and its subsidiaries who are not collectively bargained employees, compensation and benefits that are, in the aggregate for all such employees taken as a whole (and not on an individual basis), not less favorable than those provided to them under the material Fort James employee benefit plans immediately before the effective time of the merger. In addition, the merger agreement provides, among other things, that each such employee (1) will be credited with his or her years of service with Fort James and its affiliates before the effective time of the merger for purposes of determining benefits under

Georgia-Pacific employee benefit plans and (2) will be immediately eligible to participate in such Georgia-Pacific employee benefit plans to the extent such plans replace coverage under comparable Fort James employee benefit plans for such employee. The merger agreement also provides that Georgia-Pacific will
(1) waive with respect to such employee all pre-existing condition exclusions and actively-at-work requirements of such Georgia-Pacific employee benefit plans and (2) give credit for eligible expenses incurred under the Fort James welfare benefit plans for purposes of satisfying deductible coinsurance and out-of-pocket requirements under the Georgia-Pacific welfare benefit plans.

  The merger agreement also provides that for so long after the effective time of the merger as Fort James maintains the cash or deferred arrangement under its 401(k) plan, and Georgia-Pacific maintains a 401(k) plan with a loan feature for similarly situated employees, Georgia-Pacific shall cause the Fort James 401(k) plan to retain its loan feature. For a period of at least one year following the effective time of the merger, Georgia-Pacific has also agreed to maintain a severance plan that essentially provides substantially similar benefits as the Fort James' Salary Continuation Plan as in effect at the effective time.

  Representations and Warranties. The merger agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. All representations and warranties of each party expire at the effective time of the merger.

Conditions of the Offer

  See "The Offer--Conditions to the Offer."

Conditions of the Merger

  The obligations of Georgia-Pacific, Purchaser and Fort James to consummate the merger are subject to the satisfaction of the following conditions:

  . to the extent required by applicable law, the merger agreement shall have been approved and adopted by the Fort James shareholders,

  . no provision of any applicable law or regulation and no order, judgment or decree shall prohibit the consummation of the merger,

  . Georgia-Pacific Group common stock to be issued in the merger shall have been authorized for listing on the NYSE, subject to official notice of issuance,

  . if required, the registration statement on Form S-4 relating to the merger shall have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order, and

  . Purchaser shall have purchased shares of Fort James common stock pursuant to the offer.

Termination of the Merger Agreement

  Termination by Mutual Agreement. The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of Georgia-Pacific and Fort James.

  Termination by either Georgia-Pacific or Fort James. The merger agreement may be terminated at any time prior to the effective time of the merger by either Georgia-Pacific or Fort James if:

    (1) the offer has not been consummated on or before February 28, 2001, unless the failure to consummate the offer is the result of a material breach or failure to fulfill a material obligation of the merger agreement by the party seeking termination, or

    (2) any governmental authority shall have issued an order, judgment or decree or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the consummation of the offer or the merger, and such order, judgment or decree or other action shall have become final and nonappealable.

  Termination by Georgia-Pacific. The merger agreement may be terminated at any time prior to the effective time of the merger by Georgia-Pacific if:

    (1) prior to the acceptance date, Fort James breaches in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, which (A) would give rise to the failure of any of the conditions set forth in paragraph (5) or paragraph (6) under "The Offer--Conditions to the Offer--Other Conditions of the Offer," (B) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by Fort James of a written notice from Georgia-Pacific of such breach or failure to perform and (y) the February 28, 2001 and (C) has not been waived by Georgia-Pacific,

    (2) prior to the acceptance date, Fort James or Fort James' board of directors (A) enters into any agreement to effect any Takeover Proposal other than the offer or the merger and other than a confidentiality agreement in connection with an unsolicited Takeover Proposal, (B) amends, conditions, qualifies, withdraws or modifies, or proposes or resolves to do so, in a manner adverse to Georgia-Pacific, its approval and recommendation of the offer, the merger and the merger agreement, or (C) approves or recommends, or proposes to approve or recommend, any Takeover Proposal other than the offer or the merger,

    (3) prior to the acceptance date, Fort James or Fort James' board of directors resolves to do anything listed in paragraph (2) above, or

    (4) prior to the acceptance date, Fort James breaches any of its obligations under "Covenants and Representations and Warranties--No Solicitation of Alternative Transactions" above, or "Termination by Fort James" below.

  Termination by Fort James. The merger agreement may be terminated at any time prior to the effective time of the merger by Fort James if:

    (1) prior to the acceptance date, Georgia-Pacific breaches in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, which (A) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by Fort James of a written notice from Georgia-Pacific of such breach or failure to perform and (y) the February 28, 2001 and (B) has not been waived by Fort James, or

    (2) prior to the acceptance date, a Superior Proposal is received by Fort James and the Fort James board of directors reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to terminate the merger agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; provided that Fort James may not terminate the merger agreement pursuant to the right described in this paragraph unless and until: (i) six business days have elapsed following delivery to Georgia-Pacific of a written notice of such determination by the Fort James board of directors and during such six business day period Fort James has fully cooperated with Georgia-Pacific, including, without limitation, informing Georgia-Pacific of the terms and conditions of such Superior Proposal, and the identity of the person making such Superior Proposal, with the intent of enabling Georgia-Pacific and Fort James to agree to a modification of the terms and conditions of the merger agreement so that the offer and the merger may be effected; (ii) at the end of such six business day period the Takeover Proposal continues to constitute a Superior Proposal and the Fort James board of directors confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to terminate the merger agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; and
  (iii) (x) at or prior to such termination, Georgia-Pacific receives all fees and expenses described under "Termination Fees" below and (y) immediately following such termination Fort James enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

Termination Fees

  Termination Fees Payable by Fort James to Georgia-Pacific. In the event that the merger agreement is terminated by (i) Georgia-Pacific as described under paragraph (2) under "--Termination of the Merger Agreement--Termination by Georgia-Pacific" above or (ii) Fort James as described under paragraph (2) under "--Termination of the Merger Agreement--Termination by Fort James" above, then Fort James shall pay to Georgia-Pacific in immediately available funds a termination fee in an amount equal to $125 million.

  If the merger agreement is terminated by (i) Georgia-Pacific as described under paragraph (3) or paragraph (4) under "--Termination of the Merger Agreement--Termination by Georgia-Pacific " or (ii) by Georgia-Pacific or Fort James under paragraph (1) under "--Termination of the Merger Agreement-- Termination by either Georgia-Pacific or Fort James" above and (x) a Takeover Proposal has been made and publicly announced or communicated to Fort James' shareholders after the date of the merger agreement and prior to February 28, 2001 and (y) concurrently with or within twelve months of the date of such termination a Third Party Acquisition Event (as defined below) occurs, then Fort James shall within 15 business days of the occurrence of such a Third Party Acquisition Event pay to Georgia-Pacific in immediately available funds a termination fee in an amount equal to $125 million.

  If the merger agreement is terminated by Fort James or Georgia-Pacific under paragraph (1) or paragraph (2) under "--Termination of the Merger Agreement-- Termination by either Georgia-Pacific or Fort James" and, at the time of such termination (i) any of the events of circumstances under (A) "Conditions to the Offer--Antitrust Condition" or (B) under paragraph (1) or paragraph (2) under "Conditions to the Offer--Other Conditions to the Offer" occur or exist and continue and (ii) no events or circumstances under paragraphs (3), (4),
(5) or (6) under "Conditions to the Offer--Other Conditions to the Offer" or under "Conditions to the Offer--Registration Statement Effectiveness Condition" occur or exist, then Georgia-Pacific shall pay to Fort James in immediately available funds a reverse termination fee in an amount equal to $125 million. The reverse termination fee is the exclusive remedy of Fort James with respect to such termination, but nothing in the merger agreement shall relieve any party from liability for the willful breach of its representations and warranties or the breach of any of its covenants or agreements set forth in the merger agreement.

  "Third Party Acquisition Event" means (1) the consummation of a Takeover Proposal involving the purchase of a majority of either the equity securities of Fort James or of the consolidated assets of Fort James and its subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of the merger agreement, would have constituted a Takeover Proposal, or (2) the entering into by Fort James or any of its subsidiaries of a definitive agreement with respect to any such transaction.

Amendments

  The merger agreement may be amended, modified and supplemented in writing by the parties thereto in any and all respects before the acceptance date (notwithstanding the Fort James shareholder approval), by action taken by the respective boards of directors of Georgia-Pacific and the Fort James or by the respective officers authorized by such boards of directors or otherwise, as the case may be; provided, that after Fort James shareholder approval, no amendment shall be made which by law requires further approval by the shareholders of Fort James without such further approval.

                         INTERESTS OF CERTAIN PERSONS

  Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Fort James or its affiliates and Fort James' executive officers, directors or affiliates, or between Fort James or its affiliates and Georgia-Pacific or the Purchaser or their respective executive officers, directors or affiliates, is either incorporated herein by reference as a result of the previous sentence or set forth below.

  Treatment of Equity Awards. The merger agreement provides that not less than five business days prior to a change of control of Fort James, each holder of an option to purchase shares of Fort James common stock shall have the right to elect to have, in whole or in part, their options cashed out or to elect to have, in whole or in part, their options exchanged for options to purchase shares of Georgia Pacific common stock (See "The Merger Agreement--Treatment of Fort James Stock Options, Performance Shares and Restricted or Performance Share Units"). A change of control will occur upon the consummation of the offer. Also upon consummation of the offer, each outstanding option to purchase shares of Fort James common stock will, by its terms, to the extent not already vested, become immediately fully vested and exercisable and each outstanding share of restricted stock and outstanding performance share will, by its terms, to the extent not already vested or free of restrictions, become immediately fully vested and the restrictions thereon will lapse. In addition, upon consummation of the offer, each restricted stock unit will, by its terms, immediately vest and become payable in cash. In addition, if, during the three-year period following consummation of the offer, an employee's employment is terminated by Fort James without cause, or the employee terminates his employment for "good reason" (as defined in the employee's employment agreement), the option exercise period for each outstanding option held by such employee shall continue until the earlier of three years following the date the offer is completed or the last day of the option's original scheduled term.

  As of July 31, 2000, the executive officers of Fort James held an aggregate of 3,987,759 options, 187,604 shares of restricted stock, 609,765 performance shares and 725,000 restricted stock units that were unvested or subject to restrictions and which will become fully vested and exercisable or free of restrictions on the consummation of the offer. In addition, as of July 31, 2000, non-employee directors held an aggregate of 9,915 shares of restricted stock that were unvested and subject to restrictions and would become vested and free of restrictions if the non-employee director ceased to be a member of the Fort James board of directors as a result of a change of control of Fort James.

  Employment Agreement and Individual Supplemental Retirement Plan. Fort James has employment agreements with each of its named executive officers (Messrs. Cutchins, Haberli, Lundgren, Marsh and Neil) and with eight of its other executive officers that provide for severance benefits in the event of a termination of the executive's employment by Fort James other than for cause (as defined in the employment agreements) or disability, or a termination of the executive's employment by the executive with good reason (as defined in the employment agreements) during the three-year period following completion of the offer (in the case of Mr. Neil and three of the other executive officers, during the remainder of the three-year term of his employment agreement).

  If Fort James terminates an executive's employment other than for cause or disability, or if the executive terminates his employment for good reason, the executive will be entitled to receive a lump sum cash severance payment equal to the sum of (1) any accrued unpaid salary, plus a prorated annual bonus based on the executive's highest bonus in the immediately preceding five years (three years for Mr. Neil and four of the other executive officers) ("Annual Bonus"); (2) three times the executive's base salary and Annual Bonus; and (3) if the executive is not age 55, a supplemental retirement payment based on the additional pension amounts (under both qualified defined benefit plans and supplemental plans, including Mr. Marsh's Supplemental Retirement Plan described below) that the executive would have accrued had he remained employed for three additional years, assuming that the executive's compensation for such three years is his final base salary and Annual Bonus. Upon such a termination of employment, each executive will also be automatically vested in any unvested shares of restricted stock, stock options, performance shares and other equity-based awards, and the executive and his family will receive continued coverage under certain Fort James welfare benefit plans for three years. Each employment agreement also provides that the executive will be made whole on an after-tax basis with respect to certain excise taxes which may be imposed upon payments under the employment agreement.

  In addition to the supplemental retirement payment described above, each executive (other than Mr. Neil and four of the other executive officers) will be entitled to the following retirement benefits in the event of a termination of his employment other than for cause or disability, or the executive's termination of his employment for good reason: (1) three years of additional age and service credit for purposes of determining the executive's retirement benefits under both qualified defined benefit plans and supplemental plans, using the executive's final base salary and Annual Bonus to calculate the additional retirement benefit amount as a result of the additional age and service credit (other than for Mr. Marsh); (2) eligibility for retiree medical plan coverage; and (3) a lump sum cash payment of $50,000.

  Under Mr. Marsh's Supplemental Retirement Plan, upon consummation of the offer, (1) he will be credited with up to two years additional service if necessary to provide him with six years and ten months service, (2) the basic benefit under the plan will be increased by 5% if he retires at age 54, and 10% if he retires on or after the first day of the month coinciding with or next following the date he attains age 55, (3) reduction factors for payments beginning before age 55 will not apply, (4) the value of retirement benefits will be paid in a lump sum, and (5) if he is terminated for cause (as defined in the plan), his rights under the plan will be determined as if the termination were not for cause. For purposes of the benefits under the plan, Mr. Marsh will be credited with the additional years of service that he is entitled to receive under his employment agreement upon a termination of employment (as described above).

  Split Dollar Life Insurance Plan. Under the Fort James Split Dollar Life Insurance Plan, each executive officer whose employment terminates within two years following consummation of the offer will be permitted to continue in the plan, and the Fort James premium payment obligation will continue for a period of 15 years from the effective date of the executive officer's participation in the plan.

  Appointment to the Georgia-Pacific Board of Directors. Under the terms of the merger agreement, at the effective time of the merger, three individuals from among the present directors of Fort James will be appointed to Georgia-Pacific's board of directors.

  Directors' and Officers' Insurance; Indemnification. The merger agreement provides that for a period of six years from the effective time of the merger, the surviving corporation in the merger will maintain in effect Fort James' existing directors' and officers' liability insurance covering those persons who were covered under such insurance on July 16, 2000 (the "Indemnified Parties"); provided that Georgia-Pacific is not required to expend an amount in excess of 200% of the annual premiums currently paid by Fort James for such insurance. If such insurance coverage is not otherwise available, Georgia-Pacific will cause its directors' and officers' liability insurance then in effect to cover those persons who are covered on July 16, 2000 with respect to those matters covered by Fort James' directors' and officers' liability policy.

  The surviving corporation will also indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' service as officers, directors, employees or agents of Fort James or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of Fort James or any of its subsidiaries occurring prior to the effective time of the merger, including the transactions contemplated by the merger agreement. In the event that any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter occurring prior to the effective time of the merger, the surviving corporation will pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. If expenses are advanced, however, prior to receiving such advance, if required by applicable law, the Indemnified Party shall provide Georgia-Pacific with an undertaking to repay such advance in full after it is ultimately determined that such party was not entitled to indemnification. Subject to certain notice and cooperation provisions, the surviving corporation in the merger will pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnification provisions of the merger agreement or any action involving an Indemnified Party resulting from the transactions contemplated by the merger agreement.

                    COMPARATIVE STOCK PRICES AND DIVIDENDS

  Georgia-Pacific Group common stock is listed and traded on the NYSE under the symbol "GP." Fort James common stock is listed and traded on the NYSE under the symbol "FJ."

  The following table sets forth, for the periods indicated, the high and low sales prices per share of Georgia-Pacific Group common stock and Fort James common stock as reported on the NYSE Composite Tape, and the quarterly cash dividends per share declared with respect thereto.

                          Georgia-Pacific Group        Fort James Common
                               Common Stock                  Stock
                         ----------------------------- ---------------------------
                           High    Low       Dividends High     Low      Dividends
                         --------- ----      --------- ----     ---      ---------
1998
First Quarter...........  35        26         0.125   48 3/16  34 5/16    0.15
Second Quarter..........  40 1/2    27 11/32   0.125   52 1/4   41 3/8     0.15
Third Quarter...........  30 1/4    18 11/16   0.125   45 1/4   27         0.15
Fourth Quarter..........  30        22         0.125   41       32         0.15
1999
First Quarter...........  41        29 11/32   0.125   41 9/16  28 7/16    0.15
Second Quarter..........  49        22 29/32   0.125   40 3/8   31 11/16   0.15
Third Quarter...........  52        37 1/2     0.125   42       25 15/16   0.15
Fourth Quarter..........  50        35 3/4     0.125   29 1/16  24 9/16    0.15
2000
First Quarter...........  51 15/16  31 11/16   0.125   31 9/16  16 15/16   0.15
Second Quarter..........  44 1/2    25 11/16   0.125   26 5/16  20 7/8     0.15
Third Quarter (through
 August 17, 2000).......  33 3/4    32 33/36   0.125   33       22 7/8     0.15

  On July 14, 2000, the last trading day prior to the announcement of the execution of the merger agreement, the last sales price of Fort James common stock was $24 9/16 per share and the last sales price of Georgia-Pacific Group common stock was $28 5/8 share, as reported on the NYSE Composite Tape. On
     , 2000, the most recent practicable trading day prior to the printing of
this prospectus, the last sales price of Fort James common stock was $    per
share and the last sales price of Georgia-Pacific Group common stock was $ per share.

  The market prices of shares of Fort James common stock and Georgia-Pacific Group common stock are subject to fluctuation. As a result, Fort James shareholders are urged to obtain current market quotations.

  On      , 2000, there were approximately    holders of record of Fort James
common stock and approximately    holders of record of Georgia-Pacific Group
common stock.

Georgia-Pacific Group Dividend Policy

  The holders of Georgia-Pacific Group common stock receive dividends if and when declared by the Georgia-Pacific board of directors out of the lesser of the funds legally available therefor and the available dividend amount (as defined in Georgia-Pacific's articles of incorporation) with respect to the Georgia-Pacific Group. Georgia-Pacific expects to continue paying quarterly cash dividends on Georgia-Pacific Group common stock. However, Georgia-Pacific cannot be certain that its dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends after the merger will depend upon the Georgia-Pacific board of directors' consideration of business conditions, operating results, capital and reserve requirements and other relevant factors. For a more detailed description of our dividend policy please see "Description of Georgia-Pacific Capital Stock--Description of Common Stock--Dividends."

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Statements") is based on the historical financial statements of Georgia-Pacific and Fort James, adjusted to give effect to the acquisition of Fort James by Georgia-Pacific (the "Acquisition").

  The Pro Forma Financial Statements were prepared to illustrate the estimated effects of the Acquisition, including Acquisition-related debt and equity transactions and debt repayments and certain assumptions. The Pro Forma Consolidated Statements of Operations Data for the year ended January 1, 2000 and the six months ended July 1, 2000 give effect to the Acquisition, as if the Acquisition had occurred as of January 1, 1999. The Pro Forma Consolidated Balance Sheet Data give effect to the Acquisition as if it had occurred as of July 1, 2000. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that Georgia-Pacific's management believes are reasonable. The Pro Forma Financial Statements do not purport to represent Georgia-Pacific's results of operations or financial condition for any future period or as of any date. The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of Georgia-Pacific and Fort James and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated herein by reference.

  The Acquisition will be accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed will be allocated to the tangible and intangible assets of Fort James based upon their respective fair values as of the closing of the Acquisition based on valuations and other studies which are not yet available. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma consolidated financial information based on estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ materially from the pro forma amounts included herein.

  On July 18, 2000, Georgia-Pacific signed a definitive agreement pursuant to which The Timber Group would merge with and into Plum Creek Timber Co. The disposition of The Timber Group is subject to approval by the shareholders of both Plum Creek and The Timber Group, and receipt of a ruling from the Internal Revenue Service that the transaction is tax-free to Georgia-Pacific, Plum Creek and the holders of The Timber Group common stock. The disposition of The Timber Group is also subject to receipt of applicable governmental approvals and the satisfaction of customary closing conditions. Georgia-Pacific will treat The Timber Group as a discontinued operation once the significant contingencies surrounding the disposition of The Timber Group are resolved. Closing on this transaction is expected by the end of the first quarter of 2001. The following Pro Forma Financial Statements also include adjustments to give effect to the disposal of The Timber Group.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                           Year Ended January 1, 2000
                    (in millions, except per share amounts)

                                            Actual
                             Actual       Fort James    Actual
                         Georgia-Pacific Corporation   Combined                                         Pro Forma
                           Corporation   Fiscal Year     Total                              Timber       Combined
                           Fiscal Year      Ended     before Pro                        Transaction Pro Excluding
                          Ended January  December 26,    Forma     Pro Forma  Pro Forma      Forma        Timber
                             1, 2000         1999     Adjustments Adjustments Combined  Adjustments (k) Operations
                         --------------- ------------ ----------- ----------- --------- --------------- ----------
Net sales...............     $17,977        $6,827      $24,804      $ (29)a
                                                                      (126)b
                                                                      (296)g
                                                                      (461)j   $23,892      $ (181)      $23,711
Costs and expenses
 Cost of sales,
  excluding depreciation
  and cost of timber
  harvested shown
  below.................      13,333         4,262       17,595        (29)a
                                                                      (126)b
                                                                      (212)g    17,228          43        17,271
 Depreciation,
  amortization and cost
  of timber harvested...       1,013           463        1,476        153 c
                                                                        -- e
                                                                       (19)g     1,610         190         1,800
 Administrative
  expenses..............       1,670         1,244        2,914        (25)g
                                                                      (461)j     2,428         (43)        2,385
 Interest...............         495           239          734        590 f
                                                                         6 d     1,330         (69)        1,261
 Other expense
  (income)..............        (355)          115         (240)                  (240)        355           115
                             -------        ------      -------      -----     -------      ------       -------
   Total cost and
    expenses............      16,156         6,323       22,479       (123)     22,356         476        22,832
                             -------        ------      -------      -----     -------      ------       -------
Income from continuing
 operations before
 income taxes...........       1,821           504        2,325       (789)      1,536        (657)          879
Provision for income
 taxes..................         705           155          860       (308)h       552        (257)          295
                             -------        ------      -------      -----     -------      ------       -------
Income from continuing
 operations.............     $ 1,116        $  349      $ 1,465      $(481)    $   984      $ (400)      $   584
                             =======        ======      =======      =====     =======      ======       =======
Georgia-Pacific Group
 Income from continuing
  operations............     $   716        $  349      $ 1,065      $(481)    $   584                   $   584
                             =======        ======      =======      =====     =======                   =======
 Basic income from
  continuing operations
  per share.............     $  4.17                                           $  2.59                   $  2.59
                             =======                                           =======                   =======
 Diluted income from
  continuing operations
  per share.............     $  4.07                                           $  2.54                   $  2.54
                             =======                                           =======                   =======
 Basic average number of
  shares outstanding....       171.8                                  54.2 i     226.0                     226.0
                             =======                                           =======                   =======
 Diluted average number
  of shares
  outstanding...........       175.9                                  54.2 i     230.1                     230.1
                             =======                                           =======                   =======
The Timber Company
 Income from continuing
  operations............     $   400                                           $   400      $ (400)      $    --
                             =======                                           =======      ======       =======
 Basic income from
  continuing operations
  per share.............     $  4.75                                           $  4.75      $(4.75)      $    --
                             =======                                           =======      ======       =======
 Diluted income from
  continuing operations
  per share.............     $  4.73                                           $  4.73      $(4.73)      $    --
                             =======                                           =======      ======       =======
 Basic average number of
  shares outstanding....        84.1                                              84.1       (84.1)          --
                             =======                                           =======      ======       =======
 Diluted average number
  of shares
  outstanding...........        84.6                                              84.6       (84.6)          --
                             =======                                           =======      ======       =======

  See notes to unaudited pro forma consolidated statement of operations data.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                         Six Months Ended July 1, 2000
                    (in millions, except per share amounts)

                                            Actual
                                          Fort James    Actual
                              Actual      Corporation  Combined                                         Pro Forma
                         Georgia-Pacific  Six Months     Total                              Timber       Combined
                           Corporation       Ended    before Pro                Pro     Transaction Pro Excluding
                         Six Months Ended  June 25,      Forma     Pro Forma   Forma         Forma        Timber
                           July 1, 2000      2000     Adjustments Adjustments Combined  Adjustments (k) Operations
                         ---------------- ----------- ----------- ----------- --------  --------------- ----------
Net sales...............     $10,912        $3,433      $14,345      $ (15)a
                                                                       (60)b
                                                                      (115)g
                                                                      (240)j  $13,915       $  (78)      $13,837
Costs and expenses
 Cost of sales,
  excluding depreciation
  and cost of timber
  harvested shown
  below.................       8,121         2,192       10,313        (15)a
                                                                       (60)b
                                                                       (87)g   10,151            9        10,160
 Depreciation,
  amortization and cost
  of timber harvested...         526           241          767         76 c
                                                                        -- e
                                                                        (7)g      836           76           912
 Administrative
  expenses..............       1,218           587        1,805        (12)g
                                                                      (240)j    1,553          (20)        1,533
 Interest...............         291           115          406        271 f
                                                                         3 d      680          (21)          659
 Other expense
  (income)..............         --            (20)         (20)                  (20)         --            (20)
                             -------        ------      -------      -----    -------       ------       -------
   Total cost and
    expenses............      10,156         3,115       13,271        (71)    13,200           44        13,244
                             -------        ------      -------      -----    -------       ------       -------
Income from continuing
 operations before
 income taxes...........         756           318        1,074       (359)       715         (122)          593
Provision for income
 taxes..................         282           105          387       (140)h      247          (48)          199
                             -------        ------      -------      -----    -------       ------       -------
Income from continuing
 operations.............     $   474        $  213      $   687      $(219)   $   468       $  (74)      $   394
                             =======        ======      =======      =====    =======       ======       =======
Georgia-Pacific Group
 Income from continuing
  operations............     $   400        $  213      $   613      $(219)   $   394                    $   394
                             =======        ======      =======      =====    =======                    =======
 Basic income from
  continuing operations
  per share.............     $  2.34                                          $  1.75                    $  1.75
                             =======                                          =======                    =======
 Diluted income from
  continuing operations
  per share.............     $  2.30                                          $  1.73                    $  1.73
                             =======                                          =======                    =======
 Basic average number of
  shares outstanding....       171.2                                  54.2 i    225.4                      225.4
                             =======                                          =======                    =======
 Diluted average number
  of shares
  Outstanding...........       173.6                                  54.2 i    227.8                      227.8
                             =======                                          =======                    =======
The Timber Company
 Income from continuing
  operations............     $    74                                          $    74       $  (74)      $   --
                             =======                                          =======       ======       =======
 Basic income from
  continuing operations
  per share.............     $  0.91                                          $  0.91       $(0.91)      $   --
                             =======                                          =======       ======       =======
 Diluted income from
  continuing operations
  per share.............     $  0.91                                          $  0.91       $(0.91)      $   --
                             =======                                          =======       ======       =======
 Basic average number of
  shares outstanding....        81.4                                             81.4        (81.4)          --
                             =======                                          =======       ======       =======
 Diluted average number
  of shares
  outstanding...........        81.7                                             81.7        (81.7)          --
                             =======                                          =======       ======       =======

  See notes to unaudited pro forma consolidated statement of operations data.

                          Georgia-Pacific Corporation
    Notes to Unaudited Pro Forma Consolidated Statement of Operations Data
                    (in millions, except per share amounts)

a. Represents the elimination of sales from Georgia-Pacific to Fort James.

b. Represents the elimination of sales from Fort James to Georgia-Pacific.

c. Represents the pro forma adjustments for goodwill amortization:

                                                                     Six months
                                                      Year ended       ended
                                                    January 1, 2000 July 1, 2000
                                                    --------------- ------------
     Elimination of Fort James historical goodwill
      amortization................................       $(18)          $(9)
     Estimated pro forma goodwill amortization
      (goodwill is amortized on a straight-line
      basis over 40 years)........................        171            85
                                                         ----           ---
       Net pro forma adjustment...................       $153           $76
                                                         ====           ===

d. Represents the pro forma adjustments for amortization of debt issuance costs:

                                                                  Six months
                                                   Year ended       ended
                                                 January 1, 2000 July 1, 2000
                                                 --------------- ------------
     Elimination of Fort James historical debt
      issuance costs amortization related to
      refinanced debt...........................       $(2)          $(1)
     Amortization of debt issuance costs on
      Acquisition-related debt..................         8             4
                                                       ---           ---
       Net pro forma adjustment.................       $ 6           $ 3
                                                       ===           ===

e. The net carrying value of Fort James' patents, trademarks, and property, plant and equipment is estimated to equal the current replacement cost. In addition, the remaining useful lives of the intangible assets, property, plant and equipment are estimated to equal the historical remaining useful lives. Accordingly, there is no pro forma adjustment for amortization expense or depreciation expense. The final valuation of intangible assets and property, plant and equipment may differ significantly from their actual carrying value; accordingly, the actual amortization expense and depreciation expense may differ materially from the pro forma amounts included herein.

f. The pro forma adjustments to interest expense are based on the elimination of certain Fort James and Georgia-Pacific historical short-term debt, the pro forma borrowing amounts as of the assumed Acquisition date and the rates expected to be in effect as of the closing of debt transactions related to the Acquisition as follows:

                                                                   Six months
                                                    Year ended       ended
                                                  January 1, 2000 July 1, 2000
                                                  --------------- ------------
     Bank debt ($8,611 at 8%)....................      $689           $345
     Elimination of Fort James' historical
      interest expense related to refinanced
      debt.......................................       (43)           (32)
     Elimination of Georgia-Pacific's historical
      interest expense related to refinanced
      debt.......................................       (56)           (42)
                                                       ----           ----
       Pro forma interest expense adjustment.....      $590           $271
                                                       ====           ====

g. In connection with the Acquisition, Georgia-Pacific is preparing to divest approximately 250,000 tons of tissue manufacturing capacity. These adjustments represent the elimination of revenues and expenses associated with the divested capacity. The following is a summary of estimated revenues, costs and expenses associated with the divested capacity:

                                                                     Six months
                                                      Year ended       ended
                                                    January 1, 2000 July 1, 2000
                                                    --------------- ------------
     Net sales.....................................      $ 296          $115
     Cost of sales.................................       (212)          (87)
     Depreciation and amortization expense.........        (19)           (7)
     Administrative expenses.......................        (25)          (12)
                                                         -----          ----
       Income from operations......................      $  40          $  9
                                                         =====          ====

h. The tax effect of the pro forma adjustments to earnings before income taxes is based on an estimated income tax rate of 39%.

i. Represents the pro forma adjustment to weighted average shares outstanding for shares issued in connection with the Acquisition as follows:


     Fort James outstanding
      shares at June 25, 2000
      (in millions)..........        205
     Exchange ratio..........   x 0.2644
                                --------
     Estimated number of
      shares issued (in
      millions)..............       54.2
                                ========

j. Represents the pro forma adjustment to conform the classification of trade spending costs.

k. Represents the elimination of The Timber Group revenues and expenses to give effect to the disposition of The Timber Group.

              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA
                               As of July 1, 2000
                                ($ in millions)

                                                          Actual
                              Actual         Actual      Combined                                            Pro Forma
                          Georgia-Pacific  Fort James      Total                                 Timber       Combined
                            Corporation    Corporation  before Pro                           Transaction Pro Excluding
                               as of          as of        Forma     Pro Forma     Pro Forma      Forma        Timber
                           July 1, 2000   June 25, 2000 Adjustments Adjustments    Combined  Adjustments (j) Operations
                          --------------- ------------- ----------- -----------    --------- --------------- ----------
         Assets
Current assets
 Cash...................      $    30        $     5      $    35                   $    35      $   --       $    35
 Receivables, net of
  allowance for doubtful
  accounts..............        2,469            895        3,364     $   (34) i      3,330           (4)       3,326
 Inventories............        2,072            801        2,873          48  a
                                                                          (34) i      2,887           (2)       2,885
 Deferred income tax
  assets................          128             89          217         (19) a        198          --           198
 Other current assets...           66             41          107                       107           (3)         104
                              -------        -------      -------     -------       -------      -------      -------
 Total current assets...        4,765          1,831        6,596         (39)        6,557           (9)       6,548
                              -------        -------      -------     -------       -------      -------      -------
Timber and timberlands..        1,238                       1,238                     1,238       (1,161)          77
Property, plant and
 equipment, net of
 accumulated
 amortization...........        7,047          4,274       11,321         --   b
                                                                         (199) i     11,122          (18)      11,104
Goodwill, net...........        2,636            498        3,134       6,657  c
                                                                          165  c,f    9,956          --         9,956
Other assets............        1,510            503        2,013          (1) d
                                                                          --   b
                                                                           40  e      2,052         (353)       1,699
                              -------        -------      -------     -------       -------      -------      -------
 Total assets...........      $17,196        $ 7,106      $24,302     $ 6,623       $30,925      $(1,541)     $29,384
                              =======        =======      =======     =======       =======      =======      =======
  Liabilities and Shareholders' Equity
Current liabilities
 Short-term debt........      $ 2,506        $    70      $ 2,576                   $ 2,576      $  (362)     $ 2,214
 Accounts payable.......          895            581        1,476     $   (13) i      1,463           (8)       1,455
 Accrued compensation...          292                         292                       292           (4)         288
 Other current
  liabilities...........          553            570        1,123                     1,123          (31)       1,092
                              -------        -------      -------     -------       -------      -------      -------
 Total current
  liabilities...........        4,246          1,221        5,467         (13)        5,454         (405)       5,049
                              -------        -------      -------     -------       -------      -------      -------
Long-term debt,
 excluding current
 portion................        4,612          3,449        8,061       8,611  f
                                                                       (1,207) f
                                                                       (1,020) f
                                                                         (254) i     14,191         (665)      13,526
Senior deferrable
 notes..................          863                         863                       863          --           863
Other long-term
 liabilities............        1,813            663        2,476                     2,476           (9)       2,467
Deferred income tax
 liabilities............        1,534            727        2,261                     2,261         (380)       1,881
Shareholders' equity
 Common stock...........          155             20          175         (20) g
                                                                           43  h        198           (1)         197
 Treasury stock.........       (1,021)                     (1,021)                   (1,021)         330         (691)
 Additional paid-in
  capital...............        1,521          2,852        4,373      (2,852) g
                                                                        1,509  h      3,030          (26)       3,004
 Retained earnings......        3,514         (1,562)       1,952       1,562  g      3,514         (385)       3,129
 Long-term incentive
  plan deferred
  compensation..........           (5)                         (5)                       (5)         --            (5)
 Accumulated other
  comprehensive income..          (36)          (264)        (300)        264  g        (36)         --           (36)
                              -------        -------      -------     -------       -------      -------      -------
 Total shareholders'
  equity................        4,128          1,046        5,174         506         5,680          (82)       5,598
                              -------        -------      -------     -------       -------      -------      -------
 Total liabilities and
  shareholders' equity..      $17,196        $ 7,106      $24,302     $ 6,623       $30,925      $(1,541)     $29,384
                              =======        =======      =======     =======       =======      =======      =======

       See notes to unaudited pro forma consolidated balance sheet data.

                          Georgia-Pacific Corporation
         Notes to Unaudited Pro Forma Consolidated Balance Sheet Data
                    (in millions, except per share amounts)
--------
a. Represents the adjustment of inventory to its estimated fair value. This adjustment relates to the elimination of the Fort James actual LIFO reserve and related deferred taxes. The final valuation of inventory may differ significantly from the pro forma amount included herein.

b. For purposes of preparing these Pro Forma Financial Statements, Georgia-Pacific has assumed that the actual net carrying value of Fort James' patents, trademarks, and property, plant and equipment is equivalent to their current replacement cost. Accordingly, there is no pro forma adjustment to revalue intangible assets or property, plant and equipment. The final valuation of intangible assets and property, plant and equipment may differ significantly from their actual carrying value.

c. The Acquisition will be accounted for as a purchase. Under purchase accounting, the total purchase cost and the fair value of the liabilities assumed will be allocated to the tangible and intangible assets of Fort James based upon their respective fair values as of the closing based on valuations and other studies which are not yet available. A preliminary allocation of the purchase cost has been made to tangible and intangible assets based on estimates. The final allocation of purchase cost may differ significantly from the pro forma amounts included herein.

  The estimated purchase cost and preliminary adjustments to historical book values are as follows:

     Purchase cost:
     Net cash purchase price before estimated fees and expenses.... $ 6,179 (f)
     Value of equity issued........................................   1,552 (h)
     Estimated fees and expenses...................................     165 (f)
                                                                    -------
       Total purchase price........................................   7,896
     Estimated value of net assets acquired:
     Actual book value of net assets at June 25, 2000..............  (1,046)
     Reversal of historical debt issuance costs....................       1 (d)
     Increase inventory to fair market value.......................     (48)(a)
     Deferred tax effect of inventory adjustment...................      19 (a)
                                                                    -------
       Adjusted book value of net assets acquired..................  (1,074)
                                                                    -------
     Estimated goodwill............................................ $ 6,822
                                                                    =======

  Goodwill will be amortized on a straight-line basis over 40 years.

d. In conjunction with the Acquisition, Georgia-Pacific expects to refinance certain Georgia-Pacific and Fort James short-term debt. This pro forma adjustment reflects the elimination of $1 million of historical debt issuance costs for related Fort James debt that is to be refinanced (see note (f) below).

e. Reflects the recording of $40 million of estimated debt issuance costs related to the Acquisition-related debt (see note (f) below).

 f. Reflects the sources and uses of cash related to the acquisition of Fort James as follows:

     Sources of funds:
     Bank debt....................................................... $ 8,611
                                                                      =======
     Uses of funds:
     Net cash purchase of Fort James shares (see * below)............ $ 6,126
     Cash pay-out differential for Fort James
      in-the-money options (see ** below)............................      53
     Refinance certain Fort James short-term debt....................   1,020
     Refinance certain Georgia-Pacific short-term debt...............   1,207
     Estimated transaction expenses..................................     165
     Debt issuance costs (see note e above)..........................      40
                                                                      -------
       Total uses of funds........................................... $ 8,611
                                                                      =======

 * Represents the net cash purchase of outstanding Fort James shares as follows:

     Fort James outstanding shares (in millions).....................     205
     In-the-money options (in millions)..............................       7
                                                                      -------
     Total shares and options outstanding (in millions)..............     212
     Cash purchase price per share................................... x$29.60
                                                                      -------
     Gross cash offer value.......................................... $ 6,275
     Less option proceeds ($23.49 per share).........................    (149)
                                                                      -------
       Net cash purchase of Fort James shares........................ $ 6,126
                                                                      =======

 ** For purposes of these Pro Forma Financial Statements, Georgia-Pacific has assumed that holders of in-the-money Fort James options will receive the full value of the offer price in cash in lieu of Georgia-Pacific Group common stock. Accordingly, the cash pay-out differential is determined as follows:

     Offer price per share........................................... $ 37.17
     Cash purchase price per share...................................  (29.60)
                                                                      -------
     Difference per share............................................    7.57
     Fort James in-the-money options (in millions)................... x     7
                                                                      -------
     Cash pay-out differential....................................... $    53
                                                                      =======

g.  Reflects the elimination of historical Fort James shareholders' equity.

h.  Reflects the issuance of Georgia-Pacific Group common stock as follows:

     Offer price per share........................................... $ 37.17
     Total Fort James shares and options outstanding (in millions)
      (see * above).................................................. x   212
                                                                      -------
     Total purchase price............................................   7,880
     Less gross cash offer value (see * above).......................  (6,275)
     Less cash pay-out differential (see ** above)...................     (53)
                                                                      -------
     Value of equity issued.......................................... $ 1,552
                                                                      =======

i. In connection with the Acquisition, Georgia-Pacific is preparing to divest approximately 250,000 tons of tissue manufacturing capacity. For purposes of these Pro Forma Financial Statements, Georgia-Pacific has assumed that these operations were sold for the net book value of $254 million in cash (with a corresponding reduction in debt) resulting in no gain or loss on the sale. Georgia-Pacific expects to sell these operations for amounts greater than the net book value; accordingly, the actual proceeds from the sale could differ materially from the pro forma amounts included herein. The following is a summary of estimated asset and liability values associated with the divested capacity:

      Accounts receivable................................................. $ 34
      Inventory...........................................................   34
      Property, plant and equipment, net..................................  199
      Accounts payable....................................................  (13)
                                                                           ----
      Net proceeds from sale.............................................. $254
                                                                           ====

j. Represents the elimination of The Timber Group assets, liabilities and equity to give effect to the disposition of The Timber Group.

                 DESCRIPTION OF GEORGIA-PACIFIC CAPITAL STOCK

Description of Preferred Stock

  We have summarized below the general terms of the Preferred Stock, without par value per share, "Preferred Stock," and the Junior Preferred Stock, without par value per share, "Junior Preferred Stock." The summary is not complete. We encourage you to read our restated articles of incorporation which have been filed with the SEC.

  General. We are authorized to issue up to 10,000,000 shares of Preferred Stock and 25,000,000 shares of Junior Preferred Stock, of which 5,000,000 shares have been designated as Series B Junior Preferred Stock and 5,000,000 shares have been designated as Series C Junior Preferred Stock. The shares of Series B Junior Preferred Stock and Series C Junior Preferred Stock have been reserved for issuance in connection with our restated rights agreement described under "Description of Common Stock--Restated Rights Agreement." As of the date of this prospectus, we had no Preferred Stock or Junior Preferred Stock outstanding.

  Our restated articles of incorporation authorize our board of directors to issue Preferred Stock and Junior Preferred Stock in one or more series, without shareholder action. Our board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of each series of Preferred Stock or Junior Preferred Stock, as the case may be, our board of directors will adopt resolutions creating and designating the series as a series of Preferred Stock or Junior Preferred Stock, as applicable.

  Rank. Any series of Preferred Stock will rank:

  . senior to all classes of common stock and Junior Preferred Stock with respect to dividend rights and liquidation rights;

  . senior to classes of Preferred Stock with respect to either dividend rights or liquidation rights where the terms of the Preferred Stock entitle the holders to receipt of dividends or a liquidation distribution, as the case may be, in preference or priority to the holders of such other classes of Preferred Stock;

  . equally with classes of Preferred Stock with respect to either dividend rights or liquidation rights if the holders of the Preferred Stock are entitled to receipt of dividends or a liquidation distribution, as the case may be, without preference or priority one over the other; and

  . junior to classes of Preferred Stock with respect to either dividend rights or liquidation rights if the rights of holders are subject or subordinate to the rights of holders of such other classes of Preferred Stock with respect to the receipt of dividends or a liquidation distribution, as the case may be.

  Any series of Junior Preferred Stock will rank:

  . senior to all classes of common stock with respect to dividend rights and liquidation rights;

  . senior to classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the terms of the Junior Preferred Stock entitle the holders to receipt of dividends or a liquidation distribution, as the case may be, in preference or priority to the holders of such other classes of Junior Preferred Stock;

  . equally with classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the holders of the Junior Preferred Stock are entitled to receipt of dividends or a liquidation distribution, as the case may be, without preference or priority over the other; and

  . junior to all classes of Preferred Stock with respect to dividend rights and liquidation rights, and to classes of Junior Preferred Stock with respect to either dividend rights or liquidation rights if the rights of holders are subject or subordinate to the rights of holders of such other classes of Junior Preferred Stock with respect to the receipt of dividends or a liquidation distribution, as the case may be.

  Dividend Rights. Dividends on the Preferred Stock and the Junior Preferred Stock are cumulative. Different series of Preferred Stock and Junior Preferred Stock may be entitled to dividends at different rates. The rates may be fixed or variable or both.

  Holders of the Preferred Stock and Junior Preferred Stock of each series will be entitled to receive cash dividends, when, as and if declared by our board of directors. Each dividend will be payable to the holders of record as they appear on our stock record books on the record dates determined by our board of directors.

  No full dividends may be declared or paid or funds set apart for the payment of dividends on any equal securities unless dividends have been paid or set apart for payment on the Preferred Stock or Junior Preferred Stock, as the case may be. If full dividends are not paid, the Preferred Stock or Junior Preferred Stock, as the case may be, will share dividends pro rata with the securities ranking equally. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the Preferred Stock or Junior Preferred Stock, as the case may be.

  Voting Rights. Except as required by applicable law, the holders of the Preferred Stock and the Junior Preferred Stock will not be entitled to any voting rights.

  Liquidation Rights. If we liquidate, dissolve or terminate our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock and Junior Preferred Stock will be entitled to receive, after we pay our debts and liabilities and after we provide for liquidating distributions to holders of securities senior to such series of Preferred Stock or Junior Preferred Stock, as the case may be, and before we make any liquidating distributions to holders of securities junior to such series of Preferred Stock or Junior Preferred Stock, as the case may be, liquidating distributions relating to such series of Preferred Stock and Junior Preferred Stock, as the case may be, plus an amount equal to accrued and unpaid dividends for all dividend periods prior to that point in time.

  If the amounts payable with respect to such series of Preferred Stock or Junior Preferred Stock, as the case may be, and any other securities equal with such series are not paid in full, the holders of such series of Preferred Stock or Junior Preferred Stock and the securities equal with such series will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of such series of Preferred Stock or Junior Preferred Stock, as the case may be, are paid in full, they will have no right or claim to any of our remaining assets.

  Redemption. Neither the Preferred Stock nor Junior Preferred Stock is redeemable.

Description of Common Stock

  We have summarized below the material terms of Georgia-Pacific Group common stock and The Timber Group common stock. The summary is not complete. We encourage you to read our restated articles of incorporation and our bylaws. You should also refer to the applicable provisions of the Georgia Business Corporation Code (the "GBCC").

  Authorized and Outstanding Shares. We are authorized to issue up to 400,000,000 shares of Georgia-Pacific Group common stock, par value $.80 per
share. At      , 2000, we had outstanding    shares of Georgia-Pacific Group
common stock. We also are authorized to issue up to 250,000,000 shares of The
Timber Group common stock, par value $.80 per share. At      , 2000, we had
outstanding    shares of The Timber Group common stock.

  As described under "Recent Developments," on July 18, 2000, Georgia-Pacific entered into an Agreement and Plan of Merger with Plum Creek Timber Co. pursuant to which Plum Creek has agreed to acquire The Timber Group. Under the terms of the merger agreement, shareholders of The Timber Group will receive in exchange for each share of The Timber Group common stock held thereby, 1.37 shares of Plum Creek common stock. Georgia-Pacific expects such merger to be completed by the end of the first quarter of 2001. However, such merger is subject to certain significant conditions, including the receipt by Georgia-Pacific of a ruling from the United States Internal Revenue Service indicating that such merger will be, in all respects, tax-free to Georgia-Pacific, Plum Creek and the holders of, The Timber Group common stock. Accordingly, no assurances can be given that such merger will be completed.

  Dividends. Our ability to pay dividends on Georgia-Pacific Group common stock and The Timber Group common stock is limited by Georgia law. Under Georgia law, dividends are limited to our legally available assets and subject to the prior payment of dividends on any outstanding shares of Preferred Stock and Junior Preferred Stock. Under Georgia law, assets are not legally available for paying dividends if (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than our total liabilities plus, subject to some exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of shareholders receiving the dividend.

  Our ability to pay dividends on Georgia-Pacific Group common stock and The Timber Group common stock is also limited by our restated articles of incorporation. Under our restated articles of incorporation, dividends are limited to an amount not greater than the available dividend amount for the relevant group. Each group's available dividend amount is, on any date, any amount in excess of the minimum amount necessary for the group to be able to pay its debts as they become due in the usual course of business, as determined by our board of directors exercising its business judgment based on the facts and circumstances then existing. This amount is calculated as if each group was a stand-alone company.

  Under Georgia law, the amount of assets legally available for paying dividends is determined on the basis of our entire company, and not just the respective groups. Consequently, the amount of our legally available assets will reflect the amount of any net losses of each group, any dividends on Georgia-Pacific Group common stock, The Timber Group common stock, any Preferred Stock or any Junior Preferred Stock, and any repurchases of Georgia-Pacific Group common stock or The Timber Group common stock or Preferred Stock or Junior Preferred Stock. Dividend payments on Georgia-Pacific Group common stock and The Timber Group common stock could be precluded because legally available assets are not available under Georgia law, even though the available dividend amount test for the particular relevant group was met. Moreover, we cannot assure you that there will be an available dividend amount for either group.

  Subject to these restrictions on paying dividends, our board of directors may, in its sole discretion, declare and pay dividends exclusively on the Georgia-Pacific Group common stock, exclusively on The Timber Group common stock or on both, in equal or unequal amounts, without having to take into account the relative available dividend amounts for the two groups, the amount of dividends it previously declared on each class of common stock, the respective voting or liquidation rights of each class or any other factor.

  Voting Rights. Under our restated articles of incorporation, the entire voting power of our shareholders is vested in the holders of Georgia-Pacific Group common stock and The Timber Group common stock. Except as otherwise provided by law, by the terms of any outstanding Preferred Stock and Junior Preferred Stock or by any provision of our restated articles of incorporation restricting the power to vote on a specified matter to other shareholders, holders of Georgia-Pacific Group common stock and The Timber Group common stock are entitled to vote on any matter on which our shareholders are, by law or by the provisions of our restated articles of incorporation or our bylaws, entitled to vote. Both classes of common stock vote together as a single voting group on each matter on which holders of common stock are generally entitled to vote.

  On each matter as to which holders of both classes of common stock vote together as a single voting group:

  .  each share of Georgia-Pacific Group common stock has one vote; and

  . each share of Timber Group common stock has a number of votes equal to the quotient of the time-weighted average market value of one share of The Timber Group common stock over the 20-trading day period ending on the 10th trading day prior to the record date for determining the common shareholders entitled to vote, divided by the time-weighted average market value of one share of Georgia-Pacific Group common stock over the same period.

  In calculating the time-weighted average market values of the two classes of common stock, the average market values for the second, third and fourth five-trading day period in the 20-trading day period will be weighted two times, three times and four times, respectively, the weight given to the average market value of the first five trading days in the 20-trading day period.

  Accordingly, the relative per share voting rights of Georgia-Pacific Group common stock and The Timber Group common stock fluctuate depending upon changes in the relative market values of shares of the two classes of common stock. As of the date of this prospectus, Georgia-Pacific Group common stock has a majority of the voting power because the aggregate market value of the outstanding shares of Georgia-Pacific Group common stock is greater than the aggregate market value of the outstanding shares of The Timber Group common stock.

  If shares of only one class of common stock are outstanding, each share of that class will have one vote. If either class of common stock is entitled to vote as a separate voting group with respect to any matter, each share of that class will, for purposes of that vote, have one vote on the matter.

  The holders of Georgia-Pacific Group common stock and The Timber Group common stock do not have any right to vote separately as a voting group on any matter coming before our shareholders, except for the limited group voting rights provided under Georgia law described below, by NYSE rules or as determined by our board of directors. In addition to the approval of the holders of a majority of the voting power of all shares of common stock voting together as a single voting group, the approval of a majority of the outstanding shares of Georgia-Pacific Group common stock or The Timber Group common stock, voting as a separate voting group, would also be required under Georgia law to approve any amendment to our restated articles of incorporation that would, among other things:

  . increase or decrease the number of authorized shares of Georgia-Pacific Group common stock or The Timber Group common stock; or

  . change the designation, rights, preferences or limitations of the shares of the class.

  The following illustration demonstrates the calculation of the number of votes each share of The Timber Group common stock would be entitled on all matters on which holders of Georgia-Pacific Group common stock and The Timber Group common stock vote together as a single voting group. If:

  . the time-weighted average market value of The Timber Group common stock during the 20-trading day valuation period was $30 per share; and

  . the time-weighted average market value of Georgia-Pacific Group common stock during the 20-trading day valuation period was $28 per share,

then each share of Georgia-Pacific Group common stock would have one vote and each share of The Timber Group common stock would have 1.07 votes based on the following calculation:

                             $30 per share
                             -------------  = 1.07 votes
                             $28 per share

  If, after the merger, 230 million shares of Georgia-Pacific Group common stock and 70 million shares of The Timber Group common stock were outstanding and their respective trading prices did not change from those assumed above, the shares of Georgia-Pacific Group common stock would represent 75.4% of our total voting power and the shares of The Timber Group common stock would represent 24.6% of our total voting power.

Mandatory Dividend, Redemption or Conversion of Common Stock if Disposition of Group Assets Occurs. If we dispose of all or substantially all of the properties and assets of either the Georgia-Pacific Group or The Timber Group, we must take action that returns the value of those assets to the holders of the common stock intended to reflect that group. That action could take the form of a cash dividend, a redemption of shares or a conversion into the common stock intended to reflect the other group.

  Accordingly, if we sell all or substantially all of one group's assets in a transaction, we will:

  . pay a dividend to the holders of shares of that group's common stock in cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; or

  . if the disposition involves all of the properties and assets of that group, redeem all outstanding shares of that group's common stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; or

  . if the disposition involves substantially all, but not all, of the properties and assets of that group, redeem a number of whole shares of that group's common stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; the number of shares so redeemed will have, in the aggregate, an average market value, during the 10-trading day period beginning on the 16th trading day following the disposition date, closest to the net proceeds; or

  . convert each outstanding share of that group's common stock into a number of shares of the other group's common stock equal to 110% of the ratio of the average market value of one share of common stock of the group whose assets are disposed to the average market value of one share of common stock of the other group, during the 10-trading day period beginning on the 16th trading day following the disposition date.

  We may only pay a dividend or redeem shares of common stock if we have legally available assets under Georgia law and the amount to be paid to holders is less than or equal to the available dividend amount for the group. We will pay the dividend or complete the redemption or conversion prior to or on the 85th trading day following the disposition date.

  For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" of either group means a portion of the properties and assets:

  . that represents at least 80% of the then fair value of the properties and assets of that group; or

  . from which were derived at least 80% of the aggregate revenues of that group for the immediately preceding 12 fiscal quarterly periods.

  The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after we pay or reasonably provide for, as determined by our board of directors:

  . any taxes payable by us, or which would have been payable but for the utilization of tax benefits attributable to the group not subject to the disposition, in respect of the disposition or in respect of any resulting dividend or redemption;

  . any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

  . any liabilities of or attributed to the group whose assets are disposed, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock or Junior Preferred Stock attributed to that group.

  We may elect to pay the dividend or redemption price either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the fair value of the net proceeds.

  The following illustration demonstrates the provisions requiring a mandatory dividend, redemption or conversion if a disposition occurs. If:

  . 200 million shares of Georgia-Pacific Group common stock and 100 million shares of The Timber Group common stock were outstanding;

  . the net proceeds of the disposition of substantially all (but not all) of the assets of The Timber Group equals $2 billion;

  . the average market value of The Timber Group common stock during the 10-trading day valuation period was $30 per share; and

  . the average market value of Georgia-Pacific Group common stock during the same valuation period was $50 per share,

then we could do any of the following:

  (1) pay a dividend to the holders of shares of The Timber Group common stock equal to:

                 net proceeds                  $2 billion
                 ------------           =  ------------------
         number of outstanding shares      100 million shares   = $20 per share
          of The Timber Group common
                     stock

  (2) redeem for $30 per share a number of shares of The Timber Group common stock equal to:

              net proceeds                  $2 billion
              ------------          =    -----------------
         average market value of         66,666,666 shares     =   $30 per share
             The Timber Group
               common stock

  (3) convert each outstanding share of The Timber Group common stock into a number of Georgia-Pacific Group common stock equal to:

         average market value of
         The Timber Group common
                  stock                         $30 per share
         -----------------------    =  1.10  x  -------------  =  0.66 shares
         average market value of                $50 per share
          Georgia-Pacific Group
               common stock

  Our board of directors may, within one year after a dividend or redemption following a disposition of a group's properties or assets, convert each outstanding share of that group's common stock into a number of shares of the other group's common stock equal to 110% of the ratio of the time-weighted average market value of one share of common stock of the group whose assets are disposed over the 20-trading day period ending on the 5th trading day prior to the date the notice of the conversion is mailed to the holders to the time- weighted average market value of one share of common stock of the other group over the same period. We refer you to "--Voting Rights" for a summary explanation of how we will calculate the time-weighted average market values.

  The following illustration demonstrates the calculation of the number of shares issuable upon conversion of one class of common stock into shares of the other class of common stock within one year following a disposition. If:

  . 200 million shares of Georgia-Pacific Group common stock and 100 million shares of The Timber Group common stock were outstanding immediately prior to a conversion;

  . the time-weighted average market value of The Timber Group common stock during the 20-trading day valuation period was $10 per share; and

  . the time-weighted average market value of Georgia-Pacific Group common stock during the same valuation period was $50 per share,

then each share of The Timber Group common stock could be converted into 0.22 shares of Georgia-Pacific Group common stock based on the following calculation:

                                        $10 per share
              1.10         x            -------------            =            0.22 shares
                                        $50 per share

  Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. We are not required to take any of the above actions for any disposition of all or substantially all of the properties and assets of either group in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity which:

  . acquires those properties or assets or succeeds to the business conducted with those properties or assets or controls such acquiror or successor; and

  . is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by that group prior to the disposition, as determined by our board of directors.

  The purpose of this exception is to enable us technically to dispose of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a dividend on, or a conversion or redemption of, the class of common stock of that group, so long as we hold an equity interest in that entity. A joint venture in which we own a direct or indirect equity interest is an example of such an acquiror. We are not required to control that entity, whether by ownership or contract provisions.

  We are also not required to effect a dividend, redemption or conversion if the disposition is:

  . of all or substantially all of our properties and assets in one transaction or a series of related transactions in connection with our dissolution, liquidation or winding up and the distribution of our assets to shareholders;

  . on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the common stock of the group whose assets are disposed; or

  . made to any person or entity controlled by us, as determined by our board of directors.

  Notices if Disposition of Group Assets Occurs. Not later than the 10th trading day after the consummation of a disposition, we will announce publicly by press release:

  .  the estimated net proceeds of the disposition;

  . the number of shares outstanding of the common stock of the group whose assets are disposed; and

  . the number of shares of that group's common stock into or for which convertible securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price of those convertible securities.

  In addition, not earlier than the 26th trading day and not later than the 30th trading day after the consummation of the disposition, we will announce publicly by press release whether we will pay a dividend or redeem shares of the common stock with the net proceeds of the disposition or convert the shares of common stock of the group whose assets are disposed into the other group's common stock.

  We will mail to each holder of shares of the group whose assets are disposed the additional notices and other information required by our restated articles of incorporation.

  Conversion of Common Stock at Our Option at Any Time. Our board of directors may at any time convert each outstanding share of:

  . Georgia-Pacific Group common stock into a number of shares of The Timber Group common stock; or

  . The Timber Group common stock into a number of shares of Georgia-Pacific Group common stock,

equal to 115% of the ratio of the time-weighted average market value of one share of common stock of the group whose shares are to be converted over the 20-trading day period ending on the 5th trading day prior to the date the notice of conversion is mailed to the holders to the time-weighted average market value of one share of common stock of the other group over the same period. We refer you to "--Voting Rights" for a summary explanation of how we will calculate the time-weighted average market values.

  These provisions allow us the flexibility to recapitalize the two classes of common stock into one class of common stock that would, after the recapitalization, represent an equity interest in all of our businesses. The optional conversion could be exercised at any time in the future if our board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of two classes of common stock intended to reflect separately the performance of our manufacturing business and our timber business were no longer in the best interests of all of our shareholders. A conversion could be exercised, however, at a time that is disadvantageous to the holders of one of the classes of common stock. Conversion would be based upon the relative market values of Georgia-Pacific Group common stock and The Timber Group common stock.

  The following illustration demonstrates the calculation of the number of shares issuable upon conversion of one class of common stock into shares of the other class at our option. If:

  . 200 million shares of Georgia-Pacific Group common stock and 100 million shares of The Timber Group common stock were outstanding immediately prior to a conversion;

  . the time-weighted average market value of The Timber Group common stock during the 20-trading day valuation period was $30 per share; and

  . the time-weighted average market value of Georgia-Pacific Group common stock during the same valuation period was $50 per share,

then each share of The Timber Group common stock could be converted into 0.69 shares of Georgia-Pacific Group Stock based on the following calculation:

                   $30 per share
            1.15 x ------------- = 0.69 shares
                   $50 per share

  Redemption in Exchange for Stock of Subsidiary. Our board of directors may redeem on a pro rata basis all of the outstanding shares of Georgia-Pacific Group common stock or The Timber Group common stock for shares of the common stock of one or more of our wholly owned subsidiaries which own all of the assets and liabilities attributed to the relevant group. We may redeem shares of common stock for subsidiary stock only if we have legally available assets under Georgia law.

  As a result of a redemption, holders of each class of common stock would hold securities of separate legal entities operating in distinct lines of business. This redemption could be authorized by our board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of Georgia-Pacific Group common stock and The Timber Group common stock is no longer in the best interests of all of our shareholders.

  Selection of Shares for Redemption. If less than all of the outstanding shares of a class of common stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of that class of common stock or by such method as may be determined by our board of directors to be equitable.

  Fractional Interests. We are not required to issue fractional shares of any capital stock or any fractional securities to any holder of either class of common stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

  Liquidation. In the event of our liquidation, dissolution or termination, after we pay our debts, other liabilities and full preferential amounts to which our holders of any Preferred Stock or Junior Preferred Stock are entitled, the holders of Georgia-Pacific Group common stock and The Timber Group common stock are entitled to receive our assets, if any, remaining for distribution to holders of common stock on a per share basis in proportion to a fixed number of liquidation units per share of such class.

  Each share of Georgia-Pacific Group common stock has one liquidation unit. As of the date of this prospectus, each share of The Timber Group common stock has 0.402 of a liquidation unit. The number of liquidation units per share of common stock will not change without the approval of shareholders of each Group, except in the limited circumstances described below. Consequently, the liquidation rights of the holders of the respective classes of common stock may not bear any relationship to the relative market values or the relative voting rights of the two classes.

  No holders of Georgia-Pacific Group common stock will have any special right to receive specific assets of the Georgia-Pacific Group and no holder of The Timber Group common stock will have any special right to receive specific assets of The Timber Group in the case of our liquidation, dissolution or termination.

  If we subdivide or combine the outstanding shares of either class of common stock or declare a dividend or other distribution of shares of either class of common stock to holders of that class of common stock, the number of liquidation units of either class of common stock will be appropriately adjusted by our board of directors to avoid any dilution in the aggregate, relative liquidation rights of any class of common stock.

  Neither a merger nor share exchange of Georgia-Pacific into or with any other corporation, nor any sale, transfer, lease, exchange or other disposition of all or any part of our assets, will, alone, be deemed to be a liquidation of us, or cause our dissolution, for purposes of these liquidation provisions.

  Determinations by Our Board of Directors. Any determinations made in good faith by our board of directors under any provision described above and any determination with respect to any group or the rights of holders of shares of either class of common stock, are final and binding on all of our shareholders, subject to the rights of shareholders under applicable Georgia law and under the federal and state securities laws.

  Preemptive Rights. Neither the holders of Georgia-Pacific Group common stock nor the holders of The Timber Group common stock have any preemptive rights or any rights to convert their shares into any other securities of Georgia-Pacific.

  Restated Rights Agreement. Under our restated rights agreement, we have issued to all holders of Georgia-Pacific Group common stock rights to purchase Series B Junior Preferred Stock if a "distribution date" occurs and to all holders of The Timber Group common stock rights to purchase Series C Junior Preferred Stock if a "distribution date" occurs. We refer to the Georgia-Pacific Group purchase rights and The Timber Group purchase rights as the "rights."

  Until a distribution date occurs, the rights can be transferred only with the common stock. On the occurrence of a distribution date, the rights will separate from the common stock and become exercisable as described below.

  A "distribution date" will occur upon the earlier of:

  . the 10th day after a public announcement that a person or group of affiliated or associated persons other than us, one of our subsidiaries or one of our employee benefit plans (an "acquiring person") has acquired beneficial ownership of 15% or more of the total voting rights of the then outstanding shares of common stock; or

  . the 10th business day following the commencement of a tender or exchange offer that would result in such person or group beneficially owning such voting rights.

  The total voting rights of the common stock will be determined based upon the voting rights of holders of outstanding shares of Georgia-Pacific Group common stock and The Timber Group common stock at the time of any determination.

  Following the distribution date, holders of rights will be entitled to purchase from us:

  . in the case of a Georgia-Pacific Group right, one one-hundredth (1/100th) of a share of Series B Junior Preferred Stock at a purchase price of $350, subject to adjustment; and

  . in the case of a Timber Group right, one one-hundredth (1/100th) of a share of Series C Junior Preferred Stock at a purchase price of $100, subject to adjustment.

  If (1) any person or group becomes an acquiring person, (2) an acquiring person engages in one or more "self-dealing" transactions with us as described in our restated rights agreement, (3) we are the surviving or continuing corporation in a merger or other combination with an acquiring person and all of the Common stock remains outstanding and is not changed or exchanged, or
(4) while there is an acquiring person, there is a reclassification of securities, recapitalization of Georgia-Pacific or other transaction that increases by more than 1% the proportionate share of the outstanding shares of any class or series of any equity securities of Georgia-Pacific beneficially owned by the acquiring person, then the rights will "flip-in." At that time, the rights beneficially owned by any acquiring person will become null and void and:

  . a Georgia-Pacific Group right will entitle its holder to purchase, at the Series B purchase price, a number of shares of Series B Junior Preferred Stock with a market value equal to twice the Series B purchase price; and

  . a The Timber Group right will entitle its holder to purchase, at the Series C purchase price, a number of shares of Series C Junior Preferred Stock with a market value equal to twice the Series C purchase price.

  If, following the date of a public announcement that an acquiring person has become such, (1) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (2) any person consolidates or merges with us and all or part of the common stock is converted or exchanged for securities, cash or property or any other person, or (3) 50% or more of our assets or earning power is sold or transferred, then the rights will "flip-over." At that time, each Georgia-Pacific Group right and each Timber Group right will entitle its holder to purchase, for the Series B purchase price or Series C purchase price, as applicable, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to twice the Series B purchase price or Series C purchase price.

  The rights will expire on December 31, 2007, unless we terminate them before that time. A majority of the independent directors of our board may terminate all of the rights without any payment to any holder of rights at any time until the earlier of:

  . the 10th day following a public announcement that an acquiring person has become such; or

  .  December 31, 2007.

  Once our board acts to terminate the rights, the right to exercise the rights will terminate and each right will become null and void.

  A holder of a right will not have any rights as a shareholder of Georgia-Pacific, including the right to vote or to receive dividends, until a right is exercised.

  At any time prior to the occurrence of a distribution date, we may, without the approval of any holders of rights, supplement or amend any provision of our restated rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the rights. However, we may not supplement or amend the principal economic terms, such as the expiration date of the rights and the number and price of shares of Junior Preferred Stock for which a right is exercisable, without the approval of a majority of the independent directors.

  From and after the occurrence of a distribution date, we may, without the approval of any holder of rights, supplement or amend our restated rights agreement:

  .  to cure any ambiguity;

  . to correct or supplement any provision that may be defective or inconsistent;

  . subject to some exceptions, to shorten or lengthen any time period under the restated rights agreement; or

  . in any manner that we may deem necessary or desirable and which does not adversely affect the interests of the holders of rights, other than an acquiring person, and which does not change the principal economic terms.

Transfer Agent and Registrar

  EquiServe Trust Company, N.A., is the transfer agent and registrar for the Georgia-Pacific Group common stock and The Timber Group common stock.

Stock Exchange Listing; Delisting and Deregistration of Fort James Common
Stock

  It is a condition to the offer and the merger that the shares of Georgia-Pacific Group common stock issuable in the offer and the merger be approved for listing on the NYSE. If the offer is completed, Fort James common stock may cease to be listed on the NYSE and, if the merger is completed, Fort James common stock will cease to be listed on the NYSE.

                       COMPARISON OF SHAREHOLDER RIGHTS

  Georgia-Pacific is incorporated under the laws of the State of Georgia, whereas Fort James is incorporated under the laws of the Commonwealth of Virginia. If the offer is completed, Fort James shareholders exchanging their shares in the offer, whose rights are currently governed by the VSCA, the articles of incorporation of Fort James and the bylaws of Fort James, will, upon completion of the offer, become shareholders of Georgia-Pacific, and their rights as such will be governed by the GBCC, the Georgia-Pacific articles of incorporation and the bylaws of Georgia-Pacific. The material differences between the rights of holders of Fort James common stock and the rights of holders of Georgia-Pacific common stock, resulting from the differences in their governing documents, are summarized below.

  The following summary does not purport to be a complete statement of the rights of holders of Georgia-Pacific common stock under the applicable provisions of the GBCC, the Georgia-Pacific articles of incorporation and the Georgia-Pacific bylaws, or the rights of the holders of Fort James common stock under the applicable provisions of the VSCA, the Fort James articles of incorporation and the Fort James bylaws, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed, and is qualified in its entirety by reference to the GBCC and VSCA and the governing documents of Georgia-Pacific and Fort James, to which the holders of Fort James common stock are referred. Copies of such governing corporate instruments of Georgia-Pacific and Fort James are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information."

 Summary of Material Differences Between the Rights of Fort James Shareholders
                and the Rights of Georgia-Pacific Shareholders

                         Fort James Shareholder Rights    Georgia-Pacific Shareholder Rights
                         -----------------------------    ----------------------------------
Authorized             The authorized capital stock of    The authorized capital stock of
Capital Stock:         Fort James is 505,000,000 shares,  Georgia-Pacific is 685,000,000
                       5,000,000 of which are Preferred   shares of which 400,000,000 are
                       Stock, $10 par value per share,    designated Georgia-Pacific Group
                       and 500,000,000 shares of Common   common stock, $.80 par value per
                       Stock, $.10 par value per share.   share, 250,000,000 are designated
                                                          The Timber Group common stock,
                                                          $.80 par value per share,
                                                          10,000,000 are designated
                                                          Preferred Stock with no par value
                                                          and 25,000,000 are designated
                                                          Junior Preferred Stock with no
                                                          par value.

Number of              The Fort James board of directors  The Georgia-Pacific board of
Directors; Classified  currently consists of 11           directors currently consists of
Board:                 directors,                         12 directors, divided into three
                       with each director elected to a    classes of relatively equal
                       one-year term.                     number, with each director
                                                          elected to a term expiring at the
                                                          third succeeding annual meeting
                                                          of shareholders.

                         Fort James Shareholder Rights    Georgia-Pacific Shareholder Rights
                         -----------------------------    ----------------------------------
Removal of Directors:  Fort James directors may be        Georgia-Pacific directors may be
                       removed with or without cause by   removed with or without cause by
                       a majority of the votes of         the affirmative vote of the
                       shareholders entitled to vote for  holders of 75% of the voting removal. If a director is elected  power of the outstanding capital
                       by a voting group, only the        stock entitled to vote in the
                       shareholders of that voting group  election of directors. Where a
                       may vote to remove him.            specific class is entitled to
                                                          elect one or more directors,
                                                          directors may be removed by 75%
                                                          of the voting power of that class
                                                          of capital stock.

Annual Meeting:        The annual meeting of Fort James   The annual meeting of Georgia-
                       shareholders is held on the third  Pacific shareholders is held at
                       or fourth Thursday in April of     the principal executive office of
                       each year as set by the Fort       Georgia-Pacific at 11:00 a.m. on
                       James board of directors or on     the first Tuesday in May of each
                       such other dates as approved by    year, or if such date is a legal
                       the board of directors.            holiday, on the following
                                                          business day, all unless
                                                          otherwise provided by resolution
                                                          of Georgia-Pacific's board of
                                                          directors.

Calling a              Special meetings of the Fort       Special meetings of the Georgia-
Special Meeting        James shareholders may be called   Pacific shareholders may be
of Shareholders:       by the Chairman, the President or  called at any time by the
                       the board of directors.            Chairman, any Vice Chairman, the
                                                          President, the Chief Executive
                                                          Officer or the board of
                                                          directors. In addition, special
                                                          meetings of shareholders are
                                                          called by Georgia-Pacific upon
                                                          written demand of the holders of
                                                          at least 75% of the voting power
                                                          of the outstanding capital stock
                                                          entitled to vote on any issue
                                                          proposed to be considered at the
                                                          proposed special meeting, voting
                                                          as a separate voting group or
                                                          upon the written demand of the
                                                          holders of 10% of the aggregate
                                                          voting power of the outstanding
                                                          capital stock entitled to vote
                                                          generally in the election of
                                                          directors after the termination
                                                          of any exclusive right, if any,
                                                          to elect directors.

Shareholder Action by  Shareholder action without a       Shareholder action without a
Written Consent:       meeting may be taken only by the   meeting may be taken only by the
                       unanimous consent of all           unanimous consent of all
                       shareholders.                      shareholders.


                         Fort James Shareholder Rights    Georgia-Pacific Shareholder Rights
                         -----------------------------    ----------------------------------
Shareholder Rights     Fort James has a shareholder       Georgia-Pacific has a shareholder
Plan:                  rights plan. Fort James'           rights plan. For a detailed
                       shareholder rights plan does not   description of Georgia-Pacific's
                       apply to the offer and the merger  rights plan, please see
                       or any other tender or exchange    "Description of Georgia-Pacific
                       offer for all outstanding shares   Capital Stock--Description of
                       of Fort James common stock or to   Common Stock--Restated Rights
                       any merger or similar transaction  Agreement."
                       approved by the Fort James board
                       of directors.

Amendment of Charter:  The Fort James articles of         Except with respect to amendments
                       incorporation may be amended with  to the Georgia-Pacific articles
                       the approval of either (1) the     of incorporation related to the
                       number of votes required by the    provisions governing Junior
                       VSCA if the effect of the          Preferred Stock or the number of
                       amendment is to reduce the         votes required to amend such
                       shareholder vote necessary to      provisions (which require
                       approve certain fundamental        approval by at least 75% of the
                       changes, (2) the number of votes   voting power of the outstanding
                       required by the charter, as        capital stock of Georgia-Pacific
                       amended or restated, if it         entitled to vote generally in the
                       requires more than a simple        election of directors, voting as
                       majority of the votes, or (3) a    a single class), the Georgia-
                       majority of the votes entitled to  Pacific articles of incorporation be cast if neither (1) nor (2) is  may be amended with the approval
                       applicable.                        of a majority of the Georgia-
                                                          Pacific board of directors and a
                                                          majority of the outstanding
                                                          shares of Georgia-Pacific Group
                                                          common stock.

                                 LEGAL MATTERS

  The validity of the Georgia-Pacific common stock offered hereby will be passed upon for Georgia-Pacific by James F. Kelley, Executive Vice President and General Counsel, Georgia Pacific Corporation, Atlanta, GA.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule of Georgia-Pacific included in Georgia-Pacific's Annual Report on Form 10-K for its fiscal year ended January 1, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of Fort James Corporation, which appear in Fort James' 1999 Annual Report to Shareholders and incorporated by reference in its Annual Report on Form 10-K for its fiscal year ended December 26, 1999, and the financial statement schedule included in such Annual Report on Form 10-K, are incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          FORWARD-LOOKING STATEMENTS

  This prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements concerning the financial condition, results of operations and business of Georgia-Pacific following the consummation of its proposed acquisition of Fort James, the anticipated financial and other benefits of such proposed acquisition and Georgia-Pacific's plans and objectives following such proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, anticipated results of operations of the combined company following the proposed acquisition, projected earnings per share of the combined company following the proposed acquisition and the restructuring charges estimated to be incurred in connection with the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

  These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

  . cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame,

  . costs or difficulties related to the integration of the businesses of Georgia-Pacific and Fort James may be greater than expected,

  . operating results following the proposed acquisition may be lower than expected,

  .  competition among companies in our industry may increase significantly,

  . adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of the combined company,

  . general economic conditions, whether nationally or in the market areas in which Georgia-Pacific and Fort James conduct business, may be less favorable than expected,

  . legislation or regulatory changes may adversely affect the businesses in which Georgia-Pacific and Fort James are engaged, or

  .  adverse changes may occur in the securities markets.

  See "Where You Can Find More Information."

                                                                      SCHEDULE I

       DIRECTORS AND EXECUTIVE OFFICERS OF GEORGIA-PACIFIC AND PURCHASER
              DIRECTORS AND EXECUTIVE OFFICERS OF GEORGIA-PACIFIC

  Set forth in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Georgia-Pacific. Unless otherwise indicated, each person identified below is a United States citizen. The principal business address of Georgia-Pacific and, unless otherwise indicated, the business address of each person identified below is Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, GA 30303.

                                Georgia-Pacific Directors Present Principal
                                Occupation or Employment; Material Positions
 Name, Citizenship and          Held During the Past Five Years and Business
Current Business Address  Age                Addresses Thereto
------------------------  ---   --------------------------------------------
James S. Balloun........   62 Chairman, Chief Executive Officer and President
                              of National Service Industries, Inc. (lighting
                              equipment, chemicals, textile rental and
                              envelopes), Atlanta, Georgia since 1996, has
                              been one of our directors since July 30, 1998,
                              and his current term as director ends in 2002.
                              Mr. Balloun served as a Director of McKinsey &
                              Company, Inc. (management consulting) from 1976
                              until assuming his present position.

                              Mr. Balloun is also a director of National
                              Service Industries, Inc., Radiant Systems, Inc.
                              and Wachovia Corporation.

Robert Carswell.........   71 Of Counsel to the law firm of Shearman &
                              Sterling, New York, New York since January 1994,
                              has been one of our directors since 1987, and
                              his current term as director ends in 2001. Mr.
                              Carswell was a partner of Shearman & Sterling
                              from 1981 through 1993. He also served as
                              Chairman of the Private Export Funding
                              Corporation, New York, New York (finance company
                              affiliated with the Export-Import Bank of the
                              United States) from 1993 until December 1996.

Alston D. Correll.......   59 Chief Executive Officer of Georgia-Pacific since
                              May 1993, Chairman since December 1993, and
                              President since May 1996, has been one of our
                              directors since 1992 and his current term as
                              director ends in 2002.

                              Mr. Correll is also a director of The Southern
                              Company and SunTrust Banks, Inc.

Jane Evans..............   56 President and Chief Executive Officer of GAMUT
                              Interactive, Inc. (inter-active television/smart
                              cards), Scottsdale, Arizona since August 1995,
                              has been one of our directors since 1994 and her
                              current term as director ends in 2003.

                              Ms. Evans is also a director of Kaufman & Broad
                              Home Corp., Philip Morris Companies, Inc.,
                              PETsMART, Inc. and Main St. & Main.


                                Georgia-Pacific Directors Present Principal
                                Occupation or Employment; Material Positions
 Name, Citizenship and          Held During the Past Five Years and Business
Current Business Address  Age                Addresses Thereto
------------------------  ---   --------------------------------------------
Donald V. Fites.........   66 Retired effective February 1, 1999 as Chairman
                              and Chief Executive Officer of Caterpillar Inc.
                              (manufacture of construction, mining and
                              agricultural machinery and engines), Peoria,
                              Illinois, a position he had held since 1990. Mr.
                              Fites has been one of our directors since 1992,
                              and his current term as director ends in 2001.

                              Mr. Fites is also a director of Caterpillar
                              Inc., AT&T Corporation, ExxonMobil Corporation,
                              AK Steel Corporation and Wolverine World Wide,
                              Inc.

Harvey C. Fruehauf,        70 President of HCF Enterprises, Inc. (private
Jr. ....................      investment management company), St. Clair
                              Shores, Michigan since 1969, has been one of our
                              directors since 1968, and his current term as
                              director ends in 2001.

                              Mr. Fruehauf is also a director of bCandid Corp.
                              and Sentinel Trust Company, LBA.

Richard V. Giordano.....   66 Chairman of BG plc (purchase, distribution and
                              sale of gas and gas supported services), London,
                              England since January 1994, has been one of our
                              directors since 1984 and his current term as
                              director ends in 2003.

                              Mr. Giordano is also a director of Rio Tinto plc.

David R. Goode..........   59 Chairman, President and Chief Executive Officer
                              of Norfolk Southern Corporation (transportation
                              holding company), Norfolk, Virginia since
                              September 1992, has been one of our directors
                              since 1992, and his current term as director
                              ends in 2001.

                              Mr. Goode is also a director of Norfolk Southern
                              Corporation, Caterpillar Inc., Delta Air Lines,
                              Inc. and Texas Instruments Incorporated.

M. Douglas Ivester......   53 Retired Chairman of the Board and Chief
                              Executive Officer of The Coca-Cola Company
                              (manufacture, marketing and distribution of soft
                              drink syrups, concentrates and soft drink
                              products, and juice and juice drink products),
                              Atlanta, Georgia. He served in that position
                              from October 23, 1997 to February 17, 2000. He
                              has been one of our directors since 1993 and his
                              current term as director ends in 2003. Mr.
                              Ivester served as President and Chief Operating
                              Officer of The Coca-Cola Company from July 1994
                              to October 1997.

                              Mr. Ivester is also a director of SunTrust
                              Banks, Inc.


                                Georgia-Pacific Directors Present Principal
                                Occupation or Employment; Material Positions
 Name, Citizenship and          Held During the Past Five Years and Business
Current Business Address  Age                Addresses Thereto
------------------------  ---   --------------------------------------------
James P. Kelly..........   57 Chairman and Chief Executive Officer of United
                              Parcel Service (UPS) (the world's largest
                              package distribution company and logistics
                              provider), Atlanta, Georgia since 1997. He has
                              held various positions at UPS since 1965
                              including Vice-Chairman and Chief Operating
                              Officer prior to assuming his current position.
                              He has been one of our directors since 1999 and
                              his current term as director ends in 2002.

Louis W. Sullivan,         66 President of Morehouse School of Medicine,
M.D. ...................      Atlanta, Georgia since January 1993, has been
                              one of our directors since 1993 and his current
                              term as director ends in 2003.

                              Dr. Sullivan is also a director of Bristol-Myers
                              Squibb Company, CIGNA Corporation, Equifax Inc.,
                              General Motors Corporation, Household
                              International, Inc., and Minnesota Mining &
                              Manufacturing Company.

James B. Williams.......   67 Chairman of the Executive Committee of SunTrust
                              Banks, Inc. (bank holding company), Atlanta,
                              Georgia since March 31, 1998, has been one of
                              our directors since 1989, and his current term
                              as director ends in 2001. Mr. Williams held
                              positions of Chairman and Chief Executive
                              Officer of SunTrust Banks, Inc. from April 1991
                              and April 1990, respectively, until March 21,
                              1998.

                              Mr. Williams is also a director of SunTrust
                              Banks, Inc., The Coca-Cola Company, Genuine
                              Parts Company, Rollins, Inc., RPC, Inc.

                                 Georgia-Pacific Executive Officers Present
                                Principal Occupation or Employment; Material
 Name, Citizenship and         Positions Held During the Past Five Years and
Current Business Address  Age            Business Addresses Thereto
------------------------  ---  ---------------------------------------------
A. D. Correll...........   59 Chairman, Chief Executive Officer and President.
                              See above.

Donald L. Glass.........   51 Executive Vice President--Timber and President
                              and Chief Executive Officer of The Timber
                              Company since December 16, 1997. Mr. Glass
                              served as Executive Vice President--Building
                              Products from January 1997 to December 1997 and
                              Senior Vice President--Building Products
                              Manufacturing and Sales from 1991 until December
                              1996.

Danny W. Huff...........   49 Executive Vice President--Finance and Chief
                              Financial Officer since November 1, 1999. Prior
                              to that time, he served as Vice President and
                              Treasurer from February, 1996 to November, 1999
                              and Treasurer from October 23, 1993 to February
                              1, 1996.


                                 Georgia-Pacific Executive Officers Present
                                Principal Occupation or Employment; Material
 Name, Citizenship and         Positions Held During the Past Five Years and
Current Business Address  Age            Business Addresses Thereto
------------------------  ---  ---------------------------------------------
James F. Kelley.........   58 Executive Vice President and General Counsel
                              since August 1, 2000. Prior to that time, he
                              served as Senior Vice President--Law and General
                              Counsel from December 1993 until July 2000.

Clint M. Kennedy........   50 Executive Vice President--Pulp and Paperboard
                              since January 1997. Prior to that time, he
                              served as Senior Vice President--Pulp, Bleached
                              Board and Logistics from February 1995 until
                              December 1996, Group Vice President--Pulp and
                              Bleached Board from July 1992 through January
                              1995 and Vice President--Sales and Marketing,
                              Pulp and Bleached Board from May 1990 to July
                              1992.

Stephen E. Macadam......   40 Executive Vice President--Containerboard and
                              Packaging/Purchasing since August 1, 2000 and
                              Senior Vice President--Containerboard and
                              Packaging from March 1, 1998 to July 2000. Prior
                              to that time, Mr. Macadam was a Principal of
                              McKinsey & Company, Inc.

Ronald L. Paul..........   57 Executive Vice President--Wood Products and
                              Distribution since December 30, 1997. Prior to
                              that time, he served as Executive Vice
                              President--Wood Products from September 1997
                              until December 1997 and Vice President--
                              Structural Panels and Building Products
                              Engineering from May 1996 until September 1997.

John F. Rasor...........   57 Executive Vice President--Wood Procurement,
                              Gypsum and Industrial Wood Products since
                              December 16, 1997. Prior to that time, he served
                              as Executive Vice President--Forest Resources
                              from January 1997 to December 1997, Senior Vice
                              President--Forest Resources from February 1995
                              until December 1996, Group Vice President--
                              Forest Resources from May 1992 through January
                              1995, Group Vice President--Timber from January
                              1992 to May 1992 and Vice President--Forest
                              Resources from 1991 to January 1992.

Lee F. Thomas...........   56 Executive Vice President--Packaged Products
                              since August 1, 2000. Prior to that time, he served as Executive Vice President--Paper and Chemicals from December 1997 until July 2000, Executive Vice President--Paper from January 1997 to December 1997 and Senior Vice President -- Paper from February 1995 until December 1996.

                                 Georgia-Pacific Executive Officers Present
                                Principal Occupation or Employment; Material
 Name, Citizenship and         Positions Held During the Past Five Years and
Current Business Address  Age            Business Addresses Thereto
------------------------  ---  ---------------------------------------------
Patricia A. Barnard.....   51 Senior Vice President--Human Resources since
                              March 26, 1999. Prior to that time, she served
                              as Vice President--Compensation and Benefits
                              from February 1998 until March 1999, Group
                              Director--Human Resources, Paper and Chemicals,
                              from October 1997 to January 1998, and Group
                              Director -- Human Resources, Paper from    ,
                              1995 to September 1997.

James E. Bostic, Jr.....   53 Senior Vice President--Environmental, Government
                              Affairs and Communications since February 1995.

James E. Terrell........   51 Vice President of Georgia-Pacific since January
                              1991 and has served as Controller since 1989.

                 DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER

  Set forth in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Purchaser. Unless otherwise indicated, each person identified below is a United States citizen. The principal business address of Purchaser and, unless otherwise indicated, the business address of each person identified below is 133 Peachtree Street, N.E., Atlanta, GA 30303.

                                   Purchaser Directors and Executive Officers
                                  Present Principal Occupation or Employment;
   Name, Citizenship and          Material Positions Held During the Past Five
 Current Business Address   Age        Years And Business Address Thereto
 ------------------------   ---   --------------------------------------------
 Alston D. Correll........   59 Director and Chairman of the Board, Chief
                                Executive Officer and President of Fenres
                                Acquisition Corp. since July 17, 2000. See
                                above.

 Michael C. Burandt.......   56 Senior Vice President of Fenres Acquisition
                                Corp. since July 17, 2000. Mr. Burandt has
                                served as Senior Vice President--Packaged
                                Products of Georgia-Pacific since May 5, 1998.
                                Prior to that time, he served as Vice
                                President--Packaged Products from February 1995
                                until May 1998.

 Danny W. Huff............   49 Executive Vice President--Finance and Treasurer
                                of Fenres Acquisition Corp. since July 17, 2000.
                                See above.

 James F. Kelley..........   58 Vice President and Secretary of Fenres
                                Acquisition Corp. since July 17, 2000. See
                                above.

 Lee M. Thomas............   56 Vice President of Fenres Acquisition Corp. since
                                July 17, 2000. See above.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX A



                               ----------------

                          AGREEMENT AND PLAN OF MERGER

                               ----------------

                                     Among

                          GEORGIA-PACIFIC CORPORATION,

                            FENRES ACQUISITION CORP.

                                      and

                             FORT JAMES CORPORATION

                           Dated as of July 16, 2000



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                ARTICLE I
                               Definitions

SECTION 1.01. Definitions.................................................  A-5
SECTION 1.02. Other Defined Terms.........................................  A-7

                                ARTICLE II
                                The Offer

SECTION 2.01. The Offer...................................................  A-9
SECTION 2.02. Company Action.............................................. A-10
SECTION 2.03. Directors................................................... A-10

                               ARTICLE III
                                The Merger

SECTION 3.01. The Merger.................................................. A-11
SECTION 3.02. Articles of Incorporation of the Surviving Corporation...... A-12
SECTION 3.03. By-Laws of the Surviving Corporation........................ A-12
SECTION 3.04. Directors and Officers of the Surviving Corporation......... A-12
SECTION 3.05. Closing..................................................... A-12

                                ARTICLE IV
                 Conversion of Shares and Related Matters

SECTION 4.01. Conversion of Capital Stock................................. A-12
SECTION 4.02. Exchange of Shares.......................................... A-13
SECTION 4.03. Exchange of Certificates.................................... A-13
SECTION 4.04. Stock Options and Other Stock Plans......................... A-15

                                ARTICLE V
              Representations and Warranties of The Company

SECTION 5.01. Due Organization, Good Standing and Corporate Power......... A-17
SECTION 5.02. Authorization and Validity of Agreement..................... A-17
SECTION 5.03. Capitalization.............................................. A-17
SECTION 5.04. Consents and Approvals; No Violations....................... A-18
SECTION 5.05. Company Reports and Financial Statements.................... A-19
SECTION 5.06. Information to Be Supplied.................................. A-20
SECTION 5.07. Absence of Certain Events................................... A-20
SECTION 5.08. Litigation.................................................. A-20
SECTION 5.09. Title to Properties; Encumbrances........................... A-20
SECTION 5.10. Compliance with Laws........................................ A-21
SECTION 5.11. Company Employee Benefit Plans.............................. A-21
SECTION 5.12. Labor/Employment............................................ A-22
SECTION 5.13. Taxes....................................................... A-22
SECTION 5.14. Intellectual Property....................................... A-23
SECTION 5.15. Broker's or Finder's Fee.................................... A-23

                                                                          Page
                                                                          ----
SECTION 5.16. Environmental Laws and Regulations......................... A-23
SECTION 5.17. State Takeover Statutes.................................... A-24
SECTION 5.18. Voting Requirements; Board Approval; Appraisal Rights...... A-24
SECTION 5.19. Opinion of Financial Advisor............................... A-25
SECTION 5.20. Rights Agreement........................................... A-25
SECTION 5.21. Non-competition Agreements................................. A-25

                               ARTICLE VI
                Representations and Warranties of Parent

SECTION 6.01. Due Organization, Good Standing and Corporate Power........ A-25
SECTION 6.02. Authorization and Validity of Agreement.................... A-26
SECTION 6.03. Capitalization............................................. A-26
SECTION 6.04. Consents and Approvals; No Violations...................... A-27
SECTION 6.05. Parent Reports and Financial Statements.................... A-27
SECTION 6.06. Information to Be Supplied................................. A-28
SECTION 6.07. Absence of Certain Events.................................. A-28
SECTION 6.08. Litigation................................................. A-29
SECTION 6.09. Compliance with Laws....................................... A-29
SECTION 6.10. Parent Employee Benefit Plans.............................. A-29
SECTION 6.11. Broker's or Finder's Fee................................... A-30
SECTION 6.12. Ownership of Capital Stock................................. A-30
SECTION 6.13. Vote Required.............................................. A-30
SECTION 6.14. Financing.................................................. A-30

                               ARTICLE VII
                   Transactions Prior to Closing Date

SECTION 7.01. Access to Information Concerning Properties and Records.... A-30
SECTION 7.02. Confidentiality............................................ A-30
SECTION 7.03. Conduct of the Business of the Company Pending the Closing
 Date.................................................................... A-31
SECTION 7.04. Conduct of the Business of Parent Pending the Closing
 Date.................................................................... A-33
SECTION 7.05. Company Shareholder Meeting; Preparation of Proxy
 Statement/Prospectus.................................................... A-34
SECTION 7.06. Reasonable Best Efforts.................................... A-35
SECTION 7.07. No Solicitation............................................ A-35
SECTION 7.08. Notification of Certain Matters............................ A-37
SECTION 7.09. Antitrust Laws............................................. A-37
SECTION 7.10. Directors' and Officers' Insurance......................... A-38
SECTION 7.11. Public Announcements....................................... A-39
SECTION 7.12. Transfer Tax............................................... A-39
SECTION 7.13. NYSE Listing............................................... A-39
SECTION 7.14. Affiliates of the Company.................................. A-39
SECTION 7.15. Section 16 Matters......................................... A-39
SECTION 7.16. Employee Benefits.......................................... A-39
SECTION 7.17. Voting of Shares........................................... A-40
SECTION 7.18. The Company Rights Plan.................................... A-40
SECTION 7.19. Fees and Expenses.......................................... A-41
SECTION 7.20. Merger Sub................................................. A-41

                                                                            Page
                                                                            ----
                               ARTICLE VIII
                         Conditions to The Merger

SECTION 8.01. Conditions to Obligations of Each Party...................... A-41

                                ARTICLE IX
                                Termination

SECTION 9.01. Termination.................................................. A-41
SECTION 9.02. Effect of Termination........................................ A-43
SECTION 9.03. Payment of Certain Fees...................................... A-43

                                 ARTICLE X
                               Miscellaneous

SECTION 10.01. Representations and Warranties.............................. A-43
SECTION 10.02. Extension; Waiver........................................... A-44
SECTION 10.03. Notices..................................................... A-44
SECTION 10.04. Entire Agreement............................................ A-44
SECTION 10.05. Binding Effect; Benefit; Assignment......................... A-45
SECTION 10.06. Amendment and Modification.................................. A-45
SECTION 10.07. Further Actions............................................. A-45
SECTION 10.08. Headings.................................................... A-45
SECTION 10.09. Enforcement................................................. A-45
SECTION 10.10. Counterparts................................................ A-45
SECTION 10.11. Applicable Law.............................................. A-45
SECTION 10.12. Severability................................................ A-45
SECTION 10.13. WAIVER OF JURY TRIAL........................................ A-45

ANNEX I--Conditions of the Offer

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of July 16, 2000 (this "Agreement"), by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation ("Parent"), FENRES ACQUISITION CORP., a Virginia corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and FORT JAMES CORPORATION, a Virginia corporation (the "Company").

  WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in the best interests of each corporation and their respective shareholders to effect a business combination between Parent and the Company and, accordingly, have agreed to effect the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth herein (the "Merger"); and

  WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and adopted this Agreement and the transactions contemplated hereby.

  NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

  Section 1.01. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefore below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  "Acceptance Date" shall mean the date on which Merger Sub accepts for payment all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

  "Affiliate" shall mean, with respect to any specified Person, any Person who directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

  "Average Price" shall mean the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Parent Common Stock on the NYSE, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 10 consecutive Trading Days ending on the third Trading Day immediately preceding the Acceptance Date.

  "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which banks in New York, New York are permitted or required to close.

  "Company Common Stock" shall mean the Company's common stock, par value $.10 per share, including the Company Rights associated therewith.

  "Company Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is materially adverse to (i) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but shall exclude any effects, consequences or conditions arising out of (A) any change in (x) U.S. or global economic or industry conditions,

(y) U.S. or global financial markets or conditions or (z) any generally applicable law, rule or regulation or GAAP or interpretation of any of the foregoing or (B) the announcement of this Agreement or the transactions contemplated or required hereby, including any actions required under this Agreement pursuant to Section 7.09.

  "Company Options" shall mean options to purchase shares of the Company Common Stock, whether issued pursuant to a Company Employee Benefit Plan or otherwise.

  "Company Rights" shall mean the right associated with each share of Company Common Stock to purchase one-one-thousandth of a share of the Company's Series M Cumulative Participating Preferred Stock, par value $10.00 per share.

  "Company Shareholder Approval" shall mean the approval of this Agreement at the Company Shareholder Meeting by more than two-thirds of all votes entitled to be cast at the Company Shareholder Meeting.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exchange Ratio" (as the same may be adjusted pursuant to Section 4.01(d)) shall be equal to (i) .2644, if the Average Price is less than or equal to $39.33 or (ii) if the Average Price is greater than $39.33, the number of shares of Parent Common Stock equal to $10.40 divided by the Average Price.

  "GAAP" shall mean generally accepted accounting principles of the United States of America, as in effect from time to time.

  "know" or "knowledge" shall mean, with respect to any party, the knowledge of such party's executive officers.

  "Merger Sub Common Stock" shall mean Merger Sub's common stock, par value $.01 per share.

  "NYSE" shall mean the New York Stock Exchange, Inc.

  "Parent Common Stock" shall mean Georgia-Pacific Corporation-Georgia-Pacific Group Common Stock, par value $.80 per share, including the Parent Rights associated therewith.

  "Parent Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is materially adverse to (i) the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, but shall exclude any effects, consequences or conditions arising out of (A) any change in (x) U.S. or global economic or industry conditions, (y) U.S. or global financial markets or conditions or (z) any generally applicable law, rule or regulation, GAAP or interpretation of any of the foregoing or (B) the announcement of this Agreement or the transactions contemplated or required hereby, including any actions required under this Agreement pursuant to Section 7.09.

  "Parent Rights" shall mean the rights associated with each share of Parent Common Stock to purchase one-one-hundredth of a share of Parent's Series B Junior Preferred Stock, no par value.

  "Per Share Amount" shall mean the sum of (a) $29.60 and (b) the product of the Exchange Ratio and the Average Price.

  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, an unincorporated organization, a limited liability company, a limited partnership, a group, a syndicate, a person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) and a government or other department or subdivision or instrumentality or agency thereof.

  "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus included in the Merger Registration Statement relating to the Company Shareholder Meeting.

  "SEC" shall mean the U.S. Securities and Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Significant Subsidiary" shall mean (a) with respect to the Company, Fort James Operating Company, Fort James-Pennington, Inc., Harmon Associates Corporation, Fort James UK Limited, Fort James International Holdings, Ltd., Fort James France S.A.S., Fort James France s.c.a., Fort James Canada Inc., Fort James S.P.R.L.S. Com. p.A. and Fort James Italia S.r.l. and (b) with respect to Parent, Brunswick Pulp & Paper Company, CeCorr, Inc., G-P Gypsum Corporation, Georgia-Pacific Resins, Inc., Georgia-Pacific Tissue, LLC, Georgia-Pacific West, Inc., Great Northern Nekoosa Corporation, North American Timber Corp. and Unisource Worldwide, Inc.

  "Subsidiary" shall mean, with respect to a Person, (x) any partnership of which such Person or any of its Subsidiaries is a general partner or (y) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote more than 50% of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

  "Trading Day" shall mean any day on which securities are traded on the NYSE.

  Section 1.02. Other Defined Terms. The following terms used herein are defined in the Section of this Agreement specified below:

   Terms                                                            Section
   -----                                                         --------------
   "401(k) Plan"................................................ Section 7.16(c)
   "Acquisition Agreement"...................................... Section 7.07(b)
   "Agreement".................................................. Preamble
   "Antitrust Authorities"...................................... Section 7.09(b)
   "Antitrust Law".............................................. Section 7.09(b)
   "Articles Of Merger"......................................... Section 3.01(a)
   "Cashout Election"........................................... Section 4.04(a)
   "Certificate"................................................ Section 4.01(c)
   "Claims"..................................................... Section 5.16
   "Closing".................................................... Section 3.05
   "Closing Date"............................................... Section 3.05
   "Code"....................................................... Section 5.11(a)
   "Company".................................................... Preamble
   "Company Disclosure Schedule"................................ Article V
   "Company Employee Benefit Plans"............................. Section 5.11(a)
   "Company Employees".......................................... Section 7.16(a)
   "Company Intellectual Property".............................. Section 5.14(a)
   "Company Preferred Stock".................................... Section 5.03(a)
   "Company Property"........................................... Section 5.16
   "Company Recommendation"..................................... Section 7.05(a)
   "Company SEC Reports"........................................ Section 5.05(a)
   "Company Shareholder Meeting"................................ Section 7.05(a)
   "Confidentiality Agreement".................................. Section 7.02
   "Continuing Directors"....................................... Section 2.03(a)
   "Consent Decree"............................................. Section 7.09(b)
   "Contacts"................................................... Section 7.09(a)
   "Contracts".................................................. Section 5.04
   "Conversion Election"........................................ Section 4.04(a)
   "Designated Directors"....................................... Section 2.03(d)
   "Effective Time"............................................. Section 3.01(a)
   "Environmental Claims"....................................... Section 5.16

   Terms                                                            Section
   -----                                                         --------------
   "Environmental Law".......................................... Section 5.16
   "ERISA"...................................................... Section 5.11(a)
   "European Antitrust Laws".................................... Section 5.04
   "Exchange Agent"............................................. Section 4.02
   "Exchange Fund".............................................. Section 4.03(a)
   "Governmental Authority"..................................... Section 5.04
   "Hazardous Materials"........................................ Section 5.16
   "HSR Act".................................................... Section 5.04
   "Indemnified Parties"........................................ Section 7.10(b)
   "Issuance Obligation"........................................ Section 5.03(a)
   "Junior Preferred Stock"..................................... Section 6.03(a)
   "Laws"....................................................... Section 5.04
   "Liens"...................................................... Section 6.03(b)
   "Merger"..................................................... Preamble
   "Merger Registration Statement".............................. Section 6.06(a)
   "Merger Sub"................................................. Preamble
   "Minimum Condition".......................................... Section 2.01(a)
   "Morgan Stanley"............................................. Section 2.02(a)
   "New Plans".................................................. Section 7.16(b)
   "Offer"...................................................... Section 2.01(a)
   "Offer Documents"............................................ Section 2.01(b)
   "Offer Registration Statement"............................... Section 2.01(a)
   "Old Plans".................................................. Section 7.16(b)
   "Orders"..................................................... Section 5.04
   "Parent"..................................................... Preamble
   "Parent Disclosure Schedule"................................. Article VI
   "Parent Employee Benefit Plans".............................. Section 6.10(a)
   "Parent SEC Reports"......................................... Section 6.05(a)
   "Permits".................................................... Section 5.10(b)
   "Preferred Stock"............................................ Section 6.03(a)
   "Proceedings"................................................ Section 5.08
   "Release".................................................... Section 5.16
   "Representatives"............................................ Section 7.07(a)
   "Returns".................................................... Section 5.13(a)
   "Reverse Termination Fee".................................... Section 9.03(c)
   "Rights Agreement"........................................... Section 5.20
   "Rule 145 Affiliate"......................................... Section 7.14
   "Rule 145 Affiliate Agreement"............................... Section 7.14
   "Schedule 14D-9"............................................. Section 2.02(b)
   "Schedule TO"................................................ Section 2.01(b)
   "Substituted Option"......................................... Section 4.04(c)
   "Superior Proposal".......................................... Section 7.07(a)
   "Surviving Corporation"...................................... Section 3.01(b)
   "Takeover Proposal".......................................... Section 7.07(a)
   "Taxes"...................................................... Section 5.13(a)
   "Termination Date"........................................... Section 9.01(d)
   "Termination Fee"............................................ Section 9.03(a)
   "Third Party Acquisition Event".............................. Section 9.03(b)
   "Transfer Taxes"............................................. Section 7.12
   "Voting Debt"................................................ Section 5.03(a)
   "VSCA"....................................................... Section 2.02(a)

                                  ARTICLE II

                                   The Offer

  Section 2.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX, unless otherwise agreed by Parent and the Company, no later than three Business Days following effectiveness of a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Offer Registration Statement") Parent shall cause Merger Sub to commence an offer (the "Offer") to purchase all of the outstanding shares of Company Common Stock at a price for each share of Company Common Stock of (1) $29.60, net to the seller in cash, and (2) a fraction of a share of Parent Common Stock equal to the Exchange Ratio. The Offer shall be subject only to (1) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Parent and/or Merger Sub, represents at least two-thirds of the shares of Company Common Stock outstanding on a fully-diluted basis (the "Minimum Condition") and (2) the other conditions set forth in Annex I hereto. Merger Sub shall have the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (A) the Minimum Condition may not be waived or reduced to less than two-thirds of the shares of Company Common Stock outstanding on a fully-diluted basis without the prior written consent of the Company and (B) no change may be made that changes the form of consideration payable in the Offer, decreases the consideration payable in the Offer, reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or makes any other change which is adverse to the holders of Company Common Stock. Notwithstanding the foregoing, without the consent of the Company, Merger Sub shall have the right to extend the Offer (i) for one or more periods (not in excess of 10 Business Days each) but in no event ending later than the Termination Date if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law or (iii) for an aggregate period of not more than 10 Business Days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions to the Offer have been satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals 80% or more, but less than 90%, of the outstanding shares of Company Common Stock on a fully diluted basis. In the event that Merger Sub is unable to consummate the Offer on the initial scheduled expiration date due to the failure of the conditions to the Offer to be satisfied or waived, Parent shall cause Merger Sub to, unless this Agreement is terminated pursuant to Article IX, extend the Offer and set a subsequent scheduled expiration date, and shall continue to so extend the Offer and set subsequent scheduled expiration dates until the Termination Date. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Parent will announce the exact Exchange Ratio with respect to each share of Company Common Stock that is to be exchanged in the Offer by 9:00 a.m., New York City time, on the second Trading Day immediately preceding the Acceptance Date. Parent will make such announcement by issuing a press release to the Dow Jones News Service.

  (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to file with the SEC a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "Schedule TO"). As soon as reasonably practicable after the date hereof, Parent shall, and shall cause Merger Sub to, file the Offer Registration Statement (the Schedule TO, the Offer Registration Statement and such documents included therein pursuant to which the Offer will be made, the "Offer Documents"). Parent and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent shall, and Parent shall cause Merger Sub to take all steps necessary to cause the Schedule TO and the Offer Registration Statement as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

  Section 2.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are in the best interests of the Company's shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the Virginia Stock Corporation Act (the "VSCA") and (iii) subject to Section 7.07, resolved to recommend acceptance of the Offer and approval of this Agreement by the Company's shareholders. The Company further represents that Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered to the Company's Board of Directors its written opinion as of the date hereof that the consideration to be received by the holders of shares of Company Common Stock pursuant to the terms of the Offer and the Merger is fair from a financial point of view to such holders. The Company will promptly furnish Parent with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer.

  (b) The Company hereby agrees to file with the SEC contemporaneously with the commencement of the Offer and disseminate to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to Section 7.07, shall reflect the recommendations of the Company's Board of Directors referred to in Section 2.02(a) above; provided, however, that prior to the Acceptance Date, the Board of Directors of the Company may amend, modify, withdraw, condition or qualify such recommendations or may take any action or make any statement inconsistent with such recommendations, to the extent that the majority of the Company's Board of Directors concludes in its good faith judgment, after receiving the advice of outside legal counsel, that it is necessary to take such action in order to comply with its fiduciary duties to shareholders under applicable law. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. The Company and Parent each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of shares of Company Common Stock.

  Section 2.03. Directors. (a) Effective upon the acceptance for payment of any shares of Company Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 2.03) and
(ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company, in each case only to the extent permitted by applicable law. Notwithstanding the provisions of this
Section 2.03, the parties hereto shall use their respective best efforts to ensure that at least two of the members of the Company's Board of Directors shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Company's Board of Directors shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be officers or employees or Affiliates of the Company, Parent or Merger Sub or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

  (b) The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and Affiliates required by
Section 14(f) and Rule 14f-1.

  (c) Following the election or appointment of Parent's designees pursuant to
Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company's Board of Directors, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, any consent or action by the Board of Directors of the Company hereunder and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Purchaser).

  (d) Parent shall take such action as shall be necessary so that, at the Effective Time, the number of directors comprising each class of directors of the Board of Directors of Parent shall be increased from four to five, and three individuals from among the present directors of the Company (the "Designated Directors") who shall be agreed upon by Parent and the Company shall be appointed to the Board of Directors of Parent to fill the vacancies created by such newly created directorships having terms expiring at the Company's annual meetings of shareholders to be held in 2001, 2002 and 2003. The Company hereby agrees to provide to Parent as soon as practicable any information in respect of the Designated Directors as Parent shall reasonably request.

                                  ARTICLE III

                                  The Merger

  Section 3.01. The Merger. (a) Upon the terms and subject to the conditions of this Agreement, as soon as practicable after satisfaction or, to the extent permitted hereby, waiver of all conditions to the Merger set forth herein, Parent shall cause articles of merger (the "Articles Of Merger") to be duly prepared, executed and acknowledged by Merger Sub and the Company in accordance with the VSCA and filed with the State Corporation Commission of Virginia. The Merger shall become effective upon the filing of the Articles of Merger

(or at such later time reflected in such Articles of Merger as shall be agreed to by Parent and the Company). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

  (b) At the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the Commonwealth of Virginia (the "Surviving Corporation").

  (c) From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 13.1-721 of the VSCA.

  Section 3.02. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

  Section 3.03. By-Laws of the Surviving Corporation. The By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

  Section 3.04. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the VSCA and the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

  Section 3.05. Closing. The closing of the Merger (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 as soon as practicable, but in any event within three Business Days after the last of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VIII hereof is satisfied or waived or at such other time and date as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing Date."

                                  ARTICLE IV

                   Conversion of Shares and Related Matters

  Section 4.01. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger:

    (a) Cancellation of Treasury Stock and Stock Owned by Parent and Merger Sub. All shares of Company Common Stock owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (b) Capital Stock of Merger Sub. Each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

    (c) Conversion of Company Common Stock. Except as provided in clause (a) of this Section 4.01, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and shall be canceled in exchange for the right to receive from Parent the same amount of cash and the same number of shares of Parent Common Stock as paid for each share of Company Common Stock in the Offer. At the Effective Time, all Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") that formerly represented such shares of Company Common Stock shall thereafter represent only the right to receive cash and the number of whole shares of Parent Common Stock into which the Company Common Stock represented by such Certificate is converted pursuant to this Section 4.01(c) and the right, if any, to receive pursuant to Section 4.03(e) cash in lieu of a fractional share of Parent Common Stock and any dividend or distribution pursuant to Section 4.03(c), in each case without interest.

    (d) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock, or Parent changes the number of shares of Parent Common Stock, issued and outstanding as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, the consideration paid in the Offer and the Merger and other items dependent thereon shall be appropriately adjusted.

  Section 4.02. Exchange of Shares. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the Certificates for cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted and cash in lieu of fractional shares of Parent Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Company Common Stock as of the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other customary provisions as the Surviving Corporation or Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted and cash in lieu of a fractional share of Parent Common Stock.

  Section 4.03. Exchange of Certificates. (a) Exchange Agent. On or prior to the Effective Time, Parent shall deposit with the Exchange Agent (i) as nominee for the benefit of the holders of Company Common Stock, the aggregate amount of cash and the aggregate number of shares of Parent Common Stock to be issued pursuant to Section 4.01(c) and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional shares of Parent Common Stock in accordance with Section 4.03(e) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund"), to be held for the benefit of and distributed to the holders of Company Common Stock in accordance with this Section 4.03. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $100,000,000 in assets, or in money market funds which are invested in the foregoing; provided that no such investment or loss thereon shall affect the amounts payable to the Company's shareholders pursuant to this Article IV. Parent and the Surviving Corporation shall replace any monies lost through an investment made pursuant to this Section 4.03. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

  (b) Exchange Procedures. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the letter of transmittal referred to in
Section 4.02 duly executed and completed in accordance with its terms, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(i) the amount of cash and a certificate or certificates representing the whole number of shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificate have been converted in accordance with Section 4.01(c), (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such shares of Parent Common Stock, and (iii) the cash amount payable in lieu of a fractional share of Parent Common Stock in accordance with Section 4.03(e), in each case which such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the amount of cash and a certificate or certificates representing that whole number of shares of Parent Common Stock into which such shares of Company Common Stock have been converted in accordance with Section 4.01(c), plus the cash amount payable in lieu of a fractional share of Parent Common Stock in accordance with Section 4.03(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.03(b) and subject to Section 4.03(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the amount of cash and the whole number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon has been converted in accordance with Section 4.01(c), plus the cash amount payable in lieu of a fractional share of Parent Common Stock in accordance with Section 4.03(e). Notwithstanding the foregoing, certificates representing Company Common Stock surrendered for exchange by any Person constituting a "Rule 145 Affiliate" of the Company for purposes of Section 7.14 shall not be exchanged until Parent has received a Rule 145 Affiliate Agreement (as defined in Section 7.14) as provided in Section 7.14.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared, made or paid after the Effective Time with respect to shares of Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of a fractional share of Parent Common Stock shall be paid to any such holder pursuant to Section 4.03(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock. Dividends or other distributions with a record date on or after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of shares of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates.

  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and all cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 4.03(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, subject to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on the shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 4.03.

  (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock will be issued in the Offer or the Merger upon the surrender for exchange of Certificates, and such fractional shares of Parent Common Stock will not entitle the owner thereof to vote or to any rights of a holder of shares of Parent Common Stock. In lieu of any such fractional shares of Parent Common Stock, each holder of

Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificates (after taking into account all Certificates delivered by such holder) pursuant to this Section
4.03 shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional share of Parent Common Stock, determined by multiplying (i) the Average Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for one year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of a fractional share of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of any Certificate for cash or shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash payable in respect of a fractional share of Parent Common Stock, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any securities or cash amounts remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

  (g) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, any cash in lieu of a fractional share of Parent Common Stock, and unpaid dividends and distributions in respect of or on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

  (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the cash and the shares of Parent Common Stock (and any dividends or distributions thereon) and cash in lieu of a fractional share of Parent Common Stock otherwise payable hereunder to any holder of Certificates in respect of the shares of Company Common Stock formerly represented thereby such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Surviving Corporation or Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

  Section 4.04. Stock Options and Other Stock Plans.

  (a) Company Options. Not less than five Business Days prior to the occurrence of a change of control, each holder of a Company Option shall have the right to elect either of the following alternatives with respect to such Company Options by delivering a written election to the Company: (i) that their options be cashed out, in whole or in part, in the manner described below (the "Cashout Election") or (ii) that their options be exchanged, in whole or in part, for options to purchase Parent Common Stock in the manner described below (the "Conversion Election"). In the event that any holder of a Company Option does not make an election as provided for in this Section 4.04(a), such holder shall be deemed to have made a Cashout Election with respect to such holder's Company Options.

  (b) In the event an optionee elects the Cashout Election, on the Acceptance Date the Company shall terminate or cancel all Company Options to which the Cashout Election relates that are outstanding and unexercised as of such date as set forth in Section 4.04 of the Company Disclosure Schedule. Each Company Option that is outstanding and unexercised on the Acceptance Date as to which the holder thereof has made a Cashout Election shall be cancelled on the Acceptance Date, and the holder thereof shall receive in exchange for the cancellation of such Company Option, an amount in cash equal to (i) the excess, if any, of (1) the Per Share Amount over (2) the per share exercise price of such Company Option, multiplied by
(ii) the number of shares of Company Common Stock subject to such Company Option as of the Acceptance Date. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements. In the event that an optionee elects the Cashout Election with respect to a portion of the Company Options held thereby, the remaining Company Options held by such optionee shall be exchanged for options of Parent Common Stock pursuant to Section 4.04(c).

  (c) In the event an optionee elects the Conversion Election, prior to the Effective Time Parent and the Company shall take such action as may be necessary to cause each Company Option to which the Conversion Election relates to be automatically converted at the Effective Time into an option ("Substituted Option") to purchase a number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Company Option immediately prior to the Effective Time multiplied by (ii) the quotient of (1) the Per Share Amount divided by (2) the Average Price (rounded up to the nearest whole number of shares of Parent's Common Stock), at a price per share of Parent's Common Stock equal to the quotient of (x) the per-share option exercise price specified in the Company Option divided by (y) (1) the Per Share Amount divided by (2) the Average Price (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall be subject to the same terms and conditions as such Company Option. Such Substituted Options shall be subject to any other rights which arise under the Company Employee Benefit Plans, the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement or otherwise, including the full vesting of such Company Options to the extent provided in such plans or agreements. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent. In the event that an optionee elects the Conversion Election with respect to a portion of the Company Options held thereby, the remaining Company Options held by such optionee shall be cashed-out pursuant to Section 4.04(b).

  (d) In respect of each Substituted Option and the shares of Parent Common Stock underlying such option, Parent shall file as promptly as practicable, and in no event later than the second Business Day after the Closing Date, and keep current, a Form S-8 or other appropriate registration statement for as long as any Substituted Options remain outstanding. In connection with the issuance of Substituted Options, Parent shall, by action of the Board of Directors of Parent, reserve for issuance the number of shares of Parent Common Stock that will become subject to Substituted Options pursuant to this
Section 4.04.

  (e) Prior to the Effective Time, the Company shall take such steps reasonably necessary, including amendment of the plans and agreements governing the terms of the Company Options, to accomplish the disposition of the Company Options pursuant to this Section 4.04, including the Cashout Election and the Conversion Election. In addition, prior to the Effective Time, the Company shall amend each outstanding Company Option to provide that in the event the option holder's employment is involuntarily terminated following the Acceptance Date other than for cause or in the event that an employee terminates his or her employment for "good reason" as such term is defined in such employee's employment agreement, the exercise period for such option shall end on the three year anniversary of the Acceptance Date or the last day of the original term of the Company Option, whichever occurs first.

  (f) Phantom Share Units and Restricted Stock. On the Acceptance Date, the Company shall terminate or cancel all performance shares and restricted or performance share units and, to the extent provided for in the award agreement, all restricted stock, and each holder of such stock or units that are outstanding, whether or not such stock or units are free of restrictions, shall be entitled to receive on the Acceptance Date, in exchange for the cancellation of such stock or units, an amount in cash equal to the product of
(1) the mean of the high and
low sales price on the Acceptance Date of Company Common Stock and (2) the number of shares or units subject to such award. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements.

                                   ARTICLE V

                 Representations and Warranties of the Company

  Except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent as follows:

  Section 5.01. Due Organization, Good Standing and Corporate Power. The Company and each of its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Other than as set forth in Section 5.01 of the Company Disclosure Schedule, the respective Articles of Incorporation and By-Laws or other organizational documents of the Significant Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries. As soon as practicable after the date hereof the Company will provide Parent with a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization which identifies the Company's (direct or indirect) percentage of equity ownership therein. The copies of the Company's Articles of Incorporation and By-Laws that are set forth as exhibits to the Company's Form 10-K for the year ended December 26, 1999 are complete and correct copies thereof. Such Articles of Incorporation and By-Laws are in full force and effect on the date hereof, and have not been amended, modified or rescinded.

  Section 5.02. Authorization and Validity of Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

  Section 5.03. Capitalization. (a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $10 per share (the "Company Preferred Stock"), 250,000 shares of which have been designated Series M Cumulative Participating Preferred Stock. At the close of business on July 13, 2000: (i) 204,712,356 shares of Company Common Stock were issued and outstanding, (ii) 12,067,171 shares of Company Common Stock were issuable pursuant to outstanding awards under the Company's stock option and stock benefit plans and arrangements and (iii) no shares of Company Preferred Stock were issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth above or in Section 5.03(a) of the Company Disclosure Schedule or as required by local law and other than the Company Rights, there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock or other equity interests of the Company or any of its Significant Subsidiaries, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock or other equity interests of the Company or any of its Significant Subsidiaries (each an "Issuance Obligation"). Except as set forth in Section 5.03(a) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any of its Significant Subsidiaries. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Company on any matter ("Voting Debt"). Except as set forth in Section 5.03(a) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Significant Subsidiaries and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of the capital stock or other ownership interests of the Company or its Significant Subsidiaries.

  (b) All of the issued and outstanding shares of capital stock of each Subsidiary are validly existing, fully paid and non-assessable. Except as set forth in the Company SEC Reports filed on or before the date hereof or in
Section 5.03(b) of the Company Disclosure Schedule, no Significant Subsidiary of the Company has outstanding Voting Debt and there are no obligations of the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Significant Subsidiaries or any capital stock of, or other ownership interests in, any of its Significant Subsidiaries.

  (c) Except for the Company's interest in its Subsidiaries, and as set forth in Section 5.03(c) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity which is material to the Company and its Subsidiaries, taken as a whole.

  Section 5.04. Consents and Approvals; No Violations. Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting periods thereunder (if applicable) have been terminated or expired, (ii) the prior notification and reporting requirements of antitrust or competition laws of the member states of the European Union as may be applicable (collectively, the "European Antitrust Laws"), if applicable, are satisfied and any antitrust filings/notifications which must or may be effected at the national level in countries having jurisdiction are made and any applicable waiting periods thereunder have been terminated or expired, (iii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications which must or may be effected in countries having jurisdiction are made, (iv) the applicable requirements of the Securities Act and the Exchange Act are met, (v) the requirements under any applicable foreign or state securities or blue sky laws are met, (vi) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the VSCA, are made, (vii) in the case of this Agreement, the Company Shareholder Approval is received, (viii) the requirements of any applicable state law relating to the transfer of contaminated property are met and (ix) as otherwise set forth in Section 5.04 to the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (A) violate or conflict with any provision of the Company's Articles of Incorporation or the Company's By-Laws or the comparable governing documents of any of its Significant Subsidiaries; (B) violate or conflict with any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, judgment, decree, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental Authority") applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (C) except as provided above or as set forth in Section 5.04 of the Company Disclosure Schedule, require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) except as set forth in Section 5.04 of the Company Disclosure Schedule, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation of any kind (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, excluding from the foregoing clauses (B), (C) and (D), conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, and filings, permits, consents, approvals or notices, the failure to have made or received, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that for purposes of this Section 5.04, the definition of "Company Material Adverse Effect" shall be read so as not to include clause (ii)(B) thereof.

  Section 5.05. Company Reports and Financial Statements. (a) Since December 28, 1997, the Company and, to the extent applicable, its Subsidiaries, have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by the Company and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company and its Subsidiaries with the SEC since December 28, 1997 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of the Company included in the Company SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. The Company has heretofore provided Parent with true and correct copies of any material amendments and/or modifications to any Company SEC Reports which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules.

  (b) Except as set forth or provided in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.05(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company, except for (i) liabilities or obligations disclosed or provided for in the Company SEC Reports filed prior to the date of this Agreement; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby and (iii) liabilities or obligations which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 5.05(b) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

  Section 5.06. Information to Be Supplied. (a) Each of the Schedule 14D-9 and the Proxy Statement/Prospectus and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or, in the case of the Proxy Statement/Prospectus, on the dates it is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) Notwithstanding the foregoing provisions of this Section 5.06, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Merger Registration Statement, the Proxy Statement/Prospectus or the Schedule 14D-9 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.06.

  Section 5.07. Absence of Certain Events. Except as disclosed in the Company SEC Reports filed on or before the date hereof or in Section 5.07 of the Company Disclosure Schedule or as required or expressly permitted by this Agreement, since December 26, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not occurred (i) any event, occurrence, change or development which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; (ii) any damage, destruction or loss which, individually or in the aggregate, resulted in or would reasonably be expected to result in, a Company Material Adverse Effect; or (iii) any increase in the compensation of, or change of control agreement with, any officer of the Company or any of its Subsidiaries or, other than in the ordinary course of business, any general salary or benefits increase to the employees of the Company or any of its Subsidiaries.

  Section 5.08. Litigation. Except as disclosed in Section 5.08 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, there are no investigations, actions, suits or proceedings ("Proceedings") pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and, to the knowledge of the Company, no development has occurred with respect to any pending or threatened Proceeding that would reasonably be expected to result in a Company Material Adverse Effect or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any Order entered in any proceeding which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The foregoing does not apply to any Proceeding or Order arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

  Section 5.09. Title to Properties; Encumbrances. Except as disclosed in
Section 5.09 of the Company Disclosure Schedule, the Company and each of its Significant Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets except where the failure to have such good, valid and marketable title would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; in each case subject to no Liens, except for (a) Liens reflected in the consolidated balance sheet as of December 26, 1999, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by the Company or any of its Significant Subsidiaries in the operation of its respective business, (c) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and (d) Liens which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Significant Subsidiaries are in compliance with the terms of all leases of tangible properties to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) the Company and each of its Significant Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

  Section 5.10. Compliance with Laws. Except as disclosed in the Company SEC Reports or Section 5.10 of the Company Disclosure Schedule, (a) the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division are in compliance with all applicable Laws and Orders, except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division, and (b) the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division hold, to the extent legally required, all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (the "Permits") that are required for the operation of the respective businesses of the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division as now conducted, except where the failure to hold any such Permit would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division, and there has not occurred any default under any such Permit, except to the extent that such default would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division.

  Section 5.11. Company Employee Benefit Plans. (a) Except as set forth in
Section 5.11(a) of the Company Disclosure Schedule, (i) each employee benefit plan subject to or governed by the laws of any jurisdiction outside of the United States or any State or Commonwealth of the United States, (ii) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not subject to ERISA, and (iii) each foreign or domestic stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance, termination or salary or benefits continuation or fringe benefit plan, program, arrangement, contract or agreement maintained by the Company or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 5.11, all employers (whether or not incorporated) that would be treated together with the Company and/or any such Affiliate as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code")) or to which the Company or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Company Employee Benefit Plans") is in compliance with all applicable Laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not, in the aggregate, have a Company Material Adverse Effect.

  (b) Set forth in Section 5.11(b) of the Company Disclosure Schedule is an accurate and complete list of (i) each material Company Employee Benefit Plan and (ii) any material claim, action, litigation, audit, examination, investigation or administrative proceeding that has been made or commenced or, to the best knowledge of the Company, threatened with respect to any material Company Employee Benefit Plan (other than routine claims for benefits in the ordinary course).

  (c) The Company has made available or will make available to Parent or its counsel true and complete copies of each plan document related to each Company Employee Benefit Plan and any related trust agreement or funding vehicle, together with all amendments thereto, and such other documentation with respect to any Company Employee Benefit Plan as reasonably requested by Parent.

  Section 5.12. Labor/Employment. Section 5.12 of the Company Disclosure Schedule sets forth a list of all material employment, labor and collective bargaining agreements to which the Company or any Subsidiary of the Company is a party. The Company has heretofore made available or will make available to Parent true and complete copies of the employment, labor and collective bargaining agreements listed on Section 5.12 of the Company Disclosure Schedule, together with all material amendments, modifications and supplements affecting the duties, rights and obligations of any party thereunder. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or as set forth in Section 5.12 of the Company Disclosure Schedule, (i) to the Company's knowledge, there are no organizational campaigns, written demands or proceedings pending or, to the Company's knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of the Company or any of its Subsidiaries; (ii) there are no strikes, or material labor disputes ongoing or, to the Company's knowledge, threatened involving the Company or any of its Significant Subsidiaries, and the Company and its Significant Subsidiaries has not experienced any such strike, or material labor dispute within the past two years; and (iii) no collective bargaining agreement is currently being negotiated by the Company or any of its Significant Subsidiaries.

  Section 5.13. Taxes. Except as set forth in Section 5.13 of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

    (a) The Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate Taxing authorities all Federal income and all other returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Company and such Subsidiaries on or prior to the Closing Date. The Returns as filed were correct and complete in all respects. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

    (b) All Taxes and Tax liabilities of the Company and its Subsidiaries that have become due and payable have been timely paid or fully provided for as a liability on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

    (c) Neither the Company nor any of its Subsidiaries is the subject of an audit, other examination, matter in controversy, proposed adjustment, refund litigation or other proceeding with respect to Taxes by the Tax authorities of any nation, state or locality which could reasonably be expected to result in a Tax liability, nor has the Company or any of its Subsidiaries received any notices from any Tax authority relating to any issue which could reasonably be expected to result in a Tax liability.

    (d) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

    (e) There are no Tax sharing, allocation, indemnification or similar agreements (in writing) in effect as between the Company, any of its Subsidiaries, or any predecessor or Affiliate of any of them and any other party under which the Company (or any of its Subsidiaries) could be liable for any Taxes of any party other than the Company or any Subsidiary of the Company.

    (f) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

    (g) There are no outstanding rulings of, or requests for rulings with, any Tax Authority addressed to the Company or any of its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries.

    (h) There have been no distributions intended to qualify as tax-free under Section 355 of the Code, involving the Company as either the distributing or distributed corporation within the past two years.

  Section 5.14. Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse
Effect:

    (a) The Company or one of its Subsidiaries exclusively owns, without restrictions, or is licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that are used in the business of the Company and any of its Subsidiaries as currently conducted (the "Company Intellectual Property"). Neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any Company Intellectual Property.

    (b) Except as set forth in Section 5.14(b) of the Company Disclosure Schedule, no claims with respect to the Company Intellectual Property have been asserted or, to the knowledge of the Company, are threatened by any Person nor does the Company or any of its Subsidiaries know of any valid grounds for any bona fide claims against the use by the Company or any of its Subsidiaries of any Company Intellectual Property, or challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property. All granted and issued patents and all registered trademarks and service marks and all copyrights held by the Company or any of its Subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including, without limitation, any employee or former employee.

    (c) Except as set forth in Section 5.14(c) of the Company Disclosure Schedule, no owned Company Intellectual Property is subject to any outstanding Order, or agreement restricting in any manner the licensing thereof by the Company or any of its Subsidiaries.

  Section 5.15. Broker's or Finder's Fee. Except for the fees of Morgan Stanley (whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement from the Company or from any of its Subsidiaries or any of its controlled Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its Subsidiaries or any of its Affiliates.

  Section 5.16. Environmental Laws and Regulations. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect and except as set forth in Section 5.16 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, (i) Hazardous Materials have not been generated, used, treated or stored on, transported to or from or Released or disposed of on, any Company Property, (ii) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no past, pending or, to the Company's knowledge, threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property and (iv) there are no facts or circumstances, conditions or occurrences regarding the business, assets or operations of the Company or any Company Property that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Company Property.

  For purposes of this Agreement, (i) "Company Property" means any real property and improvements owned, leased or operated by the Company or any of its Subsidiaries; (ii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority; (iii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law and any judicial or administrative interpretation thereof binding on the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; and their state and local counterparts and equivalents; (iv) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iv), "Claims"), including, without limitation, (A) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (v) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

  Section 5.17. State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger and this Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby the provisions of Section 13.1-
725.1 et seq. of the VSCA. The Company has taken all actions necessary to cause 13.1-728.1 et seq. to be inapplicable to the Company. Except for Section 13.1-725.1 et seq. and Sections 13.1-728.1 et seq. of the VSCA (which have been rendered inapplicable), to the Company's knowledge, no other takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby.

  Section 5.18. Voting Requirements; Board Approval; Appraisal Rights

  (a) The affirmative vote of the holders of more than two-thirds of the outstanding shares of the Company Common Stock (voting as one class, with each share of the Company Common Stock having one vote) entitled to be cast approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, and the transactions contemplated hereby.

  (b) The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Offer and the Merger are in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the shareholders of the Company accept the Offer and approve this Agreement.

  (c) No holder of Company Common Stock will have appraisal rights under
Section 13.1-730 of the VSCA as a result of, or in connection with, the Offer or the Merger.

  Section 5.19. Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley that, as of the date of this Agreement, the consideration to be received by the holders of the Company Common Stock pursuant to the terms of the Offer and the Merger is fair from a financial point of view to such holders, and a copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of the Company, and is not intended to, and may not, be relied upon by Parent, its Affiliates or their respective shareholders.

  Section 5.20. Rights Agreement. The copy of the Rights Agreement, dated as of February 26, 1999, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"), including all amendments and exhibits thereto, that is set forth as an exhibit to the Company's Form 8-A, dated as of February 26, 1999, is a complete and correct copy thereof. The Company has taken all necessary action to amend the Rights Agreement, a copy of which amendment will be promptly provided to Parent, so that neither the execution of this Agreement nor the consummation of the Merger will (a) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (b) cause Parent or Merger Sub to become an Acquiring Person (as such term is defined in the Rights Agreement) or (c) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

  Section 5.21. Non-competition Agreements. Except as set forth in Section
5.21 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any contract or agreement that has or will have a material adverse effect upon the ability of (a) the Company or the Surviving Company to, in all respects, conduct its business and operations as currently conducted or (b) Parent to, in all respects, conduct its business and operations as currently conducted.

                                  ARTICLE VI

                   Representations and Warranties of Parent

  Except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Parent Disclosure Schedule"), Parent hereby represents and warrants to the Company as follows:

  Section 6.01. Due Organization, Good Standing and Corporate Power. Parent and each of its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Other than as set forth in
Section 6.01 of the Parent Disclosure Schedule, the respective Articles of Incorporation and By-Laws or other organizational documents of the Subsidiaries of Parent do not contain any provision limiting or otherwise restricting the ability of Parent to control such Subsidiaries. As soon as practicable after the date hereof Parent will provide the

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Company with a list of all Subsidiaries of Parent and their respective jurisdictions of incorporation or organization which identifies Parent's (direct or indirect) percentage of equity ownership therein. The copies of Parent's Articles of Incorporation and By-Laws that are set forth as exhibits to Parent's Form 10-K for the year ended January 1, 2000 are complete and correct copies thereof. Such Articles of Incorporation and By-Laws are in full force and effect on the date hereof, and have not been amended, modified or rescinded.

  Section 6.02. Authorization and Validity of Agreement. Parent and, upon execution of the Agreement, Merger Sub will, have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and, upon execution of the Agreement, Merger Sub, and the consummation by each such party of the transactions contemplated hereby, have been or upon execution by Merger Sub, will be, duly authorized and unanimously approved by the Board of Directors of Parent and Merger Sub and no other corporate action on the part of either of Parent or Merger Sub is or will be necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (in the case of Merger Sub, will be), and is a valid and binding obligation of each of Parent and Merger Sub (or, in the case of Merger Sub, will be) enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

  Section 6.03. Capitalization. (a) The authorized capital stock of Parent consists of 650,000,000 shares of common stock, 400,000,000 of which are Parent Common Stock and 250,000,000 of which have been designated Georgia-Pacific Corporation-Timber Group Common Stock ("Timber Stock"), par value $.80 per share, and 35,000,000 shares of preferred stock, 25,000,000 of which have been designated Junior Preferred Stock (the "Junior Preferred Stock"), no par value per share, and 10,000,000 have been designated Preferred Stock, no par value per share (the "Preferred Stock"). At the close of business on July 11, 2000: (i) 170,563,964 and 79,615,682 shares of Parent Common Stock and Timber Stock, respectively, were issued and outstanding, (ii) 25,200,000 and 8,400,000 shares of Parent Common Stock and Timber Stock, respectively, were reserved for issuance under Parent's stock option and stock benefit plans and arrangements, (iii) no shares of Junior Preferred Stock or shares of Preferred Stock were issued and outstanding and (iv) 21,501,300 and 14,387,850 shares of Parent Common Stock and Timber Stock, respectively, were held by Parent in its treasury. All issued and outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock to be issued hereunder will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 6.03(a) of the Parent Disclosure Schedule or as required by local law and other that the Parent Rights, (i) Parent is not bound by, obligated under, or party to an Issuance Obligation with respect to any security of Parent or any Significant Subsidiary of Parent and (ii) there is no outstanding Voting Debt of Parent. Except as set forth in
Section 6.03(a) of the Parent Disclosure Schedule, there are no outstanding obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of Parent. Except as set forth in Section 6.03(a) of the Parent Disclosure Schedule, there are no restrictions of any kind which prevent or restrict the payment of dividends by Parent or any of its Significant Subsidiaries and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of the capital stock of Parent or other ownership interests.

  (b) The authorized capital stock of Merger Sub will consist of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or state securities laws) (collectively, "Liens").

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  (c) All of the issued and outstanding shares of capital stock of each
Subsidiary are validly existing, fully paid and non-assessable. Except as set forth in the Parent SEC Reports filed on or before the date hereof or in
Section 6.03(c) of the Parent Disclosure Schedule, no Significant Subsidiary of Parent has outstanding Voting Debt and there are no obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Significant Subsidiaries or any capital stock of, or other ownership interests in, any of its Significant Subsidiaries.

  (d) Except for Parent's interest in its Subsidiaries, and as set forth in
Section 6.03(d) of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity which is material to Parent and its Subsidiaries, taken as a whole.

  Section 6.04. Consents and Approvals; No Violations. Assuming (i) the filings required under the HSR Act are made and the waiting periods thereunder have been terminated or expired, (ii) the prior notification and reporting requirements of the European Antitrust Laws, if applicable, are satisfied and any antitrust filings/notifications which must or may be effected at the national level in countries having jurisdiction are made and any applicable waiting periods thereunder have been terminated or expired, (iii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications which must be or may be effected in countries having jurisdiction are made,
(iv) the applicable requirements of the Securities Act and the Exchange Act are met, (v) the requirements under any applicable foreign or state securities or blue sky laws are met, (vi) the requirements of the NYSE in respect of the listing of the shares of Parent Common Stock to be issued hereunder are met,
(vii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the VSCA, are made, (viii) the requirements of any applicable state law relating to the transfer of contaminated property are met and (ix) as otherwise set forth in Section 6.04 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not: (A) violate or conflict with any provision of Parent's Articles of Incorporation or Parent's By-Laws or the comparable governing documents of any of its Significant Subsidiaries;
(B) violate or conflict with any Laws or Orders of any Governmental Authority applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (C) except as provided above or as set forth in Section 6.04 of the Parent Disclosure Schedule, require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) except as set forth in Section 6.04 of the Parent Disclosure Schedule, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contracts to which Parent or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, excluding from the foregoing clauses (B), (C) and (D) conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, and filings, permits, consents, approvals or notices, the failure to have made or received, would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; provided, however, that for purposes of this Section 6.04, the definition of "Parent Material Adverse Effect" shall be read so as not to include clause (ii)(B) thereof.

  Section 6.05. Parent Reports and Financial Statements. (a) Since December 31, 1997, Parent and, to the extent applicable, its Subsidiaries have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by Parent and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder, each as in effect on the date such forms, reports

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and documents were filed. Parent has, prior to the date of this Agreement, made available to the Company true and complete copies of all forms, reports, registration statements and other filings filed by Parent and its Significant Subsidiaries with the SEC since December 31, 1997 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. Parent has heretofore provided to the Company with true and correct copies of any material amendments and/or modifications to any Parent SEC Reports which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules.

  (b) Except as set forth or provided in the Parent SEC Reports filed prior to the date of this Agreement or in Section 6.05(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of Parent, except for (i) liabilities or obligations disclosed or provided for in the Parent SEC Reports filed prior to the date of this Agreement; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and (iii) liabilities or obligations which would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in
Section 6.05(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

  Section 6.06. Information to Be Supplied. (a) Each of the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Merger Registration Statement"), the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or at the time they become effective under the Securities Act or, in the case of the Offer Registration Statement, on the dates the Offer Registration Statement is mailed to shareholders of the Company and on the Acceptance Date and, in the case of the Merger Registration Statement, on the dates the Proxy Statement/Prospectus is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) Notwithstanding the foregoing provisions of this Section 6.06, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Merger Registration Statement or the Offer Documents based on information supplied by the Company expressly for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 5.06.

  Section 6.07. Absence of Certain Events. Except as disclosed in the Parent SEC Reports filed on or before the date hereof or in Section 6.07 of the Parent Disclosure Schedule or as required or expressly permitted

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by this Agreement, since January 1, 2000, Parent and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not occurred (i) any event, occurrence, change or developments which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect or (ii) any damage, destruction or loss which, individually or in the aggregate, resulted in or would reasonably be expected to result in, a Parent Material Adverse Effect.

  Section 6.08. Litigation. Except as disclosed in Section 6.08 of Parent Disclosure Schedule or in the Parent SEC Reports filed prior to the date hereof, there are no Proceedings pending against Parent or its Subsidiaries or, to the knowledge of Parent, threatened against Parent or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and, to the knowledge of Parent, no development has occurred with respect to any pending or threatened Proceeding that would reasonably be expected to result in a Parent Material Adverse Effect or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order entered in any proceeding which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. The foregoing does not apply to any Proceeding or Order arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

  Section 6.09. Compliance with Laws. Except as disclosed in Section 6.09 of the Parent Disclosure Schedule: (a) Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees except where the failure to so comply could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect and (b) Parent and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the respective businesses of Parent and/or its Subsidiaries as now conducted, except where the failure to hold any such Permit could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

  Section 6.10. Parent Employee Benefit Plans. (a) Except as set forth in
Section 6.10(a) of the Parent Disclosure Schedule, (i) each employee benefit plan subject to or governed by the laws of any jurisdiction outside of the United States or any State or Commonwealth of the United States, (ii) each employee benefit plan, within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (iii) each foreign or domestic stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance, termination or salary or benefits continuation or fringe benefit plan, program, arrangement, contract or agreement maintained by Parent or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 6.10, all employers (whether or not incorporated) that would be treated together with Parent and/or any such Affiliate as a single employer within the meaning of Section 414 of the Code) or to which Parent or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Parent Employee Benefit Plans") is in compliance with all applicable foreign and domestic laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not, in the aggregate, have a Parent Material Adverse Effect.

  (b) Set forth in Section 6.10(b) of the Parent Disclosure Schedule is an accurate and complete list of (i) each material Parent Employee Benefit Plan and (ii) any material claim, action, litigation, audit, examination, investigation or administrative proceeding that has been made or commenced or, to the best knowledge of the Parent, threatened with respect to any material Parent Employee Benefit Plan (other than routine claims for benefits in the ordinary course).

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  (c) Parent has made available or will make available to the Company or its counsel true and complete copies of each plan document related to each material Parent Employee Benefit Plan and any related trust agreement or funding vehicle, together with all amendments thereto, and such other documentation with respect to any material Parent Employee Benefit Plan as reasonably requested by Company.

  Section 6.11. Broker's or Finder's Fee.

  Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (whose fees and expenses will be paid by Parent in accordance with their agreements with such firms), no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission or expense reimbursement from Parent or from any of its Subsidiaries or any of its controlled Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, any of its Subsidiaries or any of its Affiliates.

  Section 6.12. Ownership of Capital Stock. Except as set forth in Section
6.12 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company, other than as contemplated by this Agreement.

  Section 6.13. Vote Required. Subject to Section 6.13 of the Parent Disclosure Schedule, no vote of the holders of any class or series of capital stock of Parent is necessary to approve any of the transactions contemplated hereby.

  Section 6.14. Financing. Parent has, or will have prior to the expiration of the Offer and the Merger, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to purchase all of the shares of Company Common Stock outstanding on a fully-diluted basis and to pay all related fees and expenses in connection therewith. Parent has provided the Company true and complete copies of all commitment letters that Parent and Merger Sub have received with respect to their financing of the Offer, the Merger and the other transactions contemplated hereby.

                                  ARTICLE VII

                      Transactions Prior to Closing Date

  Section 7.01. Access to Information Concerning Properties and
Records. Except as otherwise prohibited by applicable Law, during the period commencing on the date hereof and ending on the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated pursuant to
Section 9.01 hereof, each of the Company and Parent shall, and each shall cause each of its Subsidiaries to, upon reasonable notice, afford the other party, and its respective counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to its and its Subsidiaries' employees, properties, books and records in order that they may have the opportunity to make such investigations as they shall reasonably require; provided, however, that such investigation shall not affect the representations and warranties made by the Company or Parent in this Agreement. Except as otherwise prohibited by applicable law, the Company shall furnish promptly to Parent and Parent shall, and shall cause Merger Sub to, furnish promptly to the Company (x) a copy of each material form, report, schedule, statement, registration statement and other document filed by it or its Significant Subsidiaries during such period pursuant to the requirements of Federal, state or foreign securities laws and (y) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent or the Company may reasonably request. Except as otherwise prohibited by applicable law, each of the Company and Parent agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the other party shall from time to time reasonably request.

  Section 7.02. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company will comply with all of their respective obligations under the confidentiality

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Agreement, dated May 12, 2000 (the "Confidentiality Agreement") among Parent and the Company with respect to the information disclosed pursuant to Section
7.01 hereof or otherwise.

  Section 7.03. Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed) during the period commencing on the date hereof until the Effective Time:

    (a) The Company and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them; and

    (b) Except as set forth in Section 7.03(b) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall:

      (i) make any change in or amendment to its Articles of Incorporation or its By-Laws or other organizational documents;

      (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (A) the issuance of Company Common Stock upon the exercise of Company Options outstanding on the date hereof,
    (B) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent, the Company or another wholly owned Subsidiary of the Company, (C) issuances of Company Common Stock upon the conversion of convertible securities of the Company outstanding as of the date of this Agreement, (D) issuances or sales of Company Common Stock pursuant to participant-directed transactions or the matching of contributions by the Company made in accordance with the terms and conditions of the Company 401(k) Plan or (E) participant-directed transactions under the Company's Canadian stock purchase plan in accordance with terms and conditions of such plan;

      (iii) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than (A) dividends payable by a Subsidiary of the Company to the Company or another Subsidiary of the Company or (B) the payment of regular quarterly dividends not to exceed $0.15 per share of Company Common Stock during the quarter ended September 30, 2000 and December 31, 2000;

      (iv) other than in connection with transactions permitted by Section 7.03(b)(v), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (A) contemplated by the capital expenditure budgets for the Company and its Subsidiaries made available to Parent, (B) incurred in the ordinary course of business of the Company and its Subsidiaries or (C) not otherwise described in clauses (A) and (B) which, in the aggregate, do not exceed $25 million;

      (v) other than acquisitions by the Company or a wholly owned Subsidiary of the Company of the assets of, or equity interests in, a wholly owned Subsidiary of the Company, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests) having a fair market value in excess of $25 million, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person in the aggregate having a fair market value in excess of $25 million;

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      (vi) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or by applicable law, or as contemplated by this Agreement or permitted by Section 7.03(b)(ii) hereof, increase the compensation or fringe benefits of any of its directors or officers or of employees (except for normal increases in the ordinary course of business consistent with past practice for non-director and non-officer employees) or enter into any severance, termination or change of control or similar arrangements not currently in effect or make any severance payments (except as required to be paid under existing severance plans, and except in the ordinary course of business consistent with past practice for non-director and non-officer employees) or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, phantom stock, performance shares, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement or grant any additional awards under such plans, except to the extent required by such plans, for the benefit of any directors, officers or employees;

      (vii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any Lien, any material assets, other than in the ordinary course of business;

      (viii) except as required by applicable law or GAAP, make any material change in its method of accounting;

      (ix) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger or any such transaction involving the Company and a wholly owned Subsidiary of the Company or two wholly owned Subsidiaries of the Company) or any agreement relating to a Takeover Proposal, except as permitted by Sections 7.07 and 9.01(c)(ii);

      (x) (A) incur any material indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly owned Subsidiary of the Company or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly owned Subsidiary of the Company, except, in the case of clause (A), for borrowings in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities described in the Company SEC Reports in the ordinary course of business consistent with past practice for working capital purposes;

      (xi) except to the extent required under existing employee and director benefit plans, agreements or arrangements, applicable Law or as contemplated by this Agreement or Section 7.16 of the Company Disclosure Schedule accelerate or otherwise modify the payment, right to payment, vesting or exercise rights of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

      (xii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice, (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company SEC Reports or (C) other claims not to exceed $5 million in the aggregate;

      (xiii) enter into any agreement, understanding or commitment that materially limits or impedes the Company's, any of its Significant Subsidiaries', the North American Tissue division's or the Dixie division's ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Significant Subsidiaries', the North American Tissue division's or the Dixie division's activities;

      (xiv) plan, announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries; provided, however, that routine employee terminations for cause or following performance reviews shall not be considered subject to this clause (xiv);

      (xv) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Articles of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Company acquired or controlled by Parent or Merger Sub;

      (xvi) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in each case in the ordinary course of business;

      (xvii) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company and its Subsidiaries as a whole;

      (xviii) amend or modify, or propose to amend or modify, the Rights Agreement, as amended as of the date hereof, except as contemplated in this Agreement;

      (xix) agree, in writing or otherwise, to take any of the foregoing actions.

  Section 7.04. Conduct of the Business of Parent Pending the Closing
Date. Parent agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by the Company (which consent or approval shall not be reasonably withheld or delayed), during the period commencing on the date hereof until the Effective Time:

    (a) Except as set forth in Section 7.04 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them; and

    (b) Except as set forth in Section 7.04(b) of the Parent Disclosure Schedule or as expressly contemplated by this Agreement, neither Parent nor any of its Subsidiaries shall:

      (i) make any change in or amendment to Parent's Articles of Incorporation that changes any material term or provision of the Parent Common Stock;

      (ii) make any material change in or amendment to Merger Sub's Articles of Incorporation or Bylaws in any manner adverse to the Company or its shareholders;

      (iii) engage in any repurchase at a premium, recapitalization, restructuring or reorganization with respect to Parent's capital stock, including, without limitation, by way of any extraordinary dividend on, or other extraordinary distributions with respect to, Parent's capital stock;

      (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or any business or division thereof, or otherwise acquire any assets, unless such acquisition or the entering into of a definitive agreement relating to or the consummation of such transaction would not (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Antitrust Authority necessary to consummate the Offer or the Merger or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Offer or the Merger or (C) increase the risk of not being able to remove any such order on appeal or otherwise;

      (v) subject to Section 7.09, take or omit to take any action which would have the consequences set forth in clauses (A) through (C) of clause (iv) above;

      (vi) not take any action which would cause the Parent Common Stock to cease to be listed on the NYSE; or

      (vii) agree, resolve or otherwise commit to do any of the foregoing.

  Section 7.05. Company Shareholder Meeting; Preparation of Proxy Statement/Prospectus. (a) Company Shareholder Meeting. If required by applicable law, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a special meeting of the holders of the Company Common Stock (the "Company Shareholder Meeting") as soon as reasonably practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement shall be submitted at such meeting. The Company shall take all action necessary to secure the vote of shareholders required by applicable law and the Company's Article of Incorporation or By-Laws to obtain the approval for this Agreement. Unless the Board of Directors of the Company otherwise determines (based upon a majority vote of the Board of Directors in its good faith judgment that such other action is necessary to comply with its fiduciary duty to shareholders under applicable law after receiving advice from outside legal counsel) prior to the approval by the shareholders of the Company, (i) the Company's Board of Directors shall recommend approval by its shareholders of this Agreement (the "Company Recommendation"), (ii) neither the Company's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner adverse to Parent or take any action or make any statement inconsistent with the Company Recommendation and (iii) the Company shall take all lawful action to secure the Company Shareholder Approval.

  (b) Preparation of Merger Registration Statement and Proxy Statement/Prospectus. If required by applicable law, promptly after the acceptance for payment of shares of Company Common Stock pursuant to the Offer, Parent and the Company shall prepare, and Parent shall file with the SEC, the Merger Registration Statement, in which the Proxy Statement/Prospectus will be included as Parent's prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement/Prospectus to its shareholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent Common Stock in the Merger. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Company.

  (c) Short-Form Merger. Notwithstanding the foregoing, if Parent or Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Common Stock pursuant to the Offer without the Company Shareholder Meeting.

  Section 7.06. Reasonable Best Efforts. Subject to Section 7.09 and the terms and conditions provided herein, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the Company's and Parent's reasonable best efforts to obtain, prior to the Acceptance Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities (other than with respect to any licenses, permits, consents, approvals, authorizations, qualifications and orders of any Antitrust Authority which the Company and Parent shall use their best efforts to obtain) and parties to contracts with the Company or Parent, as the case may be, and their respective Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and in order to comply with applicable Laws; provided, however, that except as otherwise contemplated by this Agreement, no material loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to materially increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent.

  Section 7.07. No Solicitation. (a) The Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, and its and their, officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents (collectively, "Representatives") to, immediately cease any discussions or negotiations with third parties with respect to any Takeover Proposal. The Company shall not, nor shall it authorize or permit any of its Representatives, to (i) directly or indirectly solicit, facilitate, initiate or encourage the making or submission of, any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities; provided that prior to the Acceptance Date, in response to an unsolicited Takeover Proposal that did not result from the breach of this Section 7.07 and following delivery to Parent of notice of the Takeover Proposal in compliance with its obligations under Section 7.07(d) hereof, the Company may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written Takeover Proposal if (A) a majority of the Company's Board of Directors reasonably determines in good faith (after consultation with its financial advisors) that taking such action would be reasonably likely to lead to the delivery to the Company of a Superior Proposal and (B) a majority of the Company's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to take such actions(s) in order to comply with its fiduciary duties under applicable law.

  For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or any of its Subsidiaries or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning all or any portion of any class of equity securities of the Company or any of its Subsidiaries or (iii) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction involving the Company or any of its Subsidiaries other than the Offer or the Merger; and "Superior Proposal" means a bona fide written Takeover Proposal made by a third party to purchase at least two-thirds of the outstanding equity securities of the Company pursuant to a tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets, recapitalization or similar transaction involving the Company (i) on terms which a majority of the Company's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to the Company and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and any alternative proposed by Parent or Merger Sub in accordance with Section 9.01(c)(ii) and (ii) which is reasonably capable of being consummated.

  (b) The Company agrees that, except as set forth in Section 7.07(c), neither its Board of Directors nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (ii) approve, recommend or cause it to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal.

  (c) The Company and Parent agree that, notwithstanding anything to the contrary herein, prior to the Acceptance Date, the Company and/or its Board of Directors may take the actions otherwise prohibited by Section 7.07(b) if (i) a third party makes a Superior Proposal, (ii) the Company complies with its obligations under Section 7.07(d), (iii) all of the conditions to the Company's right to terminate this Agreement in accordance with Section 9.01(c)(ii) hereof have been satisfied (including the expiration of the six Business Day period described therein and the payment of all amounts required pursuant to Section 9.03 hereof) and (iv) simultaneously therewith, this Agreement is terminated in accordance with Section 9.01(c)(ii) hereof.

  (d) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 7.07, promptly on the date of receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company provided to any other Person or group in connection with any Takeover Proposal which was not previously provided to Parent.

  (e) Parent agrees that nothing contained in this Section 7.07 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any tender offer.

  (f) The Company agrees that immediately following the execution of this Agreement, (i) it shall request each Person which has heretofore executed a confidentiality agreement in connection with such Person's consideration of acquiring the Company to return or destroy (which destruction shall be certified in writing by an executive officer of the Company) all confidential information heretofore furnished to such Person by or on its behalf and (ii) the Company shall cease and cause to be terminated immediately all existing discussions or negotiations with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal.

  Section 7.08. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall, and shall cause Merger Sub to, give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Effective Time. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

  Section 7.09. Antitrust Laws. (a) Parent and the Company shall together discuss and formulate the approach to be taken with respect to Antitrust Authorities; provided, however, that Parent shall have the right to determine the overall strategy with respect to any filings, submissions of information or documentary materials to, proceedings or negotiations with, or any other discussions, meetings, consultations, conversations or interactions with (collectively, "Contacts"), any Antitrust Authority. Without limiting the generality of the foregoing, but subject to the immediately succeeding sentence, prior to any Contacts with any Antitrust Authority by Parent or any of its Subsidiaries or by the Company or any of its Subsidiaries, Parent and the Company shall each have the right to (i) in the case of filings, submissions of information or documentary materials, review such Contacts prepared by the other party and comment with respect thereto and the other party shall be required to incorporate into such Contacts all reasonable comments of Parent or the Company, as the case may be, and (ii) discuss prior to any Contacts the appropriate approach to be taken with respect thereto. As part of its overall strategy, Parent shall determine the timing of any Contacts with any Antitrust Authority and Parent shall be entitled to act as the spokesperson in connection therewith; provided that, to the extent permitted by such Governmental Authority, Parent shall afford the Company a reasonable opportunity to participate in any such Contacts; provided further, that the Company shall not initiate any material Contacts with any Antitrust Authority regarding any of the transactions contemplated hereby without Parent's prior consent, it being understood that the Company may respond to any such Contacts or requests for Contacts which are initiated by any Antitrust Authority, or as otherwise required by applicable Law. The parties hereto agree to provide to each other copies of all correspondence between it (or its advisors) and any Antitrust Authority relating to this Agreement or any of the matters described in this Section 7.09.

  (b) Each party hereto shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "best efforts" shall include, without limitation:

    (i) in the case of each of Parent and the Company:

      (1) promptly filing with the appropriate Antitrust Authorities a Notification and Report Form or other applicable notification with respect to the transactions contemplated by this Agreement;

      (2) if Parent or the Company receives a formal request for information and documents from an Antitrust Authority, substantially complying with such formal request at the earliest practicable date following the date of its receipt thereof; and

      (3) opposing vigorously any litigation relating to the Offer, the Merger or the other transactions contemplated hereby, including, without limitation, promptly appealing any adverse court Order.

    (ii) in the case of Parent only, negotiating with respect to, and accepting at such time as permits consummation of the Offer no later than the Termination Date, a consent decree with an Antitrust Authority requiring any of Parent, Merger Sub or the Company to agree or commit to divest, hold separate or offer for sale any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Merger) as are necessary to permit Parent and Merger Sub to otherwise fully consummate the Offer and the Merger (a "Consent Decree"); provided, that nothing in this Agreement shall require Parent or any of its Subsidiaries to comply with or accept any Consent Decree which, if complied with, would, in Parent's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Parent, the Company and their Subsidiaries, taken as a whole, after giving effect to the Offer and the Merger.

  For purposes of this Agreement, (i) "Antitrust Authorities" means the Federal Trade Commission, the Antitrust Division of the Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws and (ii) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

  Section 7.10. Directors' and Officers' Insurance. (a) The Articles of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability substantially as set forth in the Company's Articles of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

  (b) For a period of six years from the Effective Time, the Surviving Corporation shall either (i) maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties"); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that the Surviving Corporation may substitute for the Company policy policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (ii) if such insurance coverage is not otherwise available, cause Parent's directors' and officers' liability insurance then in effect to cover those Persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

  (c) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation, from and after the Effective Time, shall pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, that any Indemnified Party to whom expenses are advanced shall, prior to receiving any such advance, if required by applicable law, provide Parent with an undertaking to repay such advance, in full, as promptly as reasonably practicable after it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder. Subject to Section 7.10(d) below, the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 7.10 or any action which is indemnifiable hereunder.

  (d) Any Indemnified Party wishing to claim indemnification under paragraph
(a) or (c) of this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party) and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; provided that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

  Section 7.11. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by law, court process or by obligations pursuant to any listing agreement with a national securities exchange.

  Section 7.12. Transfer Tax. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

  Section 7.13. NYSE Listing. Parent shall use its best efforts to cause the Parent Common Stock to be issued in connection with the Offer and the Merger to be listed on the NYSE, subject to official notice of issuance.

  Section 7.14. Affiliates of the Company. Not less than 15 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all Persons who, to the Company's knowledge, at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "Rule 145 Affiliate"). The Company shall use its reasonable best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent prior to the Effective Time, a written agreement, in customary form (a "Rule 145 Affiliate Agreement").

  Section 7.15. Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

  Section 7.16. Employee Benefits. (a) From and after the Effective Time, Parent and the Surviving Corporation shall honor all Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. For a period of not less than one year following the Effective Time, Parent shall provide, or cause to be provided, to current and former employees of the Company and its Subsidiaries who are not collectively bargained employees (the "Company Employees") compensation and employees benefits that are, in the aggregate for all Company employees taken as a whole (and not on an individual basis) not less favorable than those provided to Company Employees under the material Company

Employee Benefit Plans immediately before the Effective Time. The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular Company Employee Benefit Plan or compensation arrangement to the extent permitted by its terms as in effect immediately before the Effective Time, nor shall it be construed to require the provision or continuation of any compensation or benefit to any Company Employee not otherwise entitled by virtue of his employment status or terms of a relevant Company Benefit Plan. From and after the Acceptance Date, Parent will cause the Company to comply with this covenant.

  (b) For all purposes under the employee benefit plans of Parent and its Affiliates providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Benefit Plans, provided, that the foregoing shall not apply to the extent that is application would result in a duplication of benefits or for newly established plans and programs for which prior service of Parent employees is not taken into account. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company employee benefit plan or compensation arrangement or agreements in which such Company Employee participated immediately before the transfer to the New Plan (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for each employee who, at the time of transfer to such New Plan, is participating in an Old Plan providing such benefit and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes for satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

  (c) For so long after the Effective Time as the Company maintains the cash or deferred arrangement under Section 401(k) of the Code in which Company Employees participate immediately prior to the Effective Time, (the "401(k) Plan"), and Parent maintains a 401(k) plan with a loan feature for similarly situated employees, Parent shall cause the 401(k) Plan to retain the loan feature of such plan.

  (d) For a period of at least one year following the Effective Time, Parent shall maintain a severance plan which provides substantially similar benefits as the Company's Salary Continuation Plan (as in effect at the Effective
Time), but which allows the payment of severance benefits in a lump sum at Parent's discretion, and allows the payment by Parent of COBRA premiums for the salary continuation period in lieu of continued participation in any active medical plan.

  (e) In addition, Parent acknowledges that the other actions described in
Section 7.16 of the Company Disclosure Schedule have been or shall be taken.

  Section 7.17. Voting of Shares. Parent agrees to vote all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Shareholder Meeting.

  Section 7.18. The Company Rights Plan. Prior to the Effective Time, the Company shall take all necessary action to (i) amend the Rights Agreement so as to accelerate the Final Expiration Date (as such term is used in the Rights Agreement) to a date which is immediately prior to the Effective Time, and
(ii) ensure that after such acceleration (A) none of the Company, Parent or Merger Sub shall have any obligations under the Company Rights or Rights Agreement and (B) none of the holders of the Rights shall have any rights under the Rights or Rights Agreement.

  Section 7.19. Fees and Expenses. Whether or not the Offer or the Merger is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except expenses incurred in connection with the filing, printing and mailing of the Offer Documents, the Schedule 14D-9 and the Proxy Statement, which shall be shared equally by Parent and the Company.

  Section 7.20. Merger Sub. (a) As soon as practicable after the date hereof, Parent shall form, or cause to be formed, Merger Sub and shall cause Merger Sub to execute this Agreement.

  (b) Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and will have no Subsidiaries and will undertake no business or activities other than in connection with this Agreement and engaging in the transactions contemplated hereby.

  (c) Parent will take all action necessary to cause Merger Sub to take all actions required of it under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

                                 ARTICLE VIII

                           Conditions to the Merger

  Section 8.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver, of the following conditions:

    (a) to the extent required by applicable law, this Agreement shall have been approved by the shareholders of the Company in accordance with the VSCA;

    (b) no provision of any applicable Law and no Order shall prohibit the consummation of the Merger;

    (c) Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

    (d) if required, the Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn; and

    (e) Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.

                                  ARTICLE IX

                                  Termination

  Section 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder
Approval:

    (a) by mutual written consent of Parent and the Company; or

    (b) by Parent:

      (i) if at any time prior to the Acceptance Date, the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (iii)(f) of Annex I, (B) cannot be or has not been cured prior to the earlier of
    (x) 30 days following receipt by the Company of written notice from Parent of such breach or failure to perform and (y) the Termination Date and (C) has not been waived by Parent pursuant to the provisions hereof;

      (ii) if at any time after the date hereof and prior to the Acceptance Date, (A) the Company, or its Board of Directors, as the case may be, shall have (1) entered into any agreement with respect to any Takeover Proposal other than the Offer or the Merger and other than a confidentiality agreement contemplated by Section 7.07, (2) amended, conditioned, qualified, withdrawn or modified, or proposed or resolved to do so, in a manner adverse to Parent or Merger Sub, its approval and recommendation of the Offer, the Merger and this Agreement, or (3) approved or recommended, or proposed to approve or recommend, any Takeover Proposal other than the Offer or the Merger, or (B) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing; or

      (iii) if at any time prior to the Acceptance Date the Company breaches any of its obligations under Section 7.07 or Section 9.01(c) hereof;

    (c) by the Company:

      (i) if at any time prior to the Acceptance Date, Parent has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by Parent of written notice from the Company of such breach or failure to perform and (y) the Termination Date and
    (B) has not been waived by the Company;

      (ii) if at any time prior to the Acceptance Date a Superior Proposal is received by the Company and the Board of Directors of the Company reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; provided that the Company may not terminate this Agreement pursuant to this Section 9.01(c)(ii) unless and until (A) six Business Days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such six Business Day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, with the intent of enabling the parties hereto to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (B) at the end of such six Business Day period the Takeover Proposal continues in the judgment of the Board of Directors of the Company to constitute a Superior Proposal and the Board of Directors of the Company confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; and (C) (x) at or prior to such termination, Parent has received all amounts due under Section 9.03 hereof by wire transfer in same day funds and (y) immediately following such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

    (d) by either Parent or the Company:

      (i) if the Offer has not been consummated on or before February 28, 2001 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or prior to the aforesaid date; or

      (ii) if any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such Order or other action shall have become final and nonappealable.

  Section 9.02. Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except that Section 7.02, Section 7.19, this Section
9.02 and Sections 9.03, 10.03, 10.04, 10.05, 10.11 and 10.13 shall survive the termination); provided, however, that nothing contained in this Section 9.02 or in Section 9.03 (except the proviso to Section 9.03(c)) shall relieve any party hereto from any liability for any breach of this Agreement.

  Section 9.03. Payment of Certain Fees. (a) If this Agreement is terminated by Parent in accordance with Section 9.01(b)(ii)(A)(1), Section
9.01(b)(ii)(A)(2), or Section 9.01(b)(ii)(A)(3), or by the Company in accordance with Section 9.01(c)(ii), then the Company shall pay to Parent in immediately available funds, a termination fee in an amount equal to $125 million (the "Termination Fee").

  (b) If this Agreement is terminated by Parent or the Company pursuant to
Section 9.01(b)(ii)(B), Section 9.01(b)(iii) or Section 9.01(d)(i) hereof and a Takeover Proposal has been made and publicly announced or communicated to the Company's shareholders after the date of this Agreement and prior to the Termination Date, and concurrently with or within twelve months of the date of such termination a Third Party Acquisition Event occurs, then the Company shall within 15 Business Days of the occurrence of such Third Party Acquisition Event pay to Parent the Termination Fee.

  "Third Party Acquisition Event" shall mean earlier of (i) the consummation of a Takeover Proposal involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted a Takeover Proposal or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

  (c) The Company and Parent agree that, if (1) this Agreement is terminated by Parent or the Company pursuant to Section 9.01(d)(i) or 9.01(d)(ii) and (2) at the time of such termination, (I) any of the events or circumstances under clauses (ii), (iii)(a) or (iii)(b) of Annex I occur or exist and continue and
(II) no events or circumstances under clauses (iii)(c), (iii)(e), (iii)(f), or
(iii)(h) of Annex I shall occur or exist, then Parent shall pay to the Company a fee of $125 million (the "Reverse Termination Fee"). The Reverse Termination Fee shall be the exclusive remedy of the Company with respect to such termination; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

  (d) Any payment of fees pursuant to this Section 9.03 shall be made within five Business Days after termination of this Agreement (or as otherwise expressly set forth in this Agreement) by wire transfer of immediately available funds. If either party fails to pay or reimburse the other party for any fees due hereunder, such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuits or other legal action, taken to collect payment, together with interest on the amount of any unpaid and unreimbursed fees at the publicly announced prime rate of Citibank, N.A. from the date such payment or reimbursement was required to be made to the date that it is made.

                                   ARTICLE X

                                 Miscellaneous

  Section 10.01. Representations and Warranties. The respective representations and warranties of the Company, on the one hand, and Parent, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire on, and be terminated and extinguished at, the Effective Time and thereafter neither the Company nor Parent shall be under any liability whatsoever with respect to any such representation or warranty. This Section 10.01 shall have no effect upon any other obligation, covenant or agreement of the parties hereto, which shall survive in accordance with their terms.

  Section 10.02. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company or Parent, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  Section 10.03. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

  (a)if to the Company, to it at:

    Fort James Corporation
    1650 Lake Cook Road
    Deerfield, IL 60015
    Telecopy: (847) 317-5481
    Attention: Clifford A. Cutchins, Esq.

  with a copy (which shall not constitute notice) to:

    Watchell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Telecopy: 212-403-2000
    Attention: Patricia A. Vlahakis, Esq.

  (b)if to Parent, to it at:

    Georgia-Pacific Corporation
    133 Peachtree Street, N.E.
    Atlanta, GA 30303
    Telecopy: (404) 230-7543
    Attention: James F. Kelley, Esq.

  with a copy (which shall not constitute notice) to:

    Shearman & Sterling
    599 Lexington Avenue
    New York, New York 10022
    Telecopy: 212-848-7179
    Attention: Creighton O. Condon, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

  Section 10.04. Entire Agreement. This Agreement and the schedules and other documents referred to herein or delivered pursuant hereto or simultaneously herewith and the Confidentiality Agreement, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

  Section 10.05. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 7.10 and 7.15 hereof, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof pursuant to Sections 7.10 and 7.15, who are intended to be third-party beneficiaries thereof, and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign and transfer its right and obligations hereunder to any of its Affiliates. Except as provided in the immediately preceding sentence, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  Section 10.06. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Acceptance Date (notwithstanding the Company Shareholder Approval), by action taken by the respective Boards of Directors of Parent and the Company or by the respective officers authorized by such Boards of Directors or otherwise, as the case may be; provided, however, that after the Company Shareholder Approval, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval.

  Section 10.07. Further Actions. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

  Section 10.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 10.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

  Section 10.11. Applicable Law. Except as mandatorily required under the laws of the State of Georgia or the Commonwealth of Virginia, this Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

  Section 10.12. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  Section 10.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the date first above written.

                                          Georgia-Pacific Corporation

                                                     /s/ A. D. Correll
                                          By: _________________________________
                                             Name: A.D. Correll
                                             Title: Chairman, CEO & President

                                          Fenres Acquisition Corp.

                                                     /s/ A. D. Correll
                                          By: _________________________________
                                             Name: A.D. Correll
                                             Title: Chairman, CEO and
                                              President

                                          Fort James Corporation

                                                    /s/ Miles L. Marsh
                                          By: _________________________________
                                             Name: Miles L. Marsh
                                             Title: Chairman & CEO

                                                                        ANNEX I

                            CONDITIONS OF THE OFFER

  Notwithstanding any other provision of the Offer, but subject to compliance with Section 2.01(a) of the Agreement and Plan of Merger dated as of July 16, 2000 among Parent, Merger Sub and the Company (the "Merger Agreement") (each defined term used herein shall have the meaning assigned to such term in the Merger Agreement), Merger Sub shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer, and may extend or amend the Offer in accordance with the Merger Agreement, if (i) the Minimum Condition shall not have been satisfied; (ii) the applicable waiting period under the HSR Act or any material European antitrust filing shall not have expired or been terminated; or (iii) on or after the date of the Merger Agreement and at or prior to the Acceptance Date, any of the following events or circumstances occurs or exists and is continuing:

    (a) there shall have been instituted or pending any litigation, suit, claim, action or proceeding before any federal or state court of the United States of America (other than (i) any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated, (ii) any such action or proceeding in which the United States Department of Justice, or the Federal Trade Commission or any applicable state authority does not file within 10 Business Days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (1) through (3) of this paragraph (a), or (iii) an action filed with consent of Merger Sub) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (1) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly (in each case, under Antitrust
  Laws) , the making of the Offer, the acceptance for payment of any shares of Company Common Stock by Parent, Merger Sub or any other Affiliate of Parent, or the consummation of any other transaction contemplated by the Merger Agreement; (2) seeking an order of divestiture that, if complied with, would, in Parent's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Parent, the Company and their Subsidiaries, taken as a whole, after giving effect to the Offer and the Merger; or (3) seeking (under Antitrust Laws) to impose or confirm any limitation on the ability of Parent, Merger Sub or any other Subsidiary of Parent to exercise effectively full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; provided, however, that no such litigation or proceeding shall constitute a condition to Merger Sub's obligations under the Offer to the extent that Parent or Merger Sub is in breach of its obligations under Section 7.09 thereof;

    (b) there shall have been (i) any Law enacted, promulgated, amended, issued or deemed applicable to (1) Parent, the Company or any of their respective Subsidiaries or (2) any transaction contemplated by the Merger Agreement or (ii) entered, promulgated or enforced by any court or Governmental Authority, any Order of any kind which prohibits, restrains, restricts or enjoins the consummation of the Offer or has effect of making the Offer illegal, in each case, by any legislative body or Governmental Authority that would result, directly or indirectly, in any of the consequences referred to in clauses (1) through (3) of paragraph (a) above; provided, however, that no such Law or Order shall constitute a condition to Merger Sub's obligations under the Offer to the extent Parent or Merger Sub is in breach of its obligations under Section 7.09 thereof;

    (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index),
  (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or Governmental Authority, on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

    (d) Parent Common Stock to be issued in the Offer shall not have been authorized for listing on the NYSE, subject to official notice of issuance;

    (e) other than with respect to any Order that is the subject of paragraph
  (a) or (b) above, there shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority any Order which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal;

    (f) the Company shall have breached or failed to perform in any material respect (i) its obligations under the Merger Agreement, (ii) the representations and warranties of the Company contained in the Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true when made or at any time prior to the consummation of the Offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), or (iii) the representations and warranties of the Company contained in the Merger Agreement that are not so qualified shall not have been true when made or at any time prior to the consummation of the offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (iii) only, for such inaccuracies as are not reasonably likely to, individually or in the aggregate, result in a Company Material Adverse Effect; and

    (g) the Merger Agreement shall have been terminated in accordance with its terms;

    (h) a stop order suspending the effectiveness of the Offer Registration Statement shall have been issued by the SEC or any proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

  The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                        ANNEX B

                                                                  July 16, 2000

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

Board of Directors
Fort James Corporation
1650 Lake Cook Road
Deerfield, Illinois 60015-4753

Members of the Board:

  We understand that Fort James Corporation (the "Company"), Georgia-Pacific Corporation (the "Buyer") and Fenres Acquisition Corp., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, dated July 16, 2000 (the "Merger Agreement"), which provides, among other things, for (i) the commencement by Acquisition Sub of an exchange offer (the "Exchange Offer") to purchase all outstanding shares of common stock, par value $.10 per share, including the associated Company Rights as defined in the Merger Agreement, of the Company (the "Common Stock") for $29.60 per share of Common Stock, net to the seller in cash, and
 .2644 shares, subject to adjustment in certain circumstances as provided for in the Merger Agreement, of common stock, par value $.80 per share, including the associated Parent Rights as defined in the Merger Agreement, of the Buyer (the "Buyer Common Stock") per share of Common Stock (collectively, the "Consideration"); and (ii) the subsequent merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer and each outstanding share of Common Stock of the Company, other than shares held in treasury or held by the Buyer or any affiliate of the Company or the Buyer, will be converted into the right to receive the Consideration. The terms and conditions of the Exchange Offer and the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

  For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other information of the Company and the Buyer;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  (iii) reviewed certain internal financial statements and other financial and operating data concerning the Buyer prepared by the management of the Buyer;

  (iv) reviewed certain financial projections prepared by the management of the Company;

  (v) reviewed certain financial projections prepared by the management of the Buyer;

  (vi) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Exchange Offer and the Merger, with senior executives of the Company;

  (vii) discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Exchange Offer and the Merger, with senior executives of the Buyer;

  (viii) reviewed the pro forma impact of the Exchange Offer and the Merger on the Buyer's earnings per share, cash flow, consolidated capitalization and financial ratios;

  (ix) reviewed the reported prices and trading activity for the Common Stock and the Buyer Common Stock;

  (x) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (xi) compared the financial performance of the Buyer and the prices and trading activity of the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xiii) participated in discussions and negotiations among representatives of the Company, the Buyer and their financial and legal advisors;
  (xiv)  reviewed the Merger Agreement, and certain related documents; and

  (xv) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Exchange Offer and the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Exchange Offer and the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have assumed that, in connection with the receipt of all the necessary regulatory approvals for the Exchange Offer and the Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Exchange Offer and the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any of the parties, other than the Buyer, which expressed interest to us in the possible acquisition of the Company or certain of its constituent businesses.

  We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and the Buyer and have received fees for the rendering of these services. In connection with the Exchange Offer and the Merger, Morgan Stanley may provide certain financing services for the Buyer. In addition, an officer of the Company serves on the Board of Directors of the parent of Morgan Stanley.

  It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in connection with the Exchange Offer or the Merger. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade at any time or after the consummation of the Exchange Offer or the Merger, and we express no opinion or recommendation as to whether holders of Common Stock should tender their shares in the Exchange Offer or as to how holders of Common Stock should vote at any shareholders' meeting held in connection with the Merger.

  Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By: /s/ William H. Strong
                                          -------------------------------
                                               William H. Strong
                                               Vice Chairman and Managing
                                               Director

  Facsimile copies of letters of transmittal, properly completed and duly executed, will be accepted. The appropriate letter of transmittal, certificates for shares of Fort James common stock and any other required documents should be sent delivered by each Fort James stockholder or his broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth below.

                     The Exchange Agent for the offer is:

             By Mail:                By Facsimile Transmission:              By Hand:
   EquiServe Trust Company, N.A.  (For Eligible Institutions Only)          EquiServe
          P.O. Box 842010                  1-201-222-4291          c/o Securities Transfer and
       Boston, MA 02284-2010                                           Report Services Inc.
                                    For Confirmation Telephone:      Attn: Corporate Actions
                                           1-201-222-2542          100 William Street, Galleria
                                                                     New York, New York 10038

                               ----------------

                              Overnight Courier:
                         EquiServe Trust Company, N.A.
                              40 Campanelli Drive
                              Braintree, MA 02184
                         Attn: Fort James Corporation

  Any questions or requests for assistance or additional copies of the prospectus, the letter of transmittal and the notice of guaranteed delivery and related exchange offer materials may be directed to the information agent at the telephone numbers and location listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the offer.

            The Information Agent for the offer and the merger is:

LOGO
                             D.F. KING & CO., INC.
                                77 Water Street
                           New York, New York 10005

                         Call Collect: 1-212-269-5550
                        Call Toll Free: 1-888-460-7637

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

  Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify a director against liability incurred (a) in a civil proceeding (i) if, in the case of conduct in such director's capacity as a director, the conduct of such director was in good faith and reasonably believed by such director to be in the best interests of the corporation and (ii) if, in all other cases, such director's conduct was at least not opposed to the best interests of the corporation and (b) in a criminal proceeding, if the director had no reasonable cause to believe that such conduct was unlawful. Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses if it is determined that the director has met the relevant standard of conduct under
Section 14-2-851, or (2) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, an appropriate court may order a corporation to indemnify a director under certain circumstances if such court determines that it is fair and reasonable to indemnify such director.

  Section 14-2-852 of the GBCC provides that, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation against reasonable expenses incurred by the director in connection with such proceeding.

  Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer of the corporation to the same extent as a director and, if the officer is not a director (or if the officer is also a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contractually, except for liability arising out of conduct that constitutes (1) appropriation of any business opportunity of the corporation, (2) acts or omissions which involve intentional misconduct or a knowing violation of law or (3) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contractually.

  In accordance with Georgia-Pacific's restated articles of incorporation, as amended, a director of Georgia-Pacific is not liable to Georgia-Pacific or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability related to (1) any appropriation of any business opportunity of Georgia-Pacific, (2) acts or omissions that involve intentional misconduct or a willful violation of law or
(3) any transaction from which the director received an improper personal benefit.

  In accordance with Georgia-Pacific's restated bylaws, every person who is or was a director, officer, employee or agent of Georgia-Pacific, or of any enterprise in which he served as such at the request of Georgia-Pacific, will be indemnified by Georgia-Pacific against any and all liability and expenses actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, in which such person may become involved, as a party or otherwise, or with which such person may be threatened, by reason of being or having been a director, officer, employee or agent of Georgia-Pacific or such other enterprise, or by reason of any action taken or omitted by such person in such person's capacity as such director, officer, employee or agent whether or not such person continues to be such at the time such liability or expense have been incurred.

  Every person, to the extent that such person has been successful on the merits or otherwise with respect to any proceeding is entitled to indemnification as of right for expenses actually and reasonably incurred by such person in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under Georgia-Pacific's restated bylaws, the board of directors of Georgia-Pacific will, if the claim is made by a director or officer of Georgia-Pacific, determine whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. If such determination has not been made within 90 days after the claim is asserted, the claimant has the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders. If a claim is made by a person who is not a director or officer of Georgia-Pacific, the appropriate officers of Georgia-Pacific will determine, subject to applicable law, the manner in which there will be made the determination as to whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. In the case of each claim for indemnification, Georgia-Pacific will pay the claim to the extent the determination is favorable to the person making the claim.

  (A) In the case of a proceeding other than by or in the right of Georgia-Pacific to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner reasonably believed to be in or not opposed to the best interests of Georgia-Pacific, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by such person.

  (B) In the case of a proceeding by or in the right of Georgia-Pacific to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of Georgia-Pacific; provided, however, that no indemnification will be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent has been adjudged to be liable to Georgia-Pacific unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

  Pursuant to Georgia-Pacific's restated bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of Georgia-Pacific with respect to any proceeding of the character described in the first sentence of the preceding paragraph will be advanced by Georgia-Pacific prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it has been ultimately determined that he is not entitled to indemnification. Indemnification and advancement of expenses pursuant to Georgia-Pacific's restated bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

  Georgia-Pacific carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

  The merger agreement provides that the articles of incorporation and the by-laws of the surviving corporation will contain the provisions with respect to indemnification and exculpation from liability substantially as set forth in Fort James' articles of incorporation and by-laws, which provisions will not be modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who on or prior to the effective time were directors, officers, employees or agents of Fort James, unless such modification is required by law.

  For a period of six years from the effective time, the surviving corporation will either (i) maintain in effect Fort James' current directors' and officers' liability insurance; provided, however, that in no event will

Georgia-Pacific be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Fort James for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that the surviving corporation may substitute for Fort James policy policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the effective time or (ii) if such insurance coverage is not otherwise available, cause Georgia-Pacific's directors' and officers' liability insurance then in effect to cover Fort James' directors and officers with respect to those matters covered by Fort James' policy.

  The merger agreement also provides that the surviving corporation will indemnify its directors and officers to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of Fort James or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of Fort James or any of its subsidiaries occurring prior to the effective time of the merger, and will, from and after the effective time, pay, as incurred, such persons' reasonable legal and other expenses incurred in connection therewith.

ITEM 21. Exhibits and Financial Statement Schedules

  (a) List of Exhibits.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------

   2     Agreement and Plan of Merger, dated as of July 16, 2000, among
         Georgia-Pacific Corporation, Fenres Acquisition Corp. and Fort James
         Corporation (included as Annex A to this Prospectus).

   3.1   Restated Articles of Incorporation of Georgia-Pacific Corporation
         (incorporated by reference to Exhibit 4.1 of Georgia-Pacific
         Corporation's Registration Statement on Form S-8, dated December 18,
         1997).

   3.2   Amendment to the Restated Articles of Incorporation of Georgia-Pacific
         Corporation, dated March 26, 1998 (incorporated by reference to
         Exhibit 3.1 of Georgia-Pacific Corporation's Quarterly Report for the second quarter of 1998 on Form 10-Q filed on August 13, 1998).

   3.3 Restated Bylaws of Georgia-Pacific Corporation (incorporated by reference to Exhibit 3.2 of Georgia-Pacific Corporation's Annual
         Report for the fiscal year of 1999 on Form 10-K filed on March 31,
         2000).

   5     Opinion of James F. Kelley, Executive Vice President and General
         Counsel of Georgia-Pacific Corporation, as to the validity of the securities being registered (to be filed by amendment).

  23.1   Consent of Arthur Andersen LLP (for Georgia-Pacific Corporation).

  23.2   Consent of PricewaterhouseCoopers (for Fort James Corporation).

  23.3   Consent of James F. Kelley, Executive Vice President and General
         Counsel of Georgia-Pacific
         Corporation (included in the opinion filed as Exhibit 5 to this Registration Statement).

   24    Power of Attorney (included on the signature page of this Registration
         Statement).

  99.1   Form of Letter of Transmittal.

  99.2   Form of Notice of Guaranteed Delivery.

  99.3   Form of Letter to Brokers, Dealers, etc.

  99.4   Form of Letter to Clients.

  99.5   Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9.

  99.6 Consent of Morgan Stanley & Co. Incorporated (included as Annex B to this Prospectus).

  (b) Not applicable.

  (c) Not applicable.

ITEM 22. Undertakings

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will, be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta on August 18, 2000.

                                          GEORGIA-PACIFIC CORPORATION
                                          (Registrant)

                                          By:  /s/ A.D. Correll
                                          Name: A.D. Correll
                                          Title: Chairman, Chief Executive
                                                 Officer and President

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints A.
D. Correll, Danny W. Huff and James F. Kelley his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ A. D. Correll              Director, Chairman, Chief    August 18, 2000
______________________________________  Executive Officer and
            A. D. Correll               President (Principal
                                        Executive Officer)

        /s/ Danny W. Huff              Executive Vice President--   August 18, 2000
______________________________________  Finance and Chief
            Danny W. Huff               Financial Officer
                                        (Principal Financial
                                        Officer)

       /s/ James E. Terrell            Vice President and           August 18, 2000
______________________________________  Controller
           James E. Terrell             (Principal Accounting
                                        Officer)

       /s/ James S. Balloun            Director                     August 18, 2000
______________________________________
           James S. Balloun


              Signature                       Title                      Date
              ---------                       -----                      ----
       /s/ Robert Carswell                      Director            August 18, 2000
______________________________________
           Robert Carswell

          /s/ Jane Evans                        Director            August 18, 2000
______________________________________
              Jane Evans

                                                Director
______________________________________
           Donald V. Fites

                                                Director
______________________________________
       Harvey C. Fruehauf, Jr.

                                                Director
______________________________________
         Richard V. Giordano

        /s/ David R. Goode                      Director            August 18, 2000
______________________________________
            David R. Goode

                                                Director
______________________________________
          M. Douglas Ivester

        /s/ James P. Kelly                      Director            August 18, 2000
______________________________________
            James P. Kelly

   /s/ Louis W. Sullivan, M.D.                  Director            August 18, 2000
______________________________________
       Louis W. Sullivan, M.D.

      /s/ James B. Williams                     Director            August 18, 2000
______________________________________
          James B. Williams

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   2     Agreement and Plan of Merger, dated as of July 16, 2000, among
         Georgia-Pacific Corporation, Fenres Acquisition Corp. and Fort James
         Corporation (included as Annex A to the Prospectus).

   3.1   Restated Articles of Incorporation of Georgia-Pacific Corporation
         (incorporated by reference to Exhibit 4.1 of Georgia-Pacific
         Corporation's Registration Statement on Form S-8, dated December 18,
         1997).

   3.2   Amendment to the Restated Articles of Incorporation of Georgia-Pacific
         Corporation, dated March 26, 1998 (incorporated by reference to
         Exhibit 3.1 of Georgia-Pacific Corporation's Quarterly Report for the second quarter of 1998 on Form 10-Q filed on August 13, 1998).

   3.3 Restated Bylaws of Georgia-Pacific Corporation (incorporated by reference to Exhibit 3.2 of Georgia-Pacific Corporation's Annual
         Report for the fiscal year of 1999 on Form 10-K filed on March 31,
         2000).

   5     Opinion of James F. Kelley, Executive Vice President and General
         Counsel of Georgia-Pacific Corporation, as to the validity of the securities being registered (to be filed by amendment).

  23.1   Consent of Arthur Andersen LLP (for Georgia-Pacific Corporation).

  23.2   Consent of PricewaterhouseCoopers (for Fort James Corporation).

  23.3   Consent of James F. Kelley, Executive Vice President and General
         Counsel of Georgia-Pacific Corporation (included in the opinion filed as Exhibit 5 to this Registration Statement).

  24     Power of Attorney (included on the signature page of this Registration
         Statement).

  99.1   Form of Letter of Transmittal.

  99.2   Form of Notice of Guaranteed Delivery.

  99.3   Form of Letter to Brokers, Dealers, etc.

  99.4   Form of Letter to Clients.

  99.5   Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9.

  99.6 Consent of Morgan Stanley & Co. Incorporated (included as Annex B to the Prospectus).
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